Exhibit 99.1

EXECUTION VERSION

Published CUSIP Numbers:

Deal: 71404HAL9

Revolver: 71404HAM7

CREDIT AGREEMENT

Dated as of August 24, 2021

among

PERKINELMER, INC.,

PERKINELMER HEALTH SCIENCES, INC.,

PERKINELMER LIFE SCIENCES INTERNATIONAL HOLDINGS,

PERKINELMER GLOBAL HOLDINGS S.À R.L,

PERKINELMER HEALTH SCIENCES B.V.

and

CERTAIN OTHER SUBSIDIARIES OF PERKINELMER, INC.,

as Borrowers,

BANK OF AMERICA, N.A.,

as the Administrative Agent, the Swing Line Lender and an L/C Issuer,

GOLDMAN SACHS BANK USA,

as Syndication Agent,

JPMORGAN CHASE BANK, N.A.

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Co-Documentation Agents,

The Other Lenders Party Hereto

and

The Other L/C Issuers Party Hereto

GOLDMAN SACHS BANK USA,

BANK OF AMERICA, N.A.,

JPMORGAN CHASE BANK, N.A.

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Joint Lead Arrangers and Joint Bookrunners

i

Table of Contents (continued)

Table of Contents (continued)

Table of Contents (continued)

		Page
Section 11.21	Acknowledgement Regarding Any Supported QFCs	139
Section 11.22	Notice of Prepayment and Termination of Existing Credit Agreement	140
Section 11.23	Termination of Existing Agreement	140

SCHEDULES

1.01	Existing Letters of Credit
2.01	Commitments and Applicable Percentages
2.03	L/C Commitments
5.01	Existence, Qualification and Power
7.01	Existing Liens
7.03	Existing Indebtedness
11.02	Administrative Agent’s Office; Certain Addresses for Notices

EXHIBITS

Form of

A	Assignment and Assumption
B	Augmenting Lender Supplement
C	Committed Loan Notice
D	Compliance Certificate
E-1	Designated Borrower Agreement
E-2	Designated Borrower Termination
F	Increasing Lender Supplement
G	Letter of Credit Report
H	Note
I	Notice of Additional L/C Issuer
J	Notice of Loan Prepayment
K	Swing Line Loan Notice
L-1-4	U.S. Tax Compliance Certificates

CREDIT AGREEMENT

This CREDIT AGREEMENT (as amended, amended and restated, modified, extended, restated, replaced or supplemented from time to time, and including all schedules, exhibits and annexes hereto, this “Agreement”) is entered into as of August 24, 2021 among PERKINELMER, INC., a Massachusetts corporation (the “Company”), PERKINELMER HEALTH SCIENCES, INC., a Delaware corporation (“Health Sciences”), PERKINELMER LIFE SCIENCES INTERNATIONAL HOLDINGS, a company incorporated and registered under the laws of England and Wales with registered number 04418157 (the “UK Borrower”), PERKINELMER GLOBAL HOLDINGS S.À R.L., a private limited liability company (société à responsabilité limitée) incorporated under the laws of Luxembourg, having its registered office at 68-70 Boulevard de la Pétrusse, L-2320 Luxembourg-city, Luxembourg, registered with the Luxembourg Trade and Companies Register (registre de commerce et des sociétés, Luxembourg) under number B217121 (the “Luxembourg Borrower”), PERKINELMER HEALTH SCIENCES B.V., a private company with limited liability incorporated under the laws of the Netherlands (besloten vennootschap met beperkte aansprakelijkheid) having its official seat (statutaire zetel) in Groningen, and its office at Groningen, Rigaweg 22 (9723TH), registered with the Dutch Trade Register of the Chamber of Commerce under number 02027119 (the “Dutch Borrower”), certain other Subsidiaries of the Company from time to time party hereto pursuant to Section 2.14 (each, a “Designated Borrower” and collectively, the “Designated Borrowers”; the Designated Borrowers, together with the Company, Health Sciences, the UK Borrower, the Luxembourg Borrower and the Dutch Borrower, each a “Borrower” and collectively, the “Borrowers”), the Lenders, BANK OF AMERICA, N.A., as the Administrative Agent, the Swing Line Lender and an L/C Issuer, and the other L/C Issuers party hereto.

WHEREAS, the Borrowers have requested that the Lenders, the Swing Line Lender and the L/C Issuers make loans and other financial accommodations to the Company and its Subsidiaries as set forth herein; and

WHEREAS, the Lenders, the Swing Line Lender and the L/C Issuers have agreed to make such loans and other financial accommodations to the Company and its Subsidiaries, on the terms and subject to the conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto hereby covenant and agree as follows:

ARTICLE I.

DEFINITIONS AND ACCOUNTING TERMS

Section 1.01    Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“Acquisition” means the acquisition by the Company or one or more of the Company’s wholly-owned subsidiaries of all of the outstanding equity interests of BioLegend, Inc. pursuant to the Acquisition Agreement.

“Acquisition Agreement” means that certain Agreement and Plan of Merger (including the exhibits, schedules and all related documents thereto) dated as of July 25, 2021 among, the Company, Burton Acquisition I, Inc., Burton Acquisition II, Inc., the Target and Gene Lay, solely in his capacity as the stockholder representative, as amended, supplemented or otherwise modified from time to time.

“Additional Commitment Lender” has the meaning specified in Section 2.16(d).

“Adjustment” has the meaning specified in Section 3.03(b).

“Administrative Agent” means Bank of America (or any of its designated branch offices or affiliates) in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means, with respect to any currency, the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 11.02 with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time notify the Company and the Lenders.

“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Aggregate Commitments” means the Commitments of all the Lenders. The Aggregate Commitments in effect on the Closing Date equal ONE BILLION FIVE HUNDRED MILLION DOLLARS ($1,500,000,000).

“Agreement” has the meaning specified in the introductory paragraph hereto.

“Agreed Currency” means Dollars or any Alternative Currency, as applicable.

“Agreement Currency” has the meaning specified in Section 11.18.

“Alternative Currency” means each of Euros, Yen, and Sterling, together with each other currency (other than Dollars) that is approved in accordance with Section 1.05.

“Alternative Currency Daily Rate” means, for any day, with respect to any Credit Extension:

(a)    denominated in Sterling, the rate per annum equal to SONIA determined pursuant to the definition thereof plus the SONIA Adjustment; and

(b)    denominated in any other Alternative Currency (to the extent such Loans denominated in such currency will bear interest at a daily rate), the daily rate per annum as designated with respect to such Alternative Currency at the time such Alternative Currency is approved by the Administrative Agent and the relevant Lenders pursuant to Section 1.05(a) plus the adjustment (if any) determined by the Administrative Agent and the relevant Lenders pursuant to Section 1.05(a) in their reasonable discretion;

provided, that, if any Alternative Currency Daily Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement. Any change in an Alternative Currency Daily Rate shall be effective from and including the date of such change without further notice.

“Alternative Currency Daily Rate Loan” means a Committed Loan that bears interest at a rate based on the definition of “Alternative Currency Daily Rate.” All Alternative Currency Daily Rate Loans must be denominated in an Alternative Currency.

“Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Alternative Currency with Dollars.

“Alternative Currency Loan” means an Alternative Currency Daily Rate Loan or an Alternative Currency Term Rate Loan, as applicable.

“Alternative Currency Term Rate” means, for any Interest Period, with respect to any Credit Extension:

(a)    denominated in Euros, the rate per annum equal to the Euro Interbank Offered Rate (“EURIBOR”), as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) on the day that is two TARGET Days preceding the first day of such Interest Period with a term equivalent to such Interest Period;

(b)    denominated in Yen, the rate per annum equal to the Tokyo Interbank Offer Rate (“TIBOR”), as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) on the Rate Determination Date with a term equivalent to such Interest Period; and

(c)    denominated in any other Alternative Currency (to the extent such Loans denominated in such currency will bear interest at a term rate), the term rate per annum as designated with respect to such Alternative Currency at the time such Alternative Currency is approved by the Administrative Agent and the relevant Lenders pursuant to Section 1.05(a) plus the adjustment (if any) determined by the Administrative Agent and the relevant Lenders pursuant to Section 1.05(a) in their reasonable discretion;

provided, that, if any Alternative Currency Term Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

“Alternative Currency Term Rate Loan” means a Committed Loan that bears interest at a rate based on the definition of “Alternative Currency Term Rate.” All Alternative Currency Term Rate Loans must be denominated in an Alternative Currency.

“Applicable Authority” means (a) with respect to SOFR, the SOFR Administrator or any Governmental Authority having jurisdiction over the Administrative Agent or the SOFR Administrator and (b) with respect to any Alternative Currency, the applicable administrator for the Relevant Rate for such Alternative Currency or any Governmental Authority having jurisdiction over the Administrative Agent or such administrator.

“Anti-Corruption Laws” means, at any time, all laws, rules, and regulations of any jurisdiction applicable to the Company or its Subsidiaries at such time concerning or relating to bribery or corruption.

“Applicable Currency” means (a) in the case of the Alternative Currency Loans, the alternative Currency in which such Alternative Currency Loans are denominated, and (b) in the case of all other Loans, Dollars.

“Applicable Foreign Obligor Documents” has the meaning specified in Section 5.18(a).

“Applicable Margin” means, from time to time, the following percentages per annum, based upon the Debt Ratings from S&P, Moody’s and Fitch as set forth below:

Category	Debt Ratings (Moody’s / S&P / Fitch)	Facility Fee	Eurocurrency Rate Loans and Alternative Currency Loans	Base Rate Loans
1	A3 / A- / A- or higher	0.08%	0.795%	0.000%
2	Baa1 / BBB+ / BBB+	0.09%	0.910%	0.000%
3	Baa2 / BBB / BBB	0.11%	1.015%	0.015%
4	Baa3 / BBB- / BBB-	0.15%	1.100%	0.100%
5	Ba1 / BB+ / BB+ or lower	0.20%	1.425%	0.425%

For purposes of the foregoing: (a) if none of Moody’s, S&P or Fitch shall have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the last sentence of this definition), then Category 5 shall be in effect; (b) if only one of Moody’s, S&P and Fitch provides a rating for the Index Debt, the Category corresponding to such rating shall be in effect; (c) if only two of Moody’s, S&P and Fitch provides a rating for the Index Debt, the Category based on the higher of the two ratings shall apply unless one of the two ratings is two or more Categories lower than the other, in which case the Category then in effect shall be determined by reference to the Category next below that of the higher of the two ratings; (d) if the ratings established or deemed to have been established by Moody’s, S&P and Fitch for the Index Debt shall fall within different Categories, the Category then in effect shall be (i) the Category in which two of the ratings fall, or (ii) if there is no such Category, the Category in which the intermediate rating shall fall; and (e) if the ratings established or deemed to have been established by Moody’s, S&P and Fitch for the Index Debt shall be changed (other than as a result of a change in the rating system of Moody’s, S&P or Fitch), such change shall be effective as of the date on which it is first announced by the applicable rating agency, irrespective of when notice of such change shall have been furnished by the Company to the Administrative Agent and the Lenders pursuant to Section 6.03(f) or otherwise. Each change in the Applicable Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody’s, S&P or Fitch shall change, or if any of such rating agencies shall cease to be in the business of rating corporate debt obligations, the Company and the Lenders shall negotiate in good faith to amend the definition of Applicable Margin to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Margin shall be determined by reference to the rating most recently in effect prior to such change or cessation.

“Applicable Percentage” means, with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Commitments represented by such Lender’s Commitment at such time, subject to adjustment as provided in Section 2.18. If the Commitment of each Lender to make

Loans and the obligations of the L/C Issuers to make L/C Credit Extensions have been terminated pursuant to Section 8.02 or if the Aggregate Commitments have expired, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments and to any Lender’s status as a Defaulting Lender at the time of determination. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption or other documentation pursuant to which such Lender becomes a party hereto, as applicable.

“Applicable Time” means, with respect to any borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender, or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arranger” means each of (a) Goldman Sachs, in its capacity as a joint lead arranger and a joint bookrunner, (b) Bank of America, in its capacity as a joint lead arranger and a joint bookrunner, (c) JPMorgan Chase Bank, N.A., in its capacity as a joint lead arranger and a joint bookrunner and (d) Wells Fargo Bank, National Association, in its capacity as a joint lead arranger and a joint bookrunner.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit A or any other form (including an electronic documentation form generated by use of an electronic platform) approved by the Administrative Agent and reasonably acceptable to the Company.

“Attributable Indebtedness” means, on any date, (a) in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

“Audited Financial Statements” means the audited consolidated balance sheet of the Company and its Subsidiaries for the fiscal year ended January 3, 2021, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the Company and its Subsidiaries, including the notes thereto.

“Augmenting Lender” has the meaning specified in Section 2.15.

“Augmenting Lender Supplement” means an increasing lender supplement in substantially the form of Exhibit B or any other form approved by the Administrative Agent.

“Auto-Extension Letter of Credit” shall have the meaning specified in Section 2.03(b)(ii).

“Availability Period” means the period from and including the Closing Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Aggregate Commitments pursuant to Section 2.06, and (c) the date of termination of the Commitment of each Lender to make Loans and of the obligations of the L/C Issuers to make L/C Credit Extensions pursuant to Section 8.02.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then-current Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period or (y) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank of America” means Bank of America, N.A. and its successors.

“Base Rate” means for any day a fluctuating rate of interest per annum equal to the highest of (a) the Federal Funds Rate plus 0.50%, (b) the rate of interest in effect for such day as publicly announced from time to time by the Administrative Agent as its “prime rate,” and (c) the Eurocurrency Rate plus 1.00%; provided that if the Base Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement. The “prime rate” is a rate set by the Administrative Agent based upon various factors including the Administrative Agent’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by the Administrative Agent shall take effect at the opening of business on the day specified in the public announcement of such change. If the Base Rate is being used as an alternate rate of interest pursuant to Section 3.03, then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate. All Base Rate Loans shall be denominated in Dollars.

“Benchmark” means, initially, LIBOR; provided that if a replacement of the Benchmark has occurred pursuant to Section 3.03(b) then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate. Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.

“Benchmark Replacement” means, for any Available Tenor:

(1)    For purposes of Section 3.03(b)(i), the first alternative set forth below that can be determined by the Administrative Agent:

(a)    the sum of: (i) Term SOFR and (ii) 0.11448% (11.448 basis points) for an Available Tenor of one-month’s duration, 0.26161% (26.161 basis points) for an Available Tenor of three-months’ duration, 0.42826% (42.826 basis points) for an Available Tenor of six-months’ duration, and 0.71513% (71.513 basis points) for an Available Tenor of twelve-months’ duration, or

(b)    the sum of: (i) Daily SOFR and (ii) 0.11448% (11.448 basis points);

provided that, if initially LIBOR is replaced with the rate contained in clause (b) above (Daily SOFR plus the applicable spread adjustment) and subsequent to such replacement, the Administrative Agent determines that Term SOFR has become available and is administratively feasible for the Administrative Agent in its sole discretion, and the Administrative Agent notifies the Company and each Lender of such availability, then from and after the beginning of the Interest Period, relevant interest payment date or payment period for interest calculated, in each case, commencing no less than thirty (30) days after the date of such notice, the Benchmark Replacement shall be as set forth in clause (a) above; and

(2)    For purposes of Section 3.03(b)(ii), the sum of (a) the alternate benchmark rate and (b) an adjustment (which may be a positive or negative value or zero), in each case, that has been selected by the Administrative Agent and the Company as the replacement Benchmark giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by a Relevant Governmental Body, for Dollar-denominated syndicated credit facilities at such time;

provided that, if the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than 0.00%, the Benchmark Replacement will be deemed to be 0.00% for the purposes of this Agreement and the other Loan Documents.

Any Benchmark Replacement shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such Benchmark Replacement shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Transition Event” means, with respect to any then-current Benchmark other than LIBOR, the occurrence of a public statement or publication of information by or on behalf of the administrator of the then-current Benchmark or a Governmental Authority with jurisdiction over such administrator announcing or stating that all Available Tenors are or will no longer be representative, or made available, or used for determining the interest rate of loans, or shall or will otherwise cease, provided that, at the time of such statement or publication, there is no successor administrator that is satisfactory to the Administrative Agent, that will continue to provide any representative tenors of such Benchmark after such specific date.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code, or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Blocking Law” means (a) any provision of Council Regulation (EC) No 2271/1996 of 22 November 1996 (or any law or regulation implementing such Regulation in any member state of the European Union or the United Kingdom), (b) section 7 of the German Foreign Trade Regulation (Außenwirtschaftsverordnung) or (c) any similar blocking or anti-boycott law.

“Board of Directors” means (a) with respect to a corporation, the board of directors of the corporation, (b) with respect to a partnership, the Board of Directors of the general partner of the partnership, (c) with respect to a limited liability company, the manager or managers, the director or directors, the managing member or managing members, or, in each case, any controlling committee thereof, (d) with respect to a Luxembourg private limited liability company, the board of managers and (e) with respect to any other Person, the board or committee of such Person serving a similar function.

“BofA Securities” means BofA Securities, Inc.

“Borrower” and “Borrowers” each has the meaning specified in the introductory paragraph hereto.

“Borrower Materials” has the meaning specified in Section 6.02.

“Borrowing” means a Committed Borrowing or a Swing Line Borrowing, as the context may require.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located and (a) if such day relates to any interest at a rate based on the Eurocurrency Rate with respect to Dollars, means any such day that is also a London Banking Day; (b) if such day relates to any interest rate settings as to an Alternative Currency Loan denominated in Euro, any fundings, disbursements, settlements and payments in Euro in respect of any such Alternative Currency Loan, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such Alternative Currency Loan, means a Business Day that is also a TARGET Day; (c) if such day relates to any interest rate settings as to an Alternative Currency Loan denominated in (i) Sterling, means a day other than a day banks are closed for general business in London because such day is a Saturday, Sunday or a legal holiday under the laws of the United Kingdom and (ii) Yen, means a day other than when banks are closed for general business in Japan; and (d) if such day relates to any fundings, disbursements, settlements and payments in a currency other than Euro in respect of an Alternative Currency Loan denominated in a currency other than Euro, or any other dealings in any currency other than Euro to be carried out pursuant to this Agreement in respect of any such Alternative Currency Loan (other than interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.

“Capitalized Leases” means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the L/C Issuers or the Lenders, as collateral for L/C Obligations or obligations of the Lenders to fund participations in respect of L/C Obligations, cash or deposit account balances or other credit support reasonably satisfactory to the Administrative Agent and the L/C Issuers, in each case in Dollars and pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the L/C Issuers. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980.

“CERCLIS” means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

“Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty; (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority; or (c) the making or issuance of any request, rule, guideline, requirement or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements or directives thereunder or issued in connection therewith or in the implementation thereof, and (y) all requests, rules, guidelines, requirements or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.

“Change of Control” means an event or series of events by which:

(a)    any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) becomes, or obtains rights (whether by means of warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934), directly or indirectly, of 30% or more of the equity securities of the Company entitled to vote for members of the Board of Directors of the Company on a fully-diluted basis; or

(b)    a “change of control” or any comparable term under, and as defined in, any Indebtedness of the Company with an outstanding principal amount in excess of the Threshold Amount shall have occurred, except for so long as the Company is not required to prepay or repurchase or offer to prepay or repurchase such Indebtedness as a result of such event.

“Closing Date” means August 24, 2021.

“Code” means the Internal Revenue Code of 1986.

“Collateral Account” has the meaning specified in Section 2.03(q).

“Commitment” means, as to each Lender, its obligation to (a) make Committed Loans to the Borrowers pursuant to Section 2.01, (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption or other documentation pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Committed Borrowing” means a borrowing consisting of simultaneous Committed Loans of the same Type, in the same currency and, in the case of Eurocurrency Rate Loans and Alternative Currency Term Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.

“Committed Loan” has the meaning specified in Section 2.01.

“Committed Loan Notice” means a notice of (a) a Committed Borrowing, (b) a conversion of Committed Loans from one Type to the other, or (c) a continuation of Eurocurrency Rate Loans or Alternative Currency Term Rate Loans, pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit C or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the applicable Borrower.

“Company” has the meaning specified in the introductory paragraph hereto.

“Compliance Certificate” means a certificate substantially in the form of Exhibit D.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Conforming Changes” means, with respect to the use, administration of or any conventions associated with SONIA or any proposed Successor Rate for an Agreed Currency (other than Dollars), as applicable, any conforming changes to the definitions of “SONIA”, “Interest Period”, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definition of “Business Day”, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of the Administrative Agent in consultation with the Company, to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice for such Agreed Currency (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate for such Agreed Currency exists, in such other manner of administration as the Administrative Agent determines in consultation with the Company is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).

“Consolidated EBITDA” means, for any period, with respect to any Person and its Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income for such period plus (a) the following without duplication and to the extent deducted in calculating such Consolidated Net Income: (i) total Federal, state, foreign or other income or franchise taxes for such period, (ii) Consolidated Interest Expense, (iii) depreciation and amortization expense, (iv) non-cash stock-based compensation expense, (v) any extraordinary, unusual or non-recurring expenses, losses and charges, including (A) impairment charges, (B) any restructuring or consolidation charges or restructuring or consolidation reversals, (C) any loss from Dispositions or the sales of assets outside the ordinary course of business, (D) acquisition and divestiture-related costs, including charges for the sale of inventories revalued at the date of acquisition and in-process research and development acquired, and the amortization of acquisition related intangible assets, (E) amortization or write-off of debt discount and debt issuance costs and commissions, discounts, debt refinancing costs and commissions and other fees and charges associated with Indebtedness, (F) expenses related to implementation of cost savings and business optimization initiatives and operating expense reductions and (G) non-recurring non-cash expenses that represent an accrual or reserve for a cash expenditure in a future period (it being understood and agreed that such cash expenditure in such future period shall be subtracted from Consolidated EBITDA pursuant to clause (b)(iii) below when paid), and (vi) all other non-cash charges and expenses including gain or loss adjustment related to the Company’s pension and post-retirement plans for the difference between expected and actual actuarial assumptions, and minus (b) the following to the extent included in calculating such Consolidated Net Income: (i) any extraordinary, unusual or non-recurring income or gains (including any gain from Dispositions or the sales of assets outside of the ordinary course of business), (ii) income tax credits (to the extent not netted from income tax expense), (iii) all cash payments made on account of non-recurring non-cash expenses added back to Consolidated EBITDA pursuant to clause (a)(v)(G) above in a previous period (it being understood that this clause (b)(iii) shall not be utilized in reversing any non-cash expense added back to Consolidated EBITDA), and (iv) all other non-cash income and gains.

“Consolidated Interest Coverage Ratio” means, for the Company and its Subsidiaries for each period of four consecutive fiscal quarters, the ratio of Consolidated EBITDA to Consolidated Interest Expense, in each case, for such period; provided that for purposes of calculating Consolidated EBITDA of the Company and its Subsidiaries for any period, and, without duplication to the extent included or excluded in the calculation of such Consolidated EBITDA, (a) the Consolidated EBITDA of any Person acquired by the Company or its Subsidiaries during such period or after such period and on or prior to the date of determination shall be included on a pro forma basis for such four fiscal quarter period (assuming the consummation of such acquisition and the incurrence or assumption of any Indebtedness in connection therewith occurred on the first day of such four fiscal quarter period) if (solely in the case of any Person acquired by the Company for an aggregate consideration in excess of $200,000,000) the Administrative Agent shall have received a certificate of a Financial Officer attaching supporting calculations in reasonable detail with respect to the Consolidated EBITDA of such acquired Person and its consolidated Subsidiaries to be included in the calculation of Consolidated EBITDA of the Company and its Subsidiaries, and (b) the Consolidated EBITDA of any Person Disposed of by the Company or its Subsidiaries during such period shall be excluded for such period (assuming the consummation of such Disposition and the repayment of any Indebtedness in connection therewith occurred on the first day of such period), and in each case where Consolidated EBITDA of a Person is included or excluded, as the case may be, the Consolidated Interest Expense of such Person shall also be included or excluded, as applicable, for such four fiscal quarter period, if the related Indebtedness is outstanding as of the date of calculation.

“Consolidated Interest Expense” means, with respect to any Person for any period, the total accrued interest expense whether or not paid in cash (including that attributable to Capitalized Leases) of such Person and its Subsidiaries for such period with respect to all outstanding Indebtedness of such Person and its Subsidiaries (including all commissions, discounts and other fees and charges owed by such Person with respect to letters of credit and bankers’ acceptance financing but excluding, for the avoidance of doubt, premium in connection with the repurchase, redemption or prepayment of any Indebtedness), in each case to the extent treated as interest in accordance with GAAP; provided that total accrued interest expense of such Person with respect to Pre-Funded Acquisition Debt shall be excluded to the extent such Indebtedness remains Pre-Funded Acquisition Debt.

“Consolidated Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Total Debt on such day, to (b) Consolidated EBITDA of the Company and its Subsidiaries for the period of the four fiscal quarters most recently completed; provided that for purposes of calculating Consolidated EBITDA of the Company and its Subsidiaries for any period, and, without duplication to the extent included or excluded in the calculation of Consolidated EBITDA, (i) the Consolidated EBITDA of any Person acquired by the Company or its Subsidiaries during such period or after such period and on or prior to the date of determination shall be included on a pro forma basis for such four fiscal quarter period (assuming the consummation of such acquisition and the incurrence or assumption of any Indebtedness in connection therewith occurred on the first day of such four fiscal quarter period) if (solely in the case of any Person acquired by the Company for an aggregate consideration in excess of $200,000,000) the Administrative Agent shall have received a certificate of a Financial Officer attaching supporting calculations in reasonable detail with respect to the Consolidated EBITDA of such acquired Person and its consolidated Subsidiaries to be included in the calculation of Consolidated EBITDA of the Company and its Subsidiaries, and (ii) the Consolidated EBITDA of any Person Disposed of by the Company or its Subsidiaries during such period shall be excluded for such period (assuming the consummation of such Disposition and the repayment of any Indebtedness in connection therewith occurred on the first day of such period), and in each case where Consolidated EBITDA of a Person is included or excluded, as the case may be, the Consolidated Total Debt of such Person shall also be included or excluded, as applicable, as of the last day of such four fiscal quarter period, if the related Indebtedness is outstanding as of the date of calculation.

“Consolidated Net Income” means, with respect to any Person for any period, the consolidated net income (or loss) of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Tangible Assets” means, with respect to the Company, the total amount of assets (less applicable reserves and other properly deductible items) after deducting all goodwill, tradenames, trademarks, patents, unamortized debt discount and expense and other like intangible assets, all as set forth on the most recent consolidated balance sheet of the Company and its Subsidiaries delivered pursuant to Section 6.01(a) or Section 6.01(b) (or, if prior to the date of the delivery of the first financial statements to be delivered pursuant to such Sections, the most recent financial statements referred to in Section 5.05(b)).

“Consolidated Total Capitalization” means, at any date, the sum of (a) Consolidated Total Debt as of such date, plus (b) the consolidated shareholder’s equity for the Company and its Subsidiaries as reflected on the most recent balance sheet for the Company and its Subsidiaries theretofore delivered to the Administrative Agent pursuant to this Agreement, plus (c) any non-cash charges or expenses associated with the write-down of goodwill and/or other intangible assets of the Company and its Subsidiaries in an aggregate amount not to exceed the greater of (i) $200,000,000, and (ii) 5% of consolidated total intangible assets of the Company and its Subsidiaries (determined by reference to the most recent balance sheet delivered by the Company to the Administrative Agent pursuant to this Agreement), in each case incurred or booked from and after the Closing Date.

“Consolidated Total Debt” means, at any date, without duplication, the aggregate principal amount of all Indebtedness of the Company and its Subsidiaries at such date (including all Indebtedness under Synthetic Lease Obligations to be entered into by the Company and its Subsidiaries from time to time, any Receivables Facility and all net obligations under Swap Contracts), determined on a consolidated basis in accordance with GAAP but excluding the aggregate principal amount of Pre-Funded Acquisition Debt; provided that if, as of any date, the Company or any Subsidiary (a) delivers (or causes to be delivered) an irrevocable repayment or redemption notice on or prior to such date that results in Indebtedness of the Company or such Subsidiary in the form of debt securities being due and payable in full not later than 30 days after such repayment or redemption notice has been delivered, and (b) deposits on or prior to such date cash with or for the benefit of the trustee or holders of such Indebtedness to fund such repayment or redemption in full, then such Indebtedness shall be considered repaid or redeemed for purposes of determining Consolidated Total Debt as of such date (it being understood that if, as of any date, any such deposit referred to in the foregoing clause (b) is returned and the corresponding Indebtedness is not repaid or redeemed, but remains outstanding, such Indebtedness shall no longer be considered repaid or redeemed as of such date).

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. The terms “Controlling” and “Controlled” have meanings correlative thereto.

“Covered Entity” means any of the following: (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning specified in Section 11.21.

“Credit Extension” means each of the following: (a) a Borrowing; and (b) an L/C Credit Extension.

“Credit Party” means the Administrative Agent, any L/C Issuer, the Swing Line Lender or any other Lender.

“Daily SOFR” with respect to any applicable determination date means the secured overnight financing rate (“SOFR”) published on such date by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator) on the Federal Reserve Bank of New York’s website (or any successor source).

“Debt Rating” means, as of any date of determination, the rating as determined by any of S&P, Moody’s or Fitch of the Index Debt.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States, the Netherlands or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means (a) with respect to any Obligation for which a rate is specified, a rate per annum equal to two percent (2%) in excess of the rate otherwise applicable thereto, and (b) with respect to any Obligation for which a rate is not specified or available, a rate per annum equal to the Base Rate, plus the Applicable Margin for Base Rate Loans, plus two percent (2%), in each case, to the fullest extent permitted by applicable Law.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means, subject to Section 2.18(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Company in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable Default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any L/C Issuer, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Line Loans) within two (2) Business Days of the date when due, (b) has notified the Company, the Administrative Agent, any L/C Issuer or the Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable Default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Company, to confirm in writing to the Administrative Agent and the Company that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Company), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.18(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Company, each L/C Issuer, the Swing Line Lender and each other Lender promptly following such determination.

“Designated Borrower” and “Designated Borrowers” each has the meaning specified in the introductory paragraph hereto.

“Designated Borrower Agreement” means a Designated Borrower Agreement substantially in the form of Exhibit E-1.

“Designated Borrower Termination” means a Designated Borrower Termination substantially in the form of Exhibit E-2.

“Designated Lender” shall have the meaning set forth in Section 2.19.

“Direction” has the meaning specified in Section 3.01(h)(iii).

“Disposition” or “Dispose” means the sale, transfer, lease or other disposition (including any sale and leaseback transaction) of any Property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith, and including any sale of Equity Interests in a Subsidiary or any issuance of Equity Interests by a Subsidiary of the Company to a Person other than the Company or another Subsidiary of the Company. The term “Disposition” shall not include any issuance of Equity Interests of the Company or any casualty or condemnation.

“Disqualified Institution” means (a) entities that are reasonably determined by the Company to be competitors of the Company or its Subsidiaries and which are specifically identified by the Company to the Administrative Agent in writing and delivered in accordance with Section 11.02 prior to the Closing Date, (b) any other entity that is reasonably determined by the Company to be a competitor of the Company or its Subsidiaries and which is specifically identified in a written supplement to the DQ List, which supplement shall become effective three (3) Business Days after delivery thereof to the Administrative Agent and the Lenders in accordance with Section 11.02, and (c) in the case of the foregoing clauses (a) and (b), any of such entities’ Affiliates to the extent such Affiliates (i) are clearly identifiable as Affiliates of such entities based solely on the similarity of such Affiliates’ and such entities’ names, and (ii) are not bona fide debt investment funds. It is understood and agreed that (A) any supplement to the DQ List contemplated by the foregoing clause (b) shall not apply retroactively to disqualify any Persons that have previously acquired an assignment or participation interest in the Loans (but solely with respect to such Loans), (B) the Administrative Agent shall have no responsibility or liability to determine or monitor whether any Lender or potential Lender is a Disqualified Institution, (C) the Company’s failure to deliver such DQ List (or supplement thereto) in accordance with Section 11.02 shall render such DQ List (or supplement) not received and not effective, and (D) “Disqualified Institution” shall exclude any Person that the Company has designated as no longer being a “Disqualified Institution” by written notice delivered to the Administrative Agent from time to time in accordance with Section 11.02.

“Dollar” and “$” mean lawful money of the United States.

“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Alternative Currency.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of the United States, any state thereof or the District of Columbia.

“DQ List” has the meaning specified in Section 11.06(g)(iv).

“Dutch Borrower” has the meaning specified in the introductory paragraph hereto.

“Dutch Loan Party” means any Borrower organized under the laws of the Netherlands.

“Early Opt-in Effective Date” means, with respect to any Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.

“Early Opt-in Election” means the occurrence of:

(1)    a determination by the Administrative Agent in its reasonable discretion, or a notification by the Company to the Administrative Agent that the Company has made a determination, that Dollar-denominated syndicated credit facilities currently being executed, or that include language similar to that contained in Section 3.03(b), are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR, and

(2)    the joint election by the Administrative Agent and the Company to replace LIBOR with a Benchmark Replacement and the provision by the Administrative Agent of written notice of such election to the Lenders.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 11.06 (subject to such consents, if any, as may be required under Section 11.06(b)(iii)). For the avoidance of doubt, any Disqualified Institution is subject to Section 11.06(g).

“Eligible Subsidiary” means any Subsidiary that is approved from time to time by the Administrative Agent and each of the Lenders.

“Environmental Laws” means any and all applicable Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, licenses, governmental agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to Hazardous Materials or wastes, air emissions and discharges to waste or public water systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company, any other Borrower or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment, or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination; provided that Indebtedness convertible or exchangeable into Equity Interests shall not be deemed to be Equity Interests unless and until such Indebtedness is so converted or exchanged.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Company within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan, (b) the withdrawal of the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA, (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan, (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the institution by the PBGC of proceedings to terminate a Pension Plan, (e) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, (f) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA, or (g) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate (where, for Multiemployer Plans, the occurrence of an imposition is to the knowledge of the Company).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“EURIBOR” has the meaning specified in the definition of “Alternative Currency Term Rate”.

“Euro” means the single currency of the Participating Member States.

“Eurocurrency Rate” means (a) for any Interest Period, with respect to any Credit Extension denominated in Dollars, the rate per annum equal to the London Interbank Offered Rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for Dollars for a period equal in length to such Interest Period) (“LIBOR”), as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) (in such case, the “LIBOR Rate”) at or about 11:00 a.m. (London time) on the Rate Determination Date, for deposits in the relevant currency, with a term equivalent to such Interest Period; and (b) for any interest rate calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the LIBOR Rate, at or about 11:00 a.m. (London time) determined two (2) Business Days prior to such date for Dollar deposits being delivered in the London interbank market for deposits in Dollars with a term of one (1) month commencing that day; provided that if the Eurocurrency Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

“Eurocurrency Rate Loan” means a Committed Loan that bears interest at a rate based on clause (a) of the definition of “Eurocurrency Rate”. Eurocurrency Rate Loans may be denominated in Dollars only.

“Event of Default” has the meaning specified in Section 8.01.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof), or (ii) that are Other Connection Taxes; (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Company under Section 11.13), or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Sections 3.01, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office; (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(f) or the tax documentation requirements in Section 3.01(h); and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.

“Existing Credit Agreement” means that certain Credit Agreement dated as of September 17, 2019 among the Company, Health Sciences, the UK Borrower, the Luxembourg Borrower, the Dutch Borrower, the lenders party thereto, and Bank of America, as administrative agent, as amended.

“Existing Letters of Credit” means the letters of credit described on Schedule 1.01.

“Existing Maturity Date” has the meaning specified in Section 2.16(a).

“Extension Date” has the meaning specified in Section 2.16(a).

“Facility Termination Date” means the date as of which all of the following shall have occurred: (a) the Aggregate Commitments have terminated; (b) all Obligations have been paid in full in cash (other than contingent indemnification obligations for which no claim has been asserted); and (c) all Letters of Credit have terminated or expired, have been Cash Collateralized in an amount equal to 100% of the face amount of such Letters of Credit, a back-up letter of credit shall have been received with respect to such Letters of Credit, or other arrangements with respect thereto satisfactory to the Administrative Agent and the applicable L/C Issuer shall have been made.

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the Code, as of the Closing Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code, and any intergovernmental agreement between the United States and any non-U.S. jurisdiction with respect to the foregoing and any law, regulation or practice adopted pursuant to such intergovernmental agreement.

“FATCA Deduction” means a deduction or withholding from a payment under a Loan Document required by FATCA.

“Federal Funds Rate” means, for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that if the Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“Fee Letter” means the letter agreement, dated August 11, 2021, between the Company, Bank of America, and BofA Securities.

“Finance Subsidiary” means any Subsidiary of the Company that is a special purpose entity established solely in connection with any issuance or incurrence of Indebtedness by such Subsidiary, provided that (a) such Subsidiary does not own any (i) Equity Interests in any Person, (ii) Indebtedness of any Subsidiary or other Affiliate of the Company or (iii) other assets, other than, in the case of this clause (iii), assets relating to its existence or arising under the documents creating such Indebtedness and assets arising from the investment of the proceeds of such Indebtedness in cash equivalents; (b) such Subsidiary conducts no business or operations other than activities incidental to its existence and incurrence by it of such Indebtedness and on-lending or other distribution of the proceeds of such Indebtedness to the Company; and (c) such Subsidiary does not Guarantee any Indebtedness of the Company or any other Subsidiary.

“Financial Officer” means a Responsible Officer of the Company that is the chief financial officer, principal accounting officer, treasurer or controller of the Company.

“Fitch” means Fitch Ratings Ltd., and any successor thereto.

“Foreign Government Scheme or Arrangement” has the meaning specified in Section 5.12(d).

“Foreign Lender” means, with respect to any Borrower, (a) if such Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if such Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which such Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Obligor” means a Borrower that is a Foreign Subsidiary.

“Foreign Plan” has the meaning specified in Section 5.12(d).

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to any L/C Issuer, such Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Applicable Percentage of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized, in each case in accordance with the terms hereof.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” means generally accepted accounting principles in the United States, consistently applied and subject to Section 1.03.

“Goldman Sachs” means Goldman Sachs Bank USA.

“Governmental Authority” means the government of the United States, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing any Indebtedness or other monetary obligation payable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other monetary obligation of the payment of such Indebtedness or other monetary obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other monetary obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other monetary obligation of any other Person, whether or not such Indebtedness or other monetary obligation is assumed by such Person. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guaranteed Obligations” has the meaning specified in Section 10.01.

“Guaranty” means the Guaranty made by the Company in favor of the Administrative Agent, the Lenders and the L/C Issuers pursuant to Article X.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos -containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Health Sciences” has the meaning specified in the introductory paragraph hereto.

“Increasing Lender” has the meaning specified in Section 2.15.

“Increasing Lender Supplement” means an increasing lender supplement in substantially the form of Exhibit F or any other form approved by the Administrative Agent.

“Incremental Term Facility” has the meaning specified in Section 2.15.

“Incremental Term Loan” has the meaning specified in Section 2.15.

“Incremental Term Loan Amendment” has the meaning specified in Section 2.15.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)    all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments (including convertible debt obligations);

(b)    all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments (other than (i) trade letters of credit issued in the ordinary course of business to the extent there is no overdue reimbursement obligation in respect thereof, and (ii) solely for purposes of calculating Consolidated Total Debt, standby letters of credit and performance letters of credit issued in the ordinary course of business to the extent there is no overdue reimbursement obligation in respect thereof);

(c)    net obligations of such Person under any Swap Contract;

(d)    all obligations of such Person to pay the deferred purchase price of property or services (other than (i) trade accounts payable in the ordinary course of business, and (ii) earnouts or other earned deferred payment obligations measured in whole or in part by events or performance occurring after the purchase, to the extent such obligations are contingent);

(e)    indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f)    Capitalized Leases of such Person, Synthetic Lease Obligations of such Person and all obligations under any Receivables Facility entered into by such Person;

(g)    all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any parent entity of such Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and

(h)    all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company, or similar limited liability entity under foreign law) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any Capitalized Lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

“Indemnified Taxes” means all (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Borrower under any Loan Document, and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitee” has the meaning specified in Section 11.04(b).

“Index Debt” means senior, unsecured, long-term indebtedness for borrowed money of the Company that is not guaranteed by any other Person or subject to any other credit enhancement.

“Information” has the meaning specified in Section 11.07.

“Insolvency Regulation” means the Regulation EU 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings (recast).

“Interest Payment Date” means, (a) as to any Eurocurrency Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided that if any Interest Period for a Eurocurrency Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; (b) as to any Base Rate Loan (including any Swing Line Loan), the last Business Day of each March, June, September and December and the Maturity Date; (c) as to any Alternative Currency Daily Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date and (d) as to any Alternative Currency Term Rate Loan, the last day of each Interest Period applicable to such Loan; provided that if any Interest Period for an Alternative Currency Term Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates.

“Interest Period” means, as to each Eurocurrency Rate Loan and Alternative Currency Term Rate Loan, the period commencing on the date such Eurocurrency Rate Loan or Alternative Currency Term Rate Loan is disbursed or converted to or continued as an Eurocurrency Rate Loan or Alternative Currency Term Rate Loan and ending on the date one, three or six months thereafter (in each case, subject to availability for the interest rate applicable to the relevant currency), as selected by the applicable Borrower in its Committed Loan Notice; provided that: (a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day; (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; (c) no Interest Period shall extend beyond the Maturity Date; and (d) the applicable Borrower may elect in a Committed Loan Notice that the duration of an Interest Period end no earlier than the date seven (7) days prior to, and no later than the date seven (7) days following, the date one, three or six months after the disbursement of, or conversion or continuation of, the Eurocurrency Rate Loan or Alternative Currency Term Rate Loan requested in such Committed Loan Notice (it being understood and agreed that, notwithstanding such duration, solely for purposes of determining the Eurocurrency Rate or Alternative Currency Term Rate for such Eurocurrency Rate Loan or Alternative Currency Term Rate Loan, as applicable (including for purposes of such determination under Section 2.08(a) and Section 3.03), the Interest Period for such Eurocurrency Rate Loan or Alternative Currency Term Rate Loan shall be the date one, three or six months after the disbursement of, or conversion or continuation of, the Eurocurrency Rate Loan or Alternative Currency Term Rate Loan requested in such Committed Loan Notice).

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute all or substantially all of the assets of such Person or of a division, line of business or other business unit of such Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment, less any amount paid, repaid, returned, distributed or otherwise received, in each case in cash, in respect of any Investment.

“Investment Grade” means that the Debt Ratings are such that at least two of the following are in effect: (a) the Company’s Debt Rating from S&P is at least BBB-; (ii) the Company’s Debt Rating from Moody’s is at least Baa3; or (iii) the Company’s Debt Rating from Fitch is at least BBB-.

“IRS” means the United States Internal Revenue Service.

“ISP” means the International Standby Practices, International Chamber of Commerce Publication No. 590 (or such later version thereof as may be in effect at the applicable time).

“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the applicable L/C Issuer and the Company (and/or any Subsidiary) or in favor the applicable L/C Issuer and relating to any such Letter of Credit.

“Judgment Currency” has the meaning specified in Section 11.18.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, directives, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of any Governmental Authority, in each case whether or not having the force of law.

“L/C Advance” means, with respect to each Lender, such Lender’s funding of its participation in any L/C Disbursement pursuant to Section 2.03(f) in accordance with its Applicable Percentage. All L/C Advances shall be denominated in Dollars.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Committed Borrowing. All L/C Borrowings shall be denominated in Dollars.

“L/C Commitment” means, with respect to each L/C Issuer, the commitment of such L/C Issuer to issue Letters of Credit hereunder. The initial amount of each L/C Issuer’s Letter of Credit Commitment is set forth on Schedule 2.03, or if an L/C Issuer has entered into an Assignment and Assumption or has otherwise assumed a Letter of Credit Commitment after the Closing Date, the amount set forth for such L/C Issuer as its Letter of Credit Commitment in the Register maintained by the Administrative Agent. The Letter of Credit Commitment of an L/C Issuer may be modified from time to time by agreement between such L/C Issuer and the Company, and notified to the Administrative Agent.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance, amendment or renewal thereof, the extension of the expiry date thereof, or the increase of the amount thereof.

“L/C Disbursement” means, with respect to any Letter of Credit, a disbursement made by the applicable L/C Issuer in connection with a drawing under such Letter of Credit.

“L/C Issuer” means each of (a) Bank of America, N.A. (through itself or through one of its designated affiliates or branch offices), in its capacity as issuer of Letters of Credit, or any successor issuer thereof, (b) Goldman Sachs Bank USA, in its capacity as issuer of Letters of Credit, or any successor issuer thereof, (c) Wells Fargo Bank, National Association, in its capacity as issuer of Letters of Credit, or any successor issuer thereof, (d) any other Lender selected by the Company pursuant to Section 2.03(s) from time to time to issue such Letter of Credit (provided that no Lender shall be required to become an L/C Issuer pursuant to this clause (d) without such Lender’s consent), or any successor issuer thereof, and (e) any Lender selected by the Company (and reasonably acceptable to the Administrative Agent) to replace a Lender who is a Defaulting Lender at the time of such Lender’s appointment as an L/C Issuer (provided that no Lender shall be required to become an L/C Issuer pursuant to this clause (e) without such Lender’s consent), or any successor issuer thereof.

“L/C Obligations” means, as at any date of determination, (a) the aggregate amount available to be drawn under all outstanding Letters of Credit as of such date, plus (b) the aggregate of all Unreimbursed Amounts, including all L/C Borrowings, as of such date. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.08. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Lender” means each of the Persons identified as a “Lender” on the signature pages hereto, each other Person that becomes a “Lender” in accordance with this Agreement and, their successors and assigns and, unless the context requires otherwise, includes the Swing Line Lender. The term “Lender” shall include any Designated Lender which has funded any Credit Extension.

“Lender Notice Date” has the meaning specified in Section 2.16(b).

“Lending Office” means, as to the Administrative Agent, any L/C Issuer or any Lender, the office or offices of such Person described as such in such Person’s Administrative Questionnaire, or such other office or offices as such Person may from time to time notify the Company and the Administrative Agent; which office may include any Affiliate of such Person or any domestic or foreign branch of such Person or such Affiliate.

“Letter of Credit” means any letter of credit issued hereunder, including the Existing Letters of Credit. A Letter of Credit may be a commercial letter of credit or a standby letter of credit. Letters of Credit may be issued in Dollars or any Alternative Currency.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the applicable L/C Issuer.

“Letter of Credit Expiration Date” means the day that is five days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Fee” has the meaning specified in Section 2.03(l).

“Letter of Credit Report” means a report substantially in the form of Exhibit G or any other form approved by the Administrative Agent.

“Letter of Credit Sublimit” means, as of any date of determination, an amount equal to the lesser of $125,000,000 and the Aggregate Commitments in effect as of such date; provided that each L/C Issuer’s Letter of Credit Sublimit shall not exceed such L/C Issuer’s L/C Commitment. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Commitments.

“LIBOR” has the meaning specified in the definition of “Eurocurrency Rate”.

“LIBOR Rate” has the meaning specified in the definition of “Eurocurrency Rate”.

“LIBOR Screen Rate” means the LIBOR quote on the applicable screen page the Administrative Agent designates to determine LIBOR (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Loan” means an extension of credit by a Lender to a Borrower under Article II in the form of a Committed Loan or a Swing Line Loan.

“Loan Documents” means this Agreement, each Note, each Issuer Document, any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.17, the Fee Letter, each Designated Borrower Agreement, each Designated Borrower Termination.

“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Luxembourg” means the Grand Duchy of Luxembourg.

“Luxembourg Borrower” has the meaning specified in the introductory paragraph hereto.

“Luxembourg Companies Law” means the Luxembourg law dated 10 August 1915 on commercial companies, as amended.

“Luxembourg Debtor Relief Laws” means (a) bankruptcy (faillite) within the meaning of Articles 437 et seq. of the Luxembourg Commercial Code, (b) controlled management (gestion contrôlée) within the meaning of the Luxembourg grand-ducal regulation of May 24, 1935 on controlled management, (c) voluntary arrangement with creditors (concordat préventif de la faillite) within the meaning of the Luxembourg law of April 14, 1886 on arrangements to prevent insolvency amended, (d) suspension of payments (sursis de paiement) within the meaning of Articles 593 et seq. of the Luxembourg Commercial Code, and (e) voluntary or compulsory liquidation pursuant to the Luxembourg law of August 10, 1915 on commercial companies, as amended.

“Luxembourg Insolvency Event” means the commencement of proceedings for any of the following in relation to a Luxembourg Loan Party:

i)	the appointment of any juge commissaire or curateur pursuant to insolvency proceedings (faillite) under article 437 ff. of the Luxembourg Commercial Code (Code de commerce);

ii)	suspension of payments (sursis de paiement) pursuant to article 593 of the Luxembourg Commercial Code (Code de commerce);

iii)

the appointment of any commissaire for controlled management (gestion contrôlée) pursuant to the Grand Ducal regulation on controlled management, as amended (Arrêté grand-ducal du 24 mai 1935 complétant la législation relative aux sursis de paiement, au concordat préventif de la faillite et à la faillite par l’institution du régime de la gestion contrôlée, tel que modifié);

iv)

a voluntary arrangement with creditors (concordat préventif de faillite) pursuant to the Luxembourg law on arrangements to prevent insolvency (loi du 14 avril 1886 concernant le concordat préventif de faillite, telle que modifiée);

v)	the appointment of any juge-commissaire or liquidateur for judicial liquidation (liquidation judiciaire) pursuant to article 1200-1 of the Luxembourg Companies Law;

vi)	any Luxembourg court order appointing an interim administrator (administrateur provisoire);

vii)	the appointment of any liquidateur pursuant to the Luxembourg Companies Law;

viii)

and any other analogous process, procedure or reorganisation under any applicable law affecting the rights of creditors generally and/or for the appointment of any receiver, administrator, administrative receiver, conservator, custodian, trustee in bankruptcy, Court appointed liquidator or similar officeholder in respect of the relevant company of its assets.

“Luxembourg Loan Party” means a Borrower which is organized under the laws of Luxembourg.

“Mandatory Cost” means any amount incurred periodically by any Lender during the term of this Agreement which constitutes fees, costs or charges imposed on lenders generally in the jurisdiction in which such Lender is domiciled, subject to regulation, or has its Lending Office by any Governmental Authority.

“Master Agreement” has the meaning specified in the definition of “Swap Contract”.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect on, the operations, business, assets, liabilities (actual or contingent), or financial condition of the Company and its Subsidiaries, taken as a whole, (b) a material impairment of the rights and remedies of the Administrative Agent or any Lender under the Loan Documents, taken as a whole, or of the ability of the Borrowers, taken as a whole, to perform their obligations under the Loan Documents, taken as a whole, or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Borrowers, taken as a whole, of the Loan Documents, taken as a whole.

“Material Subsidiary” means, on any date, any Subsidiary of the Company that would be a “significant subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

“Maturity Date” means August 24, 2026, subject to extension (in the case of each Lender consenting thereto) as provided in Section 2.16; provided, that, in each case, if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

“Maximum Rate” has the meaning specified in Section 11.09.

“Minimum Collateral Amount” means, at any time, (a) with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to 100% of the Fronting Exposure of all L/C Issuers with respect to Letters of Credit issued and outstanding at such time, and (b) otherwise, an amount determined by the Administrative Agent and the L/C Issuers in their sole discretion.

“Moody’s” means Moody’s Investors Service, Inc., and any successor thereto.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including the Company or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“New Lender” has the meaning specified in Section 3.01(h)(ix).

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 11.01, and (b) has been approved by the Required Lenders.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Extending Lender” has the meaning specified in Section 2.16(b).

“Non-Extension Notice Date” has the meaning specified in Section 2.03(b)(ii).

“Note” means a promissory note made by a Borrower in favor of a Lender evidencing Loans made by such Lender to such Borrower, substantially in the form of Exhibit H.

“Notice of Additional L/C Issuer” means a certificate substantially the form of Exhibit I or any other form approved by the Administrative Agent.

“Notice of Loan Prepayment” means a notice of prepayment with respect to a Loan, which shall be substantially in the form of Exhibit J or such other form as may be reasonably acceptable to the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the applicable Borrower.

“NPL” means the National Priorities List under CERCLA.

“Obligations” means the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and the L/C Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Borrower, whether or not a claim for post-filing or post-petition interest is allowed or allowable in such proceeding) the Loans and all other obligations and liabilities of any Borrower or any Subsidiary to the Administrative Agent, to any Lender or to any L/C Issuer, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Administrative Agent, to any Lender or to any L/C Issuer, in each case that are required to be paid by any Borrower pursuant hereto) or otherwise.

“OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Organization Documents” means (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction), (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement, and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Original Jurisdiction” means (a) in relation to a Borrower party to this Agreement on the Closing Date, the jurisdiction under whose laws such Borrower was organized as at the Closing Date, or (b) in relation to a Designated Borrower that becomes a party to this Agreement pursuant to Section 2.14 after the Closing Date, the jurisdiction under whose laws such Designated Borrower was organized as at the date on which such Designated Borrower becomes a party to this Agreement.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Rate Early Opt-in” means the Administrative Agent and the Company have elected to replace LIBOR with a Benchmark Replacement other than a SOFR-based rate pursuant to (1) an Early Opt-in Election and (2) Section 3.03(b)(ii) and paragraph (2) of the definition of “Benchmark Replacement”.

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06).

“Outstanding Amount” means (a) with respect to Loans on any date, the Dollar Equivalent amount of the aggregate outstanding principal amount thereof after giving effect to any Borrowings and prepayments or repayments of such Loans, as the case may be, occurring on such date, and (b) with respect to any L/C Obligations on any date, the Dollar Equivalent amount of the aggregate outstanding amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Company of Unreimbursed Amounts.

“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Rate, and (ii) an overnight rate determined by the Administrative Agent, the L/C Issuers, or the Swing Line Lender, as the case may be, in accordance with banking industry rules on interbank compensation, and (b) with respect to any amount denominated in an Alternative Currency, an overnight rate determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, in accordance with banking industry rules on interbank compensation.

“Participant” has the meaning specified in Section 11.06(d).

“Participant Register” has the meaning specified in Section 11.06(d).

“Participating Member State” means any member state of the European Union that adopts or has adopted the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“Party” has the meaning specified in Section 3.01(h)(vi)(B).

“Patriot Act” has the meaning specified in Section 11.17.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan) that is maintained or is contributed to by the Company and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of the Company or, with respect to any Pension Plan, any ERISA Affiliate or any such Plan to which the Company or, with respect to any Pension Plan, any ERISA Affiliate is required to contribute on behalf of any of its employees.

“Plan of Reorganization” has the meaning specified in Section 11.06(g)(iii).

“Platform” has the meaning specified in Section 6.02.

“Pre-Funded Acquisition Debt” means Indebtedness incurred for the purpose of financing, in whole or in part, an acquisition for aggregate consideration (including the assumption or incurrence of Indebtedness in connection with such acquisition) equal to or in excess of $375,000,000, and any related transactions or series of related transactions (including for the purpose of refinancing or replacing all or a portion of any pre-existing Indebtedness of the Company, any of its Subsidiaries or the Person(s) or assets to be acquired), which Indebtedness is issued in advance of the date of consummation of such acquisition; provided that in the event of the termination of the acquisition agreement for such acquisition as a result of the failure to consummate such acquisition, such Indebtedness shall be regarded as Pre-Funded Acquisition Debt solely for a period of 90 days after the termination of such acquisition agreement.

“Property” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including Equity Interests.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender” has the meaning specified in Section 6.02.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning specified in Section 11.21.

“Rate Determination Date” means, with respect to an Interest Period, two (2) Business Days prior to the commencement of such Interest Period (or such other day as is generally treated as the rate fixing day by market practice in such interbank market, as determined by the Administrative Agent; provided that, to the extent such market practice is not administratively feasible for the Administrative Agent, then “Rate Determination Date” means such other day as otherwise reasonably determined by the Administrative Agent).

“Receivables Facility” means one or more receivable facilities.

“Receivables Subsidiary” means any Subsidiary created by the Company to enter into a Receivables Facility permitted pursuant to Section 7.03(h).

“Recipient” means the Administrative Agent, any Lender, any L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of any Borrower hereunder.

“Register” has the meaning specified in Section 11.06(c).

“Registered Public Accounting Firm” has the meaning specified in the Securities Laws and shall be independent of the Company as prescribed by the Securities Laws.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents, advisors and representatives of such Person and such Person’s Affiliates.

“Relevant Governmental Body” means (a) with respect to Loans denominated in Dollars, the FRB and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the FRB and/or the Federal Reserve Bank of New York, (b) with respect to Loans denominated in Sterling, the Bank of England, or a committee officially endorsed or convened by the Bank of England or, in each case, any successor thereto, (c) with respect to Loans denominated in Euros, the European Central Bank, or a committee officially endorsed or convened by the European Central Bank or, in each case, any successor thereto, (d) with respect to Loans denominated in Yen, the Bank of Japan, or a committee officially endorsed or convened by the Bank of Japan or, in each case, any successor thereto, and (e) with respect to Loans denominated in any other Agreed Currency, (i) the central bank for the currency in which such Loan is denominated or any central bank or other supervisor which is responsible for supervising either (x) such Successor Rate or (y) the administrator of such Successor Rate or (ii) any working group or committee officially endorsed or convened by (w) the central bank for the currency in which such Successor Rate is denominated, (x) any central bank or other supervisor that is responsible for supervising either (A) such Successor Rate or (B) the administrator of such Successor Rate, (y) a group of those central banks or other supervisors or (z) the Financial Stability Board or any part thereof.

“Relevant Rate” means with respect to any Credit Extension denominated in (a) Dollars, LIBOR, (b) Sterling, SONIA, (c) Euros, EURIBOR and (d) Yen, TIBOR, as applicable.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30-day notice period has been waived.

“Request for Credit Extension” means (a) with respect to a Committed Borrowing, or a conversion or continuation of Committed Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

“Required Lenders” means, at any time, Lenders having Total Credit Exposures representing more than 50% of the Total Credit Exposures of all Lenders. The Total Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time; provided that the amount of any participation in any Swing Line Loan and Unreimbursed Amounts that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Lender shall be deemed to be held by the Lender that is the Swing Line Lender or the applicable L/C Issuer, as the case may be, in making such determination.

“Rescindable Amount” shall have the meaning specified in Section 2.12(b)(ii).

“Resignation Effective Date” shall have the meaning specified in Section 9.06.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means (a) any of the chief executive officer, president, any executive vice president, any senior vice president, treasurer, controller, chief operating officer or chief financial officer of a Borrower (and, in the case of a Foreign Obligor, a director or manager of such Foreign Obligor), (b) solely for purposes of delivery of secretary’s certificates and incumbency certificates pursuant to this Agreement, the secretary or assistant secretary of a Borrower (and, in the case of a Foreign Obligor, a director or manager of such Foreign Obligor), and (c) solely for purposes of notices given pursuant to Article II, any other officer or employee of a Borrower so designated by any officer, director or manager of such Borrower identified in clause (a) or clause (b) above in a notice to the Administrative Agent.

“Revaluation Date” means (a) with respect to any Committed Loan, each of the following: (i) each date of a Committed Borrowing of an Alternative Currency Loan, (ii) each date of a continuation of an Alternative Currency Term Rate Loan denominated in an Alternative Currency pursuant to Section 2.02, and (iii) such additional dates as the Administrative Agent shall determine or the Required Lenders shall require; and (b) with respect to any Letter of Credit, each of the following: (i) each date of issuance, amendment and/or extension of a Letter of Credit denominated in an Alternative Currency, (ii) each date of any payment under any Letter of Credit denominated in an Alternative Currency, and (iii) such additional dates as the Administrative Agent or an L/C Issuer shall determine or the Required Lenders shall require.

“Revolving Exposure” means, as to any Lender at any time, (a) the aggregate principal amount of such Lender’s Committed Loans at such time, plus (b) the aggregate principal amount of such Lender’s participation in L/C Obligations at such time, plus (c) the aggregate principal amount of such Lender’s participation in Swing Line Loans at such time.

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global Inc., and any successor thereto.

“Sale and Leaseback Transaction” means any direct or indirect arrangement with any Person or to which any such Person is a party providing for the leasing to the Company or any of its Subsidiaries of any property, whether owned by the Company or any of its Subsidiaries as of the Closing Date or later acquired, which has been or is to be sold or transferred by the Company or any of its Subsidiaries to such Person or to any other Person from whom funds have been, or are to be, advanced by such Person on the security of such property.

“Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency.

“Sanctioned Country” means, at any time, a country or territory which is the subject or target of any Sanctions and with respect to which such Sanctions apply to all Persons in such country or territory as opposed to any country or territory with respect to which Sanctions are applicable only to Persons listed in any Sanctions-related list.

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union , any European Union member state or Her Majesty’s Treasury of the United Kingdom, (b) any Person operating, organized or resident in a Sanctioned Country, or (c) any Person 50% or more owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b), and known, after due inquiry, by the Company as such.

“Sanctions” means, at any time, economic or financial sanctions or trade embargoes imposed, administered or enforced at such time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state or Her Majesty’s Treasury of the United Kingdom.

“Sarbanes-Oxley” means the Sarbanes-Oxley Act of 2002.

“Scheduled Unavailability Date” has the meaning specified in Section 3.03(c).

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933.

“Securities Exchange Act” means the Securities Exchange Act of 1934.

“Securities Laws” means the Securities Act, the Securities Exchange Act, Sarbanes-Oxley and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the SEC or the Public Company Accounting Oversight Board, as each of the foregoing may be amended and in effect on any applicable date hereunder.

“SOFR” has the meaning specified in the definition of “Daily SOFR”.

“SOFR Early Opt-in” means the Administrative Agent and the Company have elected to replace LIBOR pursuant to (1) an Early Opt-in Election and (2) Section 3.03(b)(i) and paragraph (1) of the definition of “Benchmark Replacement”.

“SONIA” means, with respect to any applicable determination date, the Sterling Overnight Index Average Reference Rate published on the fifth Business Day preceding such date on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time); provided however that if such determination date is not a Business Day, SONIA means such rate that applied on the first Business Day immediately prior thereto.

“SONIA Adjustment” means, with respect to SONIA, 0.1193% per annum.

“Special Notice Currency” means, at any time, any Alternative Currency other than the currency of a country that is a member of the Organization for Economic Cooperation and Development at such time located in North America or Europe.

“Spot Rate” for a currency means the rate determined by the Administrative Agent or the applicable L/C Issuer, as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that if the Administrative Agent or such L/C Issuer does not have as of the applicable date of determination a spot buying rate for any such currency, the Administrative Agent or such L/C Issuer, as applicable, may (a) obtain such spot rate from another financial institution designated by the Administrative Agent or such L/C Issuer, (b) use a rate of exchange published by any reputable third party (which shall be by reference to the rate published by such third party on the Business Day immediately preceding the applicable date of determination) or (c) use such other method for determining such spot rate as the Administrative Agent or such L/C Issuer deems appropriate in its reasonable discretion; provided, further that such L/C Issuer may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in an Alternative Currency.

“Sterling” means the lawful currency of the United Kingdom

“Subject Party” has the meaning specified in Section 3.01(i)(ii).

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of Voting Stock is at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Company.

“Successor Rate” has the meaning specified in Section 3.03(c).

“Supplier” has the meaning specified in Section 3.01(i)(ii).

“Supported QFC” has the meaning specified in Section 11.21.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, cap transactions, floor transactions, collar transactions, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other similar master agreement used to document transactions of the type specified in clause (a) (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement; provided that “Swap Contract” shall exclude forward foreign currency transactions, currency swap transactions, cross currency rate swap transactions and currency options for all purposes under this Agreement except for purposes of Section 8.01(e).

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.

“Swing Line Lender” means Bank of America in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

“Swing Line Loan” has the meaning specified in Section 2.04(a).

“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit K or such other form as approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Company.

“Swing Line Sublimit” means, as of any date of determination, an amount equal to the lesser of $50,000,000 and the Aggregate Commitments in effect as of such date of determination. The Swing Line Sublimit is part of, and not in addition to, the Aggregate Commitments.

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.

“TARGET Day” means any day on which TARGET2 (or, if such payment system ceases to be operative, such other payment system, if any, determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), value added taxes, or any other goods and services, use or sales taxes, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term SOFR” means, for the applicable corresponding tenor (or if any Available Tenor of a Benchmark does not correspond to an Available Tenor for the applicable Benchmark Replacement, the closest corresponding Available Tenor and if such Available Tenor corresponds equally to two Available Tenors of the applicable Benchmark Replacement, the corresponding tenor of the shorter duration shall be applied), the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Threshold Amount” means $250,000,000.

“TIBOR” has the meaning specified in the definition of “Alternative Currency Term Rate”.

“Total Credit Exposure” means, as to any Lender at any time, (a) the unused Commitment of such Lender at such time, plus (b) the Revolving Exposure of such Lender at such time.

“Total Debt/Capitalization Ratio” has the meaning specified in Section 7.11.

“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

“Trade Date” has the meaning specified in Section 11.06(g)(i).

“Transactions” means the execution, delivery and performance by the Borrowers of this Agreement and the other Loan Documents, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

“Type” means, with respect to a Committed Loan, its character as a Base Rate Loan, a Eurocurrency Rate Loan, an Alternative Currency Daily Rate Loan or an Alternative Currency Term Rate Loan.

“UCP” means the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the applicable time).

“UK Bankruptcy Event” means: (a) a UK Relevant Entity is unable or admits inability to pay its debts (as defined in section 123(1)(a) of the Insolvency Act 1986) as they fall due or is deemed to or declared to be unable to pay its debts under applicable law, or suspends or threatens to suspend making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors (excluding any Borrower in its capacity as such) with a view to rescheduling any of its indebtedness; or (b) any corporate action, legal proceedings or other formal procedure or formal step that is taken for (i) the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganization (by way of voluntary arrangement, scheme of arrangement or otherwise) of any UK Relevant Entity; (ii) a composition, compromise, assignment or arrangement with any creditor of any UK Relevant Entity; or (iii) the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of any UK Relevant Entity, or any of the assets of any UK Relevant Entity; save that this clause (b) shall not apply to any action, proceeding, procedure, winding-up petition or formal step which is frivolous or vexatious and is discharged, stayed or dismissed within 28 days of commencement.

“UK Borrower” has the meaning specified in the introductory paragraph hereto.

“UK Companies Act” means the Companies Act 2006 of the United Kingdom.

“UK CTA 2009” means the United Kingdom Corporation Tax Act 2009.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK ITA 2007” means the United Kingdom Income Tax Act 2007.

“UK Loan Party” means any Borrower incorporated or registered in England and Wales.

“UK Loan Party DTTP Filing” means an H.M. Revenue & Customs’ Form DTTP2, duly completed and filed with H.M. Revenue & Customs by the relevant UK Loan Party, which: (a) where it relates to a UK Treaty Lender that is a Lender on the day this Agreement (or any amendment hereto) is entered into, contains the scheme reference number and jurisdiction of tax residence stated on its signature page to this Agreement (or any amendment hereto) or as otherwise notified to the Company by that UK Treaty Lender in writing, and (i) where the UK Loan Party is a Borrower on the day this Agreement (or any amendment hereto) is entered into, is filed with H.M. Revenue & Customs within 30 days of the day this Agreement (or any amendment hereto) is entered into, or (ii) where the UK Loan Party is not a Borrower on the day this Agreement is entered into, is filed with H.M. Revenue & Customs within 30 days of the date on which that UK Loan Party becomes a Borrower; or (b) where it relates to a UK Treaty Lender that is not a party to this Agreement on the day this Agreement (or any amendment hereto) is entered into, contains the scheme reference number and jurisdiction of tax residence stated in respect of that Lender in the relevant Assignment and Assumption, Increasing Lender Supplement or Augmenting Lender Supplement, as the case may be, or as otherwise notified to the Company in writing, and (i) where the UK Loan Party is a Borrower as at the relevant assignment date or the date on which the increase to the Aggregate Commitments and/or the Incremental Term Facility described in the relevant Increasing Lender Supplement or Augmenting Lender Supplement take(s) effect (as applicable) is filed with H.M. Revenue & Customs within 30 days of that date, or (ii) where the UK Loan Party is not a Borrower as at the relevant assignment date or the date on which the increase to the Aggregate Commitments and/or the Incremental Term Facility described in the relevant Increasing Lender Supplement or Augmenting Lender Supplement take(s) effect (as applicable) is filed with H.M. Revenue & Customs within 30 days of the date on which that UK Loan Party becomes a Borrower.

“UK Qualifying Lender” means (a) a Lender which is beneficially entitled to interest payable to that Lender in respect of an advance under a Loan Document and is (i) a Lender (A) which is a bank (as defined for the purpose of section 879 of the UK ITA 2007) making an advance under a Loan Document and is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance or would be within such charge as respects such payments apart from section 18A of the UK CTA 2009, or (B) in respect of an advance made under a Loan Document by a person that was a bank (as defined for the purpose of section 879 of the UK ITA 2007) at the time that that advance was made and is either within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance, or is a bank (as defined for the purpose of section 879 of the UK ITA 2007) and would be within such charge as respects such payments apart from section 18A of the UK CTA 2009, or (ii) a Lender which is (A) a company resident in the United Kingdom for United Kingdom tax purposes, or (B) a partnership each member of which is (x) a company so resident in the United Kingdom, or (y) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the UK CTA 2009) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the UK CTA 2009, or (C) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the UK CTA 2009) of that company, or (iii) a UK Treaty Lender, or (b) a Lender which is a building society (as defined for the purposes of section 880 of the UK ITA 2007) making an advance under a Loan Document.

“UK Relevant Entity” means any UK Loan Party or any Material Subsidiary that is incorporated in England and Wales, or any other Borrower or other Material Subsidiary capable of becoming subject of an order for winding-up or administration under the Insolvency Act 1986.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“UK Tax” means any tax, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying of any of the same).

“UK Tax Confirmation” means a confirmation by a Lender that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Loan Document is either (a) a company resident in the United Kingdom for United Kingdom tax purposes, or (b) a partnership each member of which is (i) a company so resident in the United Kingdom, or (ii) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the UK CTA 2009) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the UK CTA 2009, or (c) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the UK CTA 2009) of that company.

“UK Tax Credit” means a credit against, relief or remission for, or repayment of any UK Tax.

“UK Tax Deduction” means a deduction or withholding for, or on account of, Tax imposed by the United Kingdom from a payment under a Loan Document, other than a FATCA Deduction.

“UK Tax Payment” means either the increase in a payment made by a Borrower to a Lender under Section 3.01(h) or a payment under Section 3.01(h)(x).

“UK Treaty” has the meaning assigned to such term in the definition of “UK Treaty State”.

“UK Treaty Lender” means a Lender which (a) is treated as a resident of a UK Treaty State for the purposes of the relevant UK Treaty, (b) does not carry on a business in the United Kingdom through a permanent establishment with which that Lender’s participation in the Loan is effectively connected, and (c) subject to the completion of procedural formalities, fulfills any other conditions which must be fulfilled under the relevant UK Treaty to obtain full exemption from Tax imposed by the United Kingdom on payments of interest.

“UK Treaty State” means a jurisdiction having a double taxation agreement with the United Kingdom (a “UK Treaty”) which makes provision for full exemption from Tax imposed by the United Kingdom on interest.

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning specified in Section 2.03(f).

“U.S. Borrower” means any Borrower that is organized under the laws of the United States, any state thereof or the District of Columbia.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regimes” has the meaning specified in Section 11.21.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(f)(ii)(B)(3).

“VAT” means (a) any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112), and (b) any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in clause (a) above, or imposed elsewhere.

“VAT Recipient” has the meaning specified in Section 3.01(i)(ii).

“Voting Stock” means, with respect to any Person, Equity Interests issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right to so vote has been suspended by the happening of such contingency.

“Withholding Agent” means any applicable Borrower and the Administrative Agent.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

“Yen” means the lawful currency of Japan.

Section 1.02    Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)    The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including the Loan Documents and any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, amended and restated, modified, extended, restated, replaced or supplemented from time to time (subject to any restrictions on such amendments, amendments and restatements, modifications, extensions, restatements, replacements or supplements set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto”, “herein”, “hereof” and “hereunder”, and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory rules, regulations, orders and provisions consolidating, amending, replacing or interpreting such law and any reference to any law, rule or regulation shall, unless otherwise specified, refer to such law, rule or regulation as amended, modified, extended, restated, replaced or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. Any and all references to “Borrower” regardless of whether preceded by the term “a”, “any”, “each of”, “all”, “and/or”, or any other similar term shall be deemed to refer, as the context requires, to each and every (and/or any, one or all) parties constituting a Borrower, individually and/or in the aggregate.

(b)    In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including”.

(c)    Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(d)    Any reference herein to a merger, transfer, consolidation, amalgamation, assignment, sale, or disposition, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, assignment, sale, or disposition, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person).

(e)    Any provision of Section 5.19, Section 6.08 or Section 7.10(b) shall not apply to or in favor of any Person if and to the extent that it would result in a breach, by or in respect of that Person, of any applicable Blocking Law.

Section 1.03    Accounting Terms.

(a)    Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, (i) Indebtedness of the Company and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 on financial liabilities shall be disregarded, (ii) all liability amounts shall be determined excluding any liability relating to any operating lease, all asset amounts shall be determined excluding any right-of-use assets relating to any operating lease, all amortization amounts shall be determined excluding any amortization of a right-of-use asset relating to any operating lease, and all interest amounts shall be determined excluding any deemed interest comprising a portion of fixed rent payable under any operating lease, in each case to the extent that such liability, asset, amortization or interest pertains to an operating lease under which a member of its consolidated group is the lessee and would not have been accounted for as such under GAAP as in effect on December 31, 2017, and (iii) all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under FASB ASC

Topic 825 “Financial Instruments” (or any other financial accounting standard having a similar result or effect) to value any Indebtedness of the Company or any Subsidiary at “fair value”, as defined therein. For purposes of determining the amount of any outstanding Indebtedness, no effect shall be given to any election by the Company to measure an item of Indebtedness using fair value (as permitted by FASB ASC 825–10–25 (formerly known as FASB 159) or any similar accounting standard). Notwithstanding the foregoing, for all purposes of this Agreement, leases shall continue to be classified and accounted for on a basis consistent with GAAP as in effect as of December 31, 2017, notwithstanding any change in GAAP related thereto (including pursuant to Accounting Standard Codification Topic 842) and the Company shall not be required to provide any reconciliation thereof to GAAP.

(b)    Changes in GAAP. If at any time any change in GAAP (including the early adoption by the Company of any provision of GAAP) would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Company or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Company shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein, and (ii) the Company shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

(c)    Rounding. Any financial ratios required to be maintained by the Company pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

Section 1.04    Exchange Rates; Currency Equivalents.

The Administrative Agent or the applicable L/C Issuer, as applicable, shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of Credit Extensions and Outstanding Amounts denominated in Alternative Currencies. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered by Company hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent or the applicable L/C Issuer, as applicable; provided that no Default shall arise as a result of any limitation set forth in Dollars in Section 7.01 or Section 7.03 being exceeded solely as a result of changes in currency exchange rates from those rates applicable at the time or times the Indebtedness or obligations secured by Liens were initially consummated or acquired in reliance on the exceptions under Section 7.01 or Section 7.03, as applicable.

(a)    Wherever in this Agreement in connection with a Committed Borrowing, the conversion, continuation or prepayment of an Alternative Currency Term Rate Loan, or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Committed Borrowing, Alternative Currency Term Rate Loan or Letter of Credit is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the applicable L/C Issuer, as applicable.

(b)    The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “Eurocurrency Rate”, “SOFR”, “Alternative Currency Daily Rate”, “Alternative Currency Term Rate” or with respect to any rate (including, for the avoidance of doubt, the selection of such rate and any related spread or other adjustment) that is an alternative or replacement for or successor to any of such rates (including any Successor Rate) or the effect of any of the foregoing, or of any Conforming Changes.

Section 1.05    Additional Alternative Currencies.

(a)    The Company may from time to time request that Committed Loans be made and/or Letters of Credit be issued, in each case in a currency other than those specifically listed in the definition of “Alternative Currency”; provided that that such requested currency is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars in the international interbank market available to the Lenders and as to which a Dollar Equivalent may be readily calculated. In the case of any such request with respect to the making of Committed Loans, such request shall be subject to the approval of the Administrative Agent and each Lender; and in the case of any such request with respect to the issuance of Letters of Credit, such request shall be subject to the approval of the Administrative Agent and the L/C Issuers.

(b)    Any such request shall be made to the Administrative Agent not later than 1:00 p.m., twenty (20) Business Days prior to the date of the desired Credit Extension (or such other time or date as may be agreed by the Administrative Agent and, in the case of any such request pertaining to Letters of Credit, the L/C Issuers, in its or their sole discretion). In the case of any such request pertaining to Committed Loans, the Administrative Agent shall promptly notify each Lender thereof; and in the case of any such request pertaining to Letters of Credit, the Administrative Agent shall promptly notify the L/C Issuers thereof. Each Lender (in the case of any such request pertaining to Committed Loans) or each L/C Issuer (in the case of a request pertaining to Letters of Credit), shall notify the Administrative Agent, not later than 11:00 p.m., ten (10) Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Committed Loans or the issuance of Letters of Credit, as the case may be, in such requested currency.

(c)    Any failure by a Lender or an L/C Issuer, as the case may be, to respond to such request within the time period specified in Section 1.05(b) shall be deemed to be a refusal by such Lender or such L/C Issuer, as the case may be, to permit Committed Loans to be made or Letters of Credit to be issued in such requested currency. If the Administrative Agent and all the Lenders consent to making Committed Loans in such requested currency and the Administrative Agent and the Lenders reasonably determine that an appropriate interest rate is available to be used for such requested currency, the Administrative Agent shall so notify the Company and (i) the Administrative Agent and the Lenders may amend the definition of Alternative Currency Daily Rate or Alternative Currency Term Rate to the extent necessary to add the applicable rate for such currency, and (ii) to the extent the definition of Alternative Currency Daily Rate or Alternative Currency Term Rate, as applicable, has been amended to reflect the appropriate rate for such currency, such currency shall thereupon be deemed for all purposes to be an Alternative Currency for purposes of any Committed Borrowings. If the Administrative Agent and the L/C Issuers consent to the issuance of Letters of Credit in such requested currency, the Administrative Agent shall so notify the Company and (A) the Administrative Agent and the L/C Issuers may amend the definition of Alternative Currency Daily Rate or Alternative Currency Term Rate, as applicable, to the extent necessary to add the applicable rate for such currency and any applicable adjustment for such rate and (B) to the extent the definition of Alternative Currency Daily Rate or Alternative Currency Term Rate, as applicable, has been amended to reflect the appropriate rate for such currency, such currency shall thereupon be deemed for all purposes to be an Alternative Currency for purposes of any Letter of Credit issuances. If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.05, the Administrative Agent shall promptly so notify the Company.

Section 1.06    Change of Currency.

Each obligation of the Borrowers to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the Closing Date shall be redenominated into Euro at the time of such adoption. If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Committed Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Committed Borrowing, at the end of the then current Interest Period.

(a)    Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro. Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.

Section 1.07    Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

Section 1.08    Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time; provided that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

Section 1.09    Luxembourg Terms. Notwithstanding any other provision of this Agreement to the contrary, in this Agreement where it relates to a Luxembourg Loan Party, a reference to: (a) “constitutional documents” includes the up to date articles of association (statuts or statuts coordonnés) or the limited partnership agreement (contrat social) of that person, as appropriate; (b) an “agent” includes, without limitation, a mandataire; (c) a “matured obligation” includes, without limitation, any obligation that is certaine, liquide et exigible; (d) a director or a manager includes an administrateur and a gérant, and in relation to a partnership, an administrateur or gérant of its associé -gérant commandité or general partner; (e) a board of directors or board of managers includes a conseil d’administration or a collège de gérance; (f) a liquidator, receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors, compulsory manager or other similar officer includes a juge délégué, commissaire, juge-commissaire, mandataire ad hoc, administrateur provisoire, liquidateur or curateur; (g) liquidation, bankruptcy, insolvency, reorganization, moratorium or any similar proceeding shall include (i) insolvency/bankruptcy (faillite) within the meaning of Articles 437 ff. of the Luxembourg Commercial Code, (ii) controlled management (gestion contrôlée) within the meaning of the grand ducal regulation of 24 May 1935 on controlled management, (iii) voluntary arrangement with creditors (concordat préventif de la faillite) within the meaning of the law of 14 April 1886 on arrangements to prevent insolvency, as amended, (iv) suspension of payments (sursis de paiement) within the meaning of Articles 593 ff. of the Luxembourg Commercial Code, or (v) voluntary or compulsory winding-up pursuant to the Luxembourg Companies Law; (h) a lien or security interest includes any hypothèque, nantissement, gage, privilège, accord de transfert de propriété à titre de garantie, gage sur fonds de commerce, sûreté réelle, droit de rétention, and any type of security in rem (sûreté réelle) or agreement or arrangement having a similar effect and any transfer of title by way of security; (i) a “guarantee” includes (i) any garantie that is independent from the debt to which it relates and any suretyship (cautionnement) within the meaning of Articles 2011 et seq. of the Luxembourg Civil Code or (ii) a garantie professionelle de paiement within the meaning of the Luxembourg law of 10 July 2020; (j) a person being unable to pay its debts includes that person being in a state of cessation of payments (cessation de paiements) or having lost or meeting the criteria to lose its commercial creditworthiness (ébranlement de crédit); (k) attachments or similar creditors process means an executory attachment (saisie exécutoire) or conservatory attachment (saisie arrêt); and (l) a “set-off” includes, for purposes of Luxembourg law, legal set-off.

Section 1.10    Netherlands Terms. Notwithstanding any other provision of this Agreement to the contrary, in this Agreement: (a) where it relates to a Dutch Loan Party or in connection with any security in the Netherlands, (i) a reference to a Lien or security interest includes a retention of title arrangement (eigendomsvoorbehoud), privilege (voorrecht), a right of retention (recht van retentie), a right to reclaim goods (recht van reclame) and in general any right in rem (beperkt recht) created for the purpose of granting security (goederenrechtelijke zekerheid); and (ii) an attachment includes a beslag; and (b) where it relates to a Dutch Loan Party, (i) a director means a managing director (bestuurder) and board of directors means its managing board (bestuur); (ii) suspension of payments or a moratorium includes surséance van betaling; (iii) an administrator includes a bewindvoerder; (iv) a receiver includes a curator; and (v) a winding up, an administration or a dissolution includes failliet verklaard and ontbonden.

ARTICLE II.

THE COMMITMENTS AND CREDIT EXTENSIONS

Section 2.01    Committed Loans. Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a “Committed Loan”) to the Borrowers in Dollars or in one or more Alternative Currencies, from time to time on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Commitment; provided that, after giving effect to any Committed Borrowing, (a) the Total Outstandings shall not exceed the Aggregate Commitments, and (b) the Revolving Exposure of any Lender shall not exceed such Lender’s Commitment. Within the limits of each Lender’s Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01, prepay under Section 2.05, and reborrow under this Section 2.01. Committed Loans may be Base Rate Loans, Eurocurrency Rate Loans, Alternative Currency Daily Rate Loans or Alternative Currency Term Rate Loans, as further provided herein.

Section 2.02    Committed Borrowings; Conversions and Continuations of Committed Loans.

(a)    Each Committed Borrowing, each conversion of Committed Loans from one Type to the other, and each continuation of Eurocurrency Rate Loans or Alternative Currency Term Rate Loans shall be made upon the applicable Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone or a Committed Loan Notice; provided that any telephonic notice must be confirmed promptly by delivery to the Administrative Agent of a Committed Loan Notice. Each such Committed Loan Notice must be received by the Administrative Agent not later than 1:00 p.m. (i) three Business Days prior to the requested date of any Committed Borrowing of, conversion to or continuation of Eurocurrency Rate Loans or of any conversion of Eurocurrency Rate Loans to Base Rate Loans, (ii) four Business Days (or five Business Days in the case of a Special Notice Currency) prior to the requested date of any Committed Borrowing or continuation of Alternative Currency Loans, and (iii) on the requested date of any Committed Borrowing of Base Rate Loans denominated in Dollars. Each Committed Borrowing of, conversion to or continuation of Alternative Currency Loans shall be in a principal amount of 500,000 units of the Applicable Currency or a whole multiple of 100,000 units of the Applicable Currency in excess thereof. Except as provided in Sections 2.03 and 2.04(c), each Committed Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof. Each Committed Loan Notice shall specify (A) whether the applicable Borrower is requesting a Committed Borrowing, a conversion of Committed Loans from one Type to the other, or a continuation of Eurocurrency Rate Loans or Alternative Currency Term Rate Loans, (B) the requested date of the Committed Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (C) the principal amount of Committed Loans to be borrowed, converted or continued, (D) the Type of Committed Loans to be borrowed or to which existing Committed Loans are to be converted, (E) if applicable, the duration of the Interest Period with respect thereto, (F) the currency of the Committed Loans to be borrowed, and (G) the applicable Borrower. If the applicable Borrower fails to specify a currency in a Committed Loan Notice requesting a Committed Borrowing, then the Committed Loans so requested shall be made in Dollars to the Company. If the applicable Borrower fails to specify a Type of Committed Loan in a Committed Loan Notice or if such Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Committed Loans shall be made as, or converted to, Base Rate Loans to the Company; provided that in the case of a failure to timely request a continuation of Committed Loans denominated in an Alternative Currency, such Committed Loans shall be made or continued as Alternative Currency Loans in their original currency and, if an Alternative Currency Term Rate Loan shall have an Interest Period of one month. Any automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurocurrency Rate Loans. If the applicable Borrower requests a Committed Borrowing of, conversion to, or continuation of Eurocurrency Rate Loans or Alternative Currency Term Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. No Committed Loan may be converted into or continued as a Committed Loan denominated in a different currency, but instead must be prepaid in the original currency of such Committed Loan and reborrowed in the other currency.

(b)    Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount (and currency) of its Applicable Percentage of the applicable Committed Loans, and if no timely notice of a conversion or continuation is provided by the applicable Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans or continuation of Eurocurrency Rate Loans or Alternative Currency Term Rate Loans, in each case as described in the preceding subsection. In the case of a Committed Borrowing, each Lender shall make the amount of its Committed Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office for the applicable currency not later than 3:00 p.m., in the case of any Committed Loan denominated in Dollars, and not later than the Applicable Time specified by the Administrative Agent, in the case of any Committed Loan in an Alternative Currency, in each case on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Committed Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Company or the other applicable Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of such Borrower on the books of Bank of America with the amount of such funds, or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by such Borrower; provided that if, on the date the Committed Loan Notice with respect to a Committed Borrowing denominated in Dollars by the Company is given by the Company, there are L/C Borrowings outstanding, then the proceeds of such Committed Borrowing by the Company, first, shall be applied to the payment in full of any such L/C Borrowings, and, second, shall be made available to the Company as provided above.

(c)    Except as otherwise provided herein, a Eurocurrency Rate Loans or an Alternative Currency Term Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurocurrency Rate Loans or Alternative Currency Term Rate Loan. During the existence of an Event of Default, (i) no Loans denominated in Dollars may be requested as or converted to Eurocurrency Rate Loans and (ii) no Loans denominated in Alternative Currencies may be requested as, converted to or continued as Alternative Currency Loans, in each case without the consent of the Required Lenders.

(d)    The Administrative Agent shall promptly notify the Company and the Lenders of the interest rate applicable to any Interest Period for Eurocurrency Rate Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Company and the Lenders of any change in the Administrative Agent’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(e)    After giving effect to all Committed Borrowings, all conversions of Committed Loans from one Type to the other, and all continuations of Committed Loans as the same Type, there shall not be more than fifteen (15) Interest Periods in effect with respect to Committed Loans.

(f)    Notwithstanding anything to the contrary in this Agreement, any Lender may exchange, continue or rollover all or the portion of its Committed Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrowers, the Administrative Agent and such Lender.

(g)    With respect to any Alternative Currency Daily Rate, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Documents; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Company and the Lenders reasonably promptly after such amendment becomes effective.

Section 2.03    Letters of Credit.

(a)    The Letter of Credit Commitment. Subject to the terms and conditions set forth herein, in addition to the Committed Loans provided for in Section 2.01, the Company may request that any L/C Issuer, and each L/C Issuer agrees that it shall, in reliance on the agreements of the Lenders set forth in this Section 2.03, issue, at any time and from time to time during the Availability Period, Letters of Credit denominated in Dollars or in one or more Alternative Currencies for the Company’s account or for the account of any of the Company’s Subsidiaries, in such form as is acceptable to such L/C Issuer in its reasonable determination. Letters of Credit issued hereunder shall constitute utilization of the Aggregate Commitments.

(b)    Notice of Issuance, Amendment, Extension, Reinstatement or Renewal.

(i)    To request the issuance of a Letter of Credit (or the amendment of the terms and conditions, extension of the terms and conditions, extension of the expiration date, or reinstatement of amounts paid, or renewal of an outstanding Letter of Credit), the Company shall deliver (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable L/C Issuer) to the applicable L/C Issuer and to the Administrative Agent no later than 1:00 p.m. two (2) Business Days (or five (5) Business Days, in the case of a Letter of Credit to be issued in an Alternative Currency (or, in each case, such other date and time as the Administrative Agent and such L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, extended, reinstated or renewed, and specifying the date of issuance, amendment, extension, reinstatement or renewal (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with Section 2.03(d)), the amount of such Letter of Credit, the name and address of the beneficiary thereof, the purpose and nature of the requested Letter of Credit and such other information as shall be necessary to prepare, amend, extend, reinstate or renew such Letter of Credit. If requested by the applicable L/C Issuer, the Company also shall submit a letter of credit application and reimbursement agreement on such L/C Issuer’s standard form in connection with any request for a Letter of Credit. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application and reimbursement agreement or other agreement submitted by the Company to, or entered into by the Company with, an L/C Issuer relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

(ii)    If the Company so requests in any applicable Letter of Credit Application (or the amendment of an outstanding Letter of Credit), the applicable L/C Issuer may, in its sole discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit shall permit such L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension

Notice Date”) in each such twelve-month period to be agreed upon by the Company and the applicable L/C Issuer at the time such Letter of Credit is issued. Unless otherwise directed by the applicable L/C Issuer, the Company shall not be required to make a specific request to such L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the applicable L/C Issuer to permit the extension of such Letter of Credit at any time to an expiration date not later than the date permitted pursuant to Section 2.03(d); provided that such L/C Issuer shall not (A) permit any such extension if (1) such L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its extended form under the terms hereof (except that the expiration date may be extended to a date that is no more than one (1) year from the then-current expiration date), or (2) it has received notice (which may be in writing or by telephone (if promptly confirmed in writing)) on or before the day that is seven (7) Business Days before the Non-Extension Notice Date from the Administrative Agent that the Required Lenders have elected not to permit such extension, or (B) be obligated to permit such extension if it has received notice (which may be in writing or by telephone (if promptly confirmed in writing)) on or before the day that is seven (7) Business Days before the Non-Extension Notice Date from the Administrative Agent, any Lender or the Company that one or more of the applicable conditions set forth in Section 4.02 is not then satisfied (each of which conditions precedent, together with any applicable Default, shall be specifically identified in such writing), and in each such case directing such L/C Issuer not to permit such extension.

(c)    Limitations on Amounts, Issuance and Amendment.

(i)    A Letter of Credit shall be issued, amended, extended, reinstated or renewed only if (and upon issuance, amendment, extension, reinstatement or renewal of each Letter of Credit, the Company shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, extension, reinstatement or renewal (w) the aggregate amount of the outstanding Letters of Credit issued by any L/C Issuer shall not exceed such L/C Issuer’s L/C Commitment, (x) the aggregate L/C Obligations shall not exceed the Letter of Credit Sublimit, (y) the Revolving Exposure of any Lender shall not exceed such Lender’s Commitment, and (z) the Total Outstandings shall not exceed the Aggregate Commitments.

(ii)    No L/C Issuer shall be under any obligation to issue any Letter of Credit if:

(A)    any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing the Letter of Credit, or any Law applicable to such L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or request that such L/C Issuer refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon such L/C Issuer with respect to the Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such L/C Issuer in good faith deems material to it;

(B)    the issuance of such Letter of Credit would violate one or more policies of such L/C Issuer applicable to letters of credit generally;

(C)    except as otherwise agreed by the Administrative Agent and such L/C Issuer, the Letter of Credit is in an initial stated amount less than $100,000 (or 100,000 units of the Applicable Currency if not issued in Dollars), in the case of a commercial Letter of Credit, or $500,000 (or 500,000 units of the Applicable Currency if not issued in Dollars), in the case of a standby Letter of Credit;

(D)    any Lender is at that time a Defaulting Lender, unless such L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, reasonably satisfactory to such L/C Issuer with the Company or such Lender to eliminate such L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.18(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which such L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion;

(E)    the Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder; or

(F)    (1) the Letter of Credit is to be denominated in a currency other than Dollars or an Alternative Currency, or (2) such L/C Issuer does not as of the issuance date of the requested Letter of Credit issue Letters of Credit in the requested currency.

(iii)    No L/C Issuer shall be under any obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue the Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of the Letter of Credit does not accept the proposed amendment to the Letter of Credit.

(d)    Expiration Date. Each Letter of Credit shall have a stated expiration date no later than the earlier of: (i) the date twelve (12) months after the date of the issuance of such Letter of Credit (or, in the case of any extension of the expiration date thereof, whether automatic or by amendment, twelve months after the then-current expiration date of such Letter of Credit); provided that, subject to clause (ii) below, (A) the face amount of the requested Letter of Credit, when taken together with the face amount of all other Letters of Credit with expiry dates longer than one year after the date of issuance, does not exceed $10,000,000, or (B) the Required Lenders have approved such expiry date; and (ii) the Letter of Credit Expiration Date.

(e)    Participations.

(i)    By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount or extending the expiration date thereof), and without any further action on the part of the applicable L/C Issuer or the Lenders, such L/C Issuer hereby grants to each Lender, and each Lender hereby acquires from such L/C Issuer, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this Section 2.03(e) in respect of Letters of Credit is absolute, unconditional and irrevocable and shall not be affected by any circumstance whatsoever, including any amendment, extension, reinstatement or renewal of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Aggregate Commitments.

(ii)    In consideration and in furtherance of the foregoing, each Lender hereby absolutely, unconditionally and irrevocably agrees to pay to the Administrative Agent, for account of the applicable L/C Issuer, such Lender’s Applicable Percentage of each L/C Disbursement made by an L/C Issuer not later than 1:00 p.m. (or the Applicable Time, in the case of any Letter of Credit denominated in an Alternative Currency) on the Business Day specified in the notice provided by the Administrative Agent to the Lenders pursuant to Section 2.03(f) until such L/C Disbursement is reimbursed by the Company or at any time after any reimbursement payment is required to be refunded to the Company for any reason, including after the Maturity Date. Such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each such payment shall be made in the same manner as provided in Section 2.02 with respect to Committed Loans made by such Lender (and Section 2.02 shall apply, mutatis mutandis, to the payment obligations of the Lenders pursuant to this Section 2.03(e)), and the Administrative Agent shall promptly pay to the applicable L/C Issuer the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Company pursuant to Section 2.03(f), the Administrative Agent shall distribute such payment to the applicable L/C Issuer or, to the extent that the Lenders have made payments pursuant to this Section 2.03(e) to reimburse such L/C Issuer, then to such Lenders and such L/C Issuer as their interests may appear. Any payment made by a Lender pursuant to this Section 2.03(e) to reimburse an L/C Issuer for any L/C Disbursement shall not constitute a Committed Loan and shall not relieve the Company of its obligation to reimburse such L/C Disbursement.

(iii)    Each Lender further acknowledges and agrees that its participation in each Letter of Credit will be automatically adjusted to reflect such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit at each time such Lender’s Commitment is amended pursuant to this Agreement.

(iv)    If any Lender fails to make available to the Administrative Agent for the account of the applicable L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(e), then, without limiting the other provisions of this Agreement, the applicable L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the greater of the applicable Overnight Rate and a rate determined by the applicable L/C Issuer in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by such L/C Issuer in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s L/C Advance in respect of the relevant L/C Disbursement. A certificate of any L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(e)(iv) shall be conclusive absent manifest error.

(f)    Reimbursement. If an L/C Issuer shall make any L/C Disbursement in respect of a Letter of Credit, the Company shall reimburse such L/C Issuer in respect of such L/C Disbursement by paying to the Administrative Agent an amount equal to such L/C Disbursement not later than 12:00 noon on (i) the Business Day that the Company receives notice of such L/C Disbursement, if such notice is received prior to 10:00 a.m., or (ii) the Business Day immediately following the day that the Company receives such notice, if such notice is not received prior to such time; provided that the Company may, subject to the satisfaction of the conditions set forth in Section 4.02, request in accordance with Section 2.02 or Section 2.04 that such payment be financed with a Committed Borrowing of Base Rate Loans or a Swing Line Borrowing in an equivalent amount and, to the extent so financed, the Company’s obligation to make such payment shall be discharged and replaced by the resulting Borrowing. If the Company fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable L/C Disbursement, the payment then due from the Company in respect thereof (the “Unreimbursed Amount”) and such Lender’s Applicable Percentage thereof. Promptly upon receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the Unreimbursed Amount pursuant to Section 2.03(e)(ii), subject to the amount of the unutilized portion of the Aggregate Commitments. Any notice given by any L/C Issuer or the Administrative Agent pursuant to this Section 2.03(f) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(g)    Obligations Absolute. The Company’s obligation to reimburse L/C Disbursements as provided in Section 2.03(f) shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of:

(i)    any lack of validity or enforceability of this Agreement, any other Loan Document or any Letter of Credit, or any term or provision herein or therein;

(ii)    the existence of any claim, counterclaim, setoff, defense or other right that the Company or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), any L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii)    any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement in such draft or other document being untrue or inaccurate in any respect;

(iv)    waiver by any L/C Issuer of any requirement that exists for such L/C Issuer’s protection and not the protection of the Company or any waiver by such L/C Issuer which does not in fact materially prejudice the Company;

(v)    honor of a demand for payment presented electronically even if such Letter of Credit required that demand be in the form of a draft;

(vi)    any payment made by any L/C Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under such Letter of Credit if presentation after such date is authorized by the UCC, the ISP or the UCP, as applicable;

(vii)    payment by the applicable L/C Issuer under a Letter of Credit against presentation of a draft or other document that does not comply strictly with the terms of such Letter of Credit;

(viii)    any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.03, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder; or

any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to the Company or any Subsidiary or in the relevant currency markets generally.

(h)    Examination. The Company shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Company’s instructions or other irregularity, the Company will immediately notify the applicable L/C Issuer. The Company shall be conclusively deemed to have waived any such claim against each L/C Issuer and its correspondents unless such notice is given as aforesaid.

(i)    Liability. None of the Administrative Agent, the Lenders, any L/C Issuer, or any of their Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit by the applicable L/C Issuer or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in Section 2.03(g)), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms, any error in translation or any consequence arising from causes beyond the control of the applicable L/C Issuer; provided that the foregoing shall not be construed to excuse an L/C Issuer from liability to the Company to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Company to the extent permitted by applicable Law) suffered by the Company that are caused by such L/C Issuer’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of an L/C Issuer (as finally determined by a court of competent jurisdiction), an L/C Issuer shall be deemed to have exercised care in each such determination. Additionally:

(i)    an L/C Issuer may replace a purportedly lost, stolen, or destroyed original Letter of Credit or missing amendment thereto with a certified true copy marked as such or waive a requirement for its presentation;

(ii)    an L/C Issuer may accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit and without regard to any non-documentary condition in such Letter of Credit;

(iii)    an L/C Issuer shall have the right, in its sole discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms of such Letter of Credit; and

(iv)    this Section 2.03(i) shall establish the standard of care to be exercised by an L/C Issuer when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof (and the parties hereto hereby waive, to the extent permitted by applicable Law, any standard of care inconsistent with the foregoing).

Without limiting the foregoing, none of the Administrative Agent, the Lenders, any L/C Issuer, or any of their Related Parties shall have any liability or responsibility by reason of (A) any presentation that includes forged or fraudulent documents or that is otherwise affected by the fraudulent, bad faith, or illegal conduct of the beneficiary or other Person, (B) an L/C Issuer declining to take-up documents and make payment against documents that are fraudulent, forged, or for other reasons by which that it is entitled not to honor, (C) following a Company’s waiver of discrepancies with respect to such documents or request for honor of such documents, or (D) an L/C Issuer retaining proceeds of a Letter of Credit based on an apparently applicable attachment order, blocking regulation, or third-party claim notified to such L/C Issuer.

(j)    Applicability of ISP and UCP. Unless otherwise expressly agreed by the applicable L/C Issuer and the Company when a Letter of Credit is issued by it (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the UCP shall apply to each commercial Letter of Credit. Notwithstanding the foregoing, no L/C Issuer shall be responsible to the Company for, and no L/C Issuer’s rights and remedies against the Company shall be impaired by, any action or inaction of any L/C Issuer required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where any L/C Issuer or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade – International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.

(k)    Benefits. Each L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each L/C Issuer shall have all of the benefits and immunities (i) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included such L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to such L/C Issuer.

(l)    Letter of Credit Fees. The Company shall pay to the Administrative Agent, for the account of each Lender in accordance with its Applicable Percentage, in Dollars, a Letter of Credit fee (the “Letter of Credit Fee”) (i) for each commercial Letter of Credit equal to the Applicable Margin for Eurocurrency Rate Loans times the Dollar Equivalent of the maximum stated amount of such Letter of Credit, and (ii) for each standby Letter of Credit equal to the Applicable Margin for Eurocurrency Rate Loans times the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit. For purposes of computing the daily amount available to be drawn under any standby Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. Letter of Credit Fees shall be (A)(1) with respect to each standby Letter of Credit, payable on the first Business Day following each fiscal quarter end of the Company, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date, and thereafter on demand, and (2) with respect to each commercial Letter of Credit, at the time of issuance of such Letter of Credit, and (B) accrued through and including the last day of each fiscal quarter of the Company in arrears. If there is any change in the Applicable Margin during any quarter, the daily amount available to be drawn under each standby Letter of Credit shall be computed and multiplied by the Applicable Margin separately for each period during such quarter that such Applicable Margin was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.

(m)    Fronting Fee and Documentary and Processing Charges Payable to L/C Issuers. The Company shall pay directly to the applicable L/C Issuer for its own account a fronting fee (i) with respect to each commercial Letter of Credit, equal to a percentage per annum separate agreed between the Company and such L/C Issuer times the Dollar Equivalent of the maximum stated amount of such Letter of Credit, and payable upon the issuance thereof, (ii) with respect to any amendment of a commercial Letter of Credit increasing the amount of such Letter of Credit, at a rate separately agreed between the Company and such L/C Issuer, computed on the Dollar Equivalent of the amount of such increase, and payable upon the effectiveness of such amendment, and (iii) with respect to each standby Letter of Credit, at the rate per annum equal to the percentage separately agreed upon between the Company and such L/C Issuer, computed on the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears. Such fronting fee shall be due and payable no later than the tenth Business Day after the end of each fiscal quarter end of the Company in the most recently- ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Maturity Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. In addition, the Company shall pay directly to the applicable L/C Issuer for its own account, in Dollars, the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(n)    Disbursement Procedures. The L/C Issuer for any Letter of Credit shall, within the time allowed by applicable Laws or the specific terms of the Letter of Credit following its receipt thereof, examine all documents purporting to represent a demand for payment under such Letter of Credit. Such L/C Issuer shall promptly after such examination notify the Administrative Agent and the Company in writing of such demand for payment if such L/C Issuer has made or will make an L/C Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Company of its obligation to reimburse such L/C Issuer and the Lenders with respect to any such L/C Disbursement.

Interim Interest. If the L/C Issuer for any Letter of Credit shall make any L/C Disbursement, then, unless the Company shall reimburse such L/C Disbursement in full on the date such L/C Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such L/C Disbursement is made to but excluding the date that the Company reimburses such L/C Disbursement, at the rate per annum then applicable to Base Rate Loans; provided that if the Company fails to reimburse such L/C Disbursement when due pursuant to Section 2.03(f), then Section 2.08(b) shall apply. Interest accrued pursuant to this Section 2.03(o) shall be for account of such L/C Issuer, except that interest accrued on and after the date of payment by any Lender pursuant to Section 2.03(f) to reimburse such L/C Issuer shall be for account of such Lender to the extent of such payment.

(o)    Replacement of any L/C Issuer. Any L/C Issuer may be replaced at any time by written agreement among the Company, the Administrative Agent, the replaced L/C Issuer and the successor L/C Issuer. The Administrative Agent shall notify the Lenders of any such replacement of an L/C Issuer. At the time any such replacement shall become effective, the Company shall pay all unpaid fees accrued for the account of the replaced L/C Issuer pursuant to Section 2.03(m). From and after the effective date of any such replacement, (i) the successor L/C Issuer shall have all the rights and obligations of an L/C Issuer under this Agreement with respect to Letters of Credit to be issued by it thereafter, and (ii) references herein to the term “L/C Issuer” shall be deemed to include such successor or any previous L/C Issuer, or such successor and all previous L/C Issuer, as the context shall require. After the replacement of an L/C Issuer hereunder, the replaced L/C Issuer shall remain a party hereto and shall continue to have all the rights and obligations of an L/C Issuer under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(p)    Cash Collateralization.

(i)    If any Event of Default shall occur and be continuing, on the Business Day that the Company receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with L/C Obligations representing at least 50% of the total L/C Obligations) demanding the deposit of Cash Collateral pursuant to this Section 2.03(q), the Company shall immediately deposit into a non-interest bearing account established and maintained on the books and records of the Administrative Agent (the “Collateral Account”) an amount in cash equal to 100% of the total L/C Obligations as of such date, plus any accrued and unpaid interest thereon; provided that the obligation to deposit such Cash Collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default described in Section 8.01(f). Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Company under this Agreement. In addition, and without limiting the foregoing or Section 2.03(d), if any L/C Obligations remain outstanding after the expiration date specified in Section 2.03(d), the Company shall immediately deposit into the Collateral Account an amount in cash equal to 100% of such L/C Obligations as of such date, plus any accrued and unpaid interest thereon.

(ii)    The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over the Collateral Account. Moneys in the Collateral Account shall be applied by the Administrative Agent to reimburse each L/C Issuer for L/C Disbursements for which it has not been reimbursed, together with related fees, costs, and customary processing charges, and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Company for the L/C Obligations at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with L/C Obligations representing at least 50% of the total L/C Obligations), be applied to satisfy other obligations of the Company under this Agreement. If the Company is required to provide an amount of Cash Collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Company within three (3) Business Days after all Events of Default have been cured or waived. Notwithstanding anything to the contrary in this Agreement, the remaining balance of the Collateral Account will be returned to the Borrowers on the Facility Termination Date.

L/C Issuer Reports to the Administrative Agent. Unless otherwise agreed by the Administrative Agent, each L/C Issuer shall, in addition to its notification obligations set forth elsewhere in this Section 2.03, provide the Administrative Agent a Letter of Credit Report, as set forth below:

(iii)    reasonably prior to the time that such L/C Issuer issues, amends, renews, increases or extends a Letter of Credit, the date of such issuance, amendment, renewal, increase or extension and the Dollar Equivalent of the stated amount of the applicable Letters of Credit after giving effect to such issuance, amendment, renewal or extension (and whether the amounts thereof shall have changed);

(iv)    promptly following the date on which such L/C Issuer makes a payment pursuant to a Letter of Credit, the date and amount of such payment;

(v)    promptly following the date on which the Company fails to reimburse a payment made pursuant to a Letter of Credit required to be reimbursed to such L/C Issuer on such day, the date of such failure and the amount of such payment;

(vi)    on any other Business Day, such other information as the Administrative Agent shall reasonably request as to the Letters of Credit issued by such L/C Issuer; and

(vii)    for so long as any Letter of Credit issued by an L/C Issuer is outstanding, such L/C Issuer shall deliver to the Administrative Agent (A) within five (5) Business Days after the beginning of each calendar month, (B) at all other times a Letter of Credit Report is required to be delivered pursuant to this Agreement, (C) on each date that an L/C Credit Extension occurs (other than any extension under an Auto-Extension Letter of Credit), and (D) promptly following the date that there is any expiration and/or cancellation, in each case, with respect to any such Letter of Credit, a Letter of Credit Report appropriately completed with the information for every outstanding Letter of Credit issued by such L/C Issuer.

Additional L/C Issuers. Any Lender hereunder may become an L/C Issuer upon receipt by the Administrative Agent of a fully executed Notice of Additional L/C Issuer which shall be signed by the Company, the Administrative Agent and such new L/C Issuer. Such new L/C Issuer shall provide its L/C Commitment in such Notice of Additional L/C Issuer and upon the receipt by the Administrative Agent of the fully executed Notice of Additional L/C Issuer, the defined term L/C Commitment shall be deemed amended to incorporate the L/C Commitment of such new L/C Issuer.

Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Company shall be obligated to reimburse, indemnify and compensate the applicable L/C Issuer hereunder for any and all drawings under such Letter of Credit as if such Letter of Credit had been issues solely for the account of the Company. The Company irrevocably waives any and all defenses that might otherwise be available to it as a guarantor or surety of any or all of the obligations of such Subsidiary in respect of such Letter of Credit. The Company hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Company, and that the Company’s business derives substantial benefits from the businesses of such Subsidiaries.

(u)    Termination of an L/C Issuer. The Company may terminate the appointment of any L/C Issuer as an “L/C Issuer” hereunder by providing a written notice thereof to such L/C Issuer, with a copy to the Administrative Agent. Any such termination shall become effective upon the earlier of (i) such L/C Issuer’s acknowledging receipt of such notice and (ii) the fifth Business Day following the date of the delivery thereof; provided that no such termination shall become effective with respect to any Letter of Credit issued by such L/C Issuer (or its Affiliates) until and unless the L/C Obligations attributable to such Letter of Credit shall have been reduced to zero or Cash Collateralized in an amount equal to 100% of such L/C Obligations as of such date, plus any accrued and unpaid interest thereon. At the time any such termination shall become effective, the Borrowers shall pay all unpaid fees accrued for the account of the terminated L/C Issuer. Notwithstanding the effectiveness of any such termination, the terminated L/C Issuer shall remain a party hereto and shall continue to have all the rights, obligations and duties of an L/C Issuer under this Agreement with respect to Letters of Credit issued by it (or its Affiliates) prior to and outstanding as of the effectiveness of such termination, but shall not issue any additional Letters of Credit.

Section 2.04    Swing Line Loans.

(a)    The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, to make loans in Dollars (each such loan, a “Swing Line Loan”) to the Company from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Percentage of the Outstanding Amount of Committed Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender’s Commitment; provided that (i) after giving effect to any Swing Line Loan, (A) the Total Outstandings shall not exceed the Aggregate Commitments, and (B) the Revolving Exposure of any Lender at such time shall not exceed such Lender’s Commitment, (ii) the Company shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan, and (iii) the Swing Line Lender shall not be under any obligation to make any Swing Line Loan if it shall determine (which determination shall be conclusive and binding absent manifest error) that it has, or by such Credit Extension may have, Fronting Exposure. Within the foregoing limits, and subject to the other terms and conditions hereof, the Company may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a Swing Line Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Swing Line Loan.

(b)    Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Company’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone or a Swing Line Loan Notice; provided that any telephonic notice must be confirmed immediately by delivery to the Swing Line Lender and the Administrative Agent of a Swing Line Loan Notice. Each Swing Line Loan Notice must be received by the Swing Line Lender and the Administrative Agent not later than 2:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000 or a whole multiple of $100,000 in excess thereof, and (ii) the requested borrowing date, which shall be a Business Day. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Company at its office by crediting the account of the Company on the books of the Swing Line Lender in Same Day Funds.

(c)    Refinancing of Swing Line Loans.

(i)    The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Company (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Lender make a Base Rate Loan in an amount equal to such Lender’s Applicable Percentage of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02. The Swing Line Lender shall furnish the Company with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Lender shall make an amount equal to its Applicable Percentage of the amount specified in such Committed Loan Notice available to the Administrative Agent in Same Day Funds for the account of the Swing Line Lender at the Administrative Agent’s Office for Dollar-denominated payments not later than 1:00 p.m. on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Company in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

(ii)    If for any reason any Swing Line Loan cannot be refinanced by such a Committed Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Lenders fund its risk participation in the relevant Swing Line Loan and each Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

(iii)    If any Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Committed Loan included in the relevant Committed Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.04(c)(iii) shall be conclusive absent manifest error.

(iv)    Each Lender’s obligation to make Committed Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Company or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that each Lender’s obligation to make Committed Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Company of a Committed Loan Notice). No such funding of risk participations shall relieve or otherwise impair the obligation of the Company to repay Swing Line Loans, together with interest as provided herein.

(d)    Repayment of Participations.

(i)    At any time after any Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Applicable Percentage of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s risk participation was funded) in the same funds as those received by the Swing Line Lender.

(ii)    If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Lender shall pay to the Swing Line Lender its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Overnight Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Lenders under this clause shall survive the Facility Termination Date.

(e)    Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Company for interest on the Swing Line Loans. Until each Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.04 to refinance such Lender’s Applicable Percentage of any Swing Line Loan, interest in respect of such Applicable Percentage shall be solely for the account of the Swing Line Lender.

(f)    Payments Directly to Swing Line Lender. The Company shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

Section 2.05    Prepayments.

(a)    Each Borrower may, upon notice from such Borrower to the Administrative Agent pursuant to delivery to the Administrative Agent of a Notice of Loan Prepayment, at any time or from time to time voluntarily prepay Committed Loans in whole or in part without premium or penalty (subject to Section 3.05); provided that, except as otherwise agreed to by the Administrative Agent: (i) such notice must be received by the Administrative Agent not later than 1:00 p.m. (A) three Business Days prior to any date of prepayment of Eurocurrency Rate Loans, (B) four Business Days (or five Business Days, in the case of prepayment of Committed Loans denominated in Special Notice Currencies) prior to any date of prepayment of Alternative Currency Loans, and (C) on the date of prepayment of Base Rate Loans; (ii) any prepayment of Eurocurrency Rate Loans or

Alternative Currency Term Rate Loans shall be in a principal amount of 500,000 units of the Applicable Currency or a whole multiple of 100,000 units of the Applicable Currency in excess thereof or, if less, the entire principal amount thereof then outstanding; and (iii) any prepayment of Base Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof or, if less, the entire principal amount thereof then outstanding; provided, further that a Notice of Loan Prepayment may state that such notice is conditioned upon the effectiveness of other credit facilities or the occurrence of any one or more other transactions or events specified therein, in which case such notice may be revoked by the applicable Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Each such notice shall specify the date and the amount of such prepayment, the Type(s) of Committed Loans to be prepaid, the currency or currencies of Committed Loans to be prepaid and, if Alternative Currency Term Rate Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment. If such notice is given by a Borrower, such Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of any Loan shall be accompanied by all accrued interest on the amount prepaid, together with, in the case of any Eurocurrency Rate Loan and any Alternative Currency Loan, any additional amounts required pursuant to Section 3.05. Subject to Section 2.18, each such prepayment shall be applied to the Committed Loans of the Lenders in accordance with their respective Applicable Percentages.

(b)    The Company may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent) pursuant to delivery to the Swing Line Lender and the Administrative Agent of a Notice of Loan Prepayment, at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that, except as otherwise agreed by the Swing Line Lender and the Administrative Agent, (i) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (ii) any such prepayment shall be in a minimum principal amount of $100,000, or, if less, the entire principal thereof then outstanding. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein; provided that if a notice of prepayment is given in connection with a conditional notice of termination of the Aggregate Commitments as contemplated by Section 2.06, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.06.

(c)    If at any time, (i) other than as a result of fluctuations in currency exchange rates, the Total Outstandings at such time exceed the Aggregate Commitments in effect at such time, the Company shall immediately prepay Loans and/or the Company shall Cash Collateralize the L/C Obligations in an aggregate amount sufficient to reduce the Total Outstandings as of such date of payment to an amount not to exceed 100% of the Aggregate Commitments then in effect, and (ii) the Administrative Agent notifies the Company in writing that, solely as a result of fluctuations in currency exchange rates, the Total Outstandings at such time exceeds 105% of the Aggregate Commitments in effect at such time, the Company shall within two Business Days after receipt of such notice prepay Loans and/or the Company shall Cash Collateralize the L/C Obligations in an aggregate amount sufficient to reduce the Total Outstandings as of such date of payment to an amount not to exceed 100% of the Aggregate Commitments then in effect; provided that, in each case, the Company shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(c) unless after the prepayment in full of the Loans, the Total Outstandings at such time exceeds the Aggregate Commitments then in effect.

Section 2.06    Termination or Reduction of Aggregate Commitments. The Company may, upon notice to the Administrative Agent, terminate the Aggregate Commitments, or from time to time permanently reduce the Aggregate Commitments; provided that, except as otherwise agreed by the Administrative Agent: (i) any such notice shall be received by the Administrative Agent not later than 1:00 p.m. three Business Days prior to the date of termination or reduction; (ii) any such partial reduction shall be in an aggregate amount of $1,000,000 or any whole multiple of $1,000,000 in excess thereof; (iii) the Company shall not terminate or reduce the Aggregate Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Outstandings at such time would exceed the Aggregate Commitments then in effect; and (iv) if, after giving effect to any reduction of the Aggregate Commitments, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the amount of the Aggregate Commitments, such sublimit shall be automatically reduced by the amount of such excess; provided, further that, a notice of termination of the Aggregate Commitments delivered by the Company may state that such notice is conditioned upon the effectiveness of other credit facilities or the occurrence of any one or more other transactions or events specified therein, in which case such notice may be revoked by the Company (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Commitments. The amount of any such Aggregate Commitment reduction shall not be applied to the Letter of Credit Sublimit unless otherwise specified by the Company. Any reduction of the Aggregate Commitments shall be applied to the Commitment of each Lender according to its Applicable Percentage. All fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.

Section 2.07    Repayment of Loans.

(a)    Each Borrower shall repay to the Lenders on the Maturity Date the aggregate principal amount of Committed Loans made to such Borrower outstanding on such date.

(b)    The Company shall repay each Swing Line Loan on the earlier to occur of (i) the date that is ten Business Days after such Swing Line Loan is made, and (ii) the Maturity Date.

Section 2.08    Interest.

(a)    Subject to the provisions of Section 2.08(b), (i) each Eurocurrency Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurocurrency Rate for such Interest Period plus the Applicable Margin for Eurocurrency Rate Loans; (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Margin for Base Rate Loans; (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Margin for Base Rate Loans (iv) each Alternative Currency Daily Rate Loan shall bear interest on the outstanding principal amount thereof at a rate per annum equal to the Alternative Currency Daily Rate plus the Applicable Margin for Alternative Currency Daily Rate Loans; and (v) each Alternative Currency Term Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Alternative Currency Term Rate for such Interest Period plus the Applicable Margin for Alternative Currency Term Rate Loans. To the extent that any calculation of interest or any fee required to be paid under this Agreement shall be based on (or result in) a calculation that is less than zero, such calculation shall be deemed zero for purposes of this Agreement.

(b)     If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(i)    If any amount (other than principal of any Loan) payable by any Borrower under any Loan Document is not paid when due (after giving effect to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii)    Notwithstanding the foregoing, while an Event of Default under Section 8.01(f) exists, all outstanding Obligations hereunder shall bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iii)    Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c)    Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

Section 2.09    Fees. In addition to certain fees described in Section 2.03:

(a)    Facility Fee. The Company shall pay to the Administrative Agent, for the account of each Lender in accordance with its Applicable Percentage, a facility fee in Dollars equal to the facility fee amount specified in the chart contained in the definition of Applicable Margin times the actual daily amount of the Aggregate Commitments (or, if the Aggregate Commitments have terminated, on the Outstanding Amount of all Committed Loans, Swing Line Loans and L/C Obligations), regardless of usage, subject to adjustment as provided in Section 2.18. The facility fee shall accrue at all times during the Availability Period (and thereafter so long as any Committed Loans, Swing Line Loans or L/C Obligations remain outstanding), including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the last day of the Availability Period (and, if applicable, thereafter on demand). The facility fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Margin during any quarter, the actual daily amount shall be computed and multiplied by the facility fee amount specified in the chart contained in the definition of Applicable Margin separately for each period during such quarter that such Applicable Margin was in effect.

(b)    Other Fees. The Company shall pay to (i) BofA Securities and the Administrative Agent, for their own respective accounts, in Dollars, fees in the amounts and at the times specified in the Fee Letter, (ii) each other Arranger, for its own account, in Dollars, such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified, (iii) the Lenders, in Dollars, such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

Section 2.10    Computation of Interest and Fees. All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the Eurocurrency Rate) and for Loans denominated in Alternative Currencies shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest, including those with respect to Eurocurrency Rate Loans, shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year), or, in the case of interest in respect of Alternative Currency Loans as to which market practice differs from the foregoing, in accordance with such market practice. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

Section 2.11    Evidence of Debt.

(a)    The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender in the ordinary course of business. The Administrative Agent shall maintain the Register in accordance with Section 11.06(c). The accounts or records maintained by each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the Register, the Register shall control in the absence of manifest error. Upon the request of any Lender to a Borrower made through the Administrative Agent, such Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans to such Borrower in addition to such accounts or records. Each Lender may attach schedules to a Note and endorse thereon the date, Type (if applicable), amount, currency and maturity of its Loans and payments with respect thereto.

(b)    In addition to the accounts and records referred to in Section 2.11(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

Section 2.12    Payments Generally; Administrative Agent’s Clawback.

(a)    General. Except as otherwise provided in Section 3.01, all payments to be made by the Borrowers shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein and except with respect to principal of and interest on Loans denominated in an Alternative Currency, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in Dollars and in Same Day Funds not later than 2:00 p.m. on the date specified herein. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder with respect to principal and interest on Loans denominated in an Alternative Currency shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in such Alternative Currency and in Same Day Funds not later than the Applicable Time specified by the Administrative Agent on the dates specified herein. Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Agreement be made in the United States. If, for any reason, any Borrower is prohibited by any Law from making any required payment hereunder in an Alternative Currency, such Borrower shall make such payment in Dollars in the Dollar Equivalent of the Alternative Currency payment amount. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent (i) after 2:00 p.m., in the case of payments in Dollars, or (ii) after the Applicable Time specified by the Administrative Agent in the case of payments in an Alternative Currency, shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by any Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b)    Funding by Lenders; Presumption by Administrative Agent.

Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Committed Borrowing of Eurocurrency Rate Loans or Alternative Currency Loans (or, in the case of any Committed Borrowing of Base Rate Loans, prior to 2:00 p.m. on the date of such Committed Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Committed Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Committed Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Committed Borrowing available to the Administrative Agent, then the applicable Lender and the applicable Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in Same Day Funds with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the Overnight Rate, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by such Borrower, the interest rate applicable to Base Rate Loans (or, in the case of Alternative Currencies, in accordance with such market practice, in each case, as applicable). If such Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to such Borrower the amount of such interest paid by such Borrower for such period. If such Lender pays its share of the applicable Committed Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Committed Loan included in such Committed Borrowing. Any payment by such Borrower shall be without prejudice to any claim such Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(i)    Payments by Borrowers; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or any L/C Issuer hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the applicable L/C Issuer, as the case may be, the amount due. With respect to any payment that the Administrative Agent makes for the account of the Lenders or the applicable L/C Issuer hereunder as to which the Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”): (1) a Borrower has not in fact made such payment; (2) the Administrative Agent has made a payment in excess of the amount so paid by a Borrower (whether or not then owed); or (3) the Administrative Agent has for any reason otherwise erroneously made such payment, then each of the Lenders or the applicable L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount so distributed to such Lender or such L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or any Borrower with respect to any amount owing under this Section 2.12(b) shall be conclusive, absent manifest error.

(c)    Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender to any Borrower as provided in the foregoing provisions of this Article II, and such funds are not made available to such Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d)    Obligations of Lenders Several. The obligations of the Lenders hereunder to make Committed Loans, to fund participations in Letters of Credit, to fund participations in Swing Line Loans and to make payments pursuant to Section 11.04(c) are several and not joint. The failure of any Lender to make any Committed Loan, to fund any such participation or to make any payment under Section 11.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and, without limiting the provisions of Section 2.18, no Lender shall be responsible for the failure of any other Lender to so make its Committed Loan, to purchase its participation or to make its payment under Section 11.04(c).

(e)    Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(f)    Insufficient Payment. Whenever any payment received by the Administrative Agent under this Agreement or any of the other Loan Documents is insufficient to pay in full all amounts due and payable to the Administrative Agent and the Lenders under or in respect of this Agreement and the other Loan Documents on any date, such payment shall be distributed by the Administrative Agent and applied by the Administrative Agent and the Lenders in the order of priority set forth in Section 8.03.

Section 2.13    Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of (a) Obligations due and payable to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time, to (ii) the aggregate amount of the Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time obtained by all the Lenders at such time, or (b) Obligations owing (but not due and payable) to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing (but not due and payable) to such Lender at such time, to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time obtained by all of the Lenders at such time, then, in each case under clauses (a) and (b) above, the Lender receiving such greater proportion shall (A) notify the Administrative Agent of such fact, and (B) purchase (for cash at face value) participations in the Loans and sub-participations in L/C Obligations and Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of Obligations then due and payable to the Lenders or owing (but not due and payable) to the Lenders, as the case may be; provided that (1) if any such participations or sub-participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or sub-participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (2) the provisions of this Section 2.13 shall not be construed to apply to (x) any payment made by or on behalf of any Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender or Disqualified Institution), (y) the application of Cash Collateral provided for in Section 2.03 or Section 2.18, or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or sub-participations in L/C Obligations or Swing Line Loans to any assignee or participant, other than an assignment to any Borrower or any Affiliate thereof (as to which the provisions of this Section 2.13 shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

Section 2.14    Designated Borrowers. After the Closing Date, the Company may at any time and from time to time designate any Eligible Subsidiary as a Designated Borrower by delivery to the Administrative Agent of a Designated Borrower Agreement executed by such Eligible Subsidiary and the Company and the satisfaction of the other conditions precedent set forth in Section 4.03, and upon such delivery and satisfaction of such conditions precedent, such Subsidiary shall for all purposes of this Agreement be a Designated Borrower and a party to this Agreement. Each Designated Borrower shall remain a Designated Borrower until the Company shall have executed and delivered to the Administrative Agent a Designated Borrower Termination with respect to such Subsidiary, whereupon such Subsidiary shall cease to be a Designated Borrower and a party to this Agreement. Notwithstanding the preceding sentence, no Designated Borrower Termination will become effective as to any Designated Borrower at a time when any principal of or interest on any Committed Loan to such Designated Borrower shall be outstanding hereunder; provided that such Designated Borrower Termination shall be effective to terminate the right of such Designated Borrower to request further Committed Borrowings under this Agreement. As soon as practicable upon receipt of a Designated Borrower Agreement, the Administrative Agent shall furnish a copy thereof to each Lender. It is understood and agreed that the obligations of each Borrower (other than, for the avoidance of doubt, the Company) shall be several in nature. Each Subsidiary of the Company that is or becomes a Designated Borrower pursuant to this Section 2.14 hereby irrevocably appoints the Company as its agent for all purposes relevant to this Agreement and each of the other Loan Documents, including (i) the giving and receipt of notices, (ii) the execution and delivery of all documents, instruments and certificates contemplated herein and all modifications hereto, and (iii) the receipt of the proceeds of any Committed Loans made by the Lenders to any such Designated Borrower hereunder. Any acknowledgment, consent, direction, certification or other action which might otherwise be valid or effective only if given or taken by all Borrowers, or by each Borrower acting singly, shall be valid and effective if given or taken only by the Company, whether or not any such other Borrower joins therein. Any notice, demand, consent, acknowledgement, direction, certification or other communication delivered to the Company in accordance with the terms of this Agreement shall be deemed to have been delivered to each Designated Borrower.

Section 2.15    Expansion Option. Following the Closing Date, the Company may from time to time, but no more than two times during the term of this Agreement, elect to increase the Aggregate Commitments and/or to incur one or more tranches of term loans (each tranche of term loans, an “Incremental Term Facility”; and each term loan under any Incremental Term Facility, an “Incremental Term Loan”), in each case in minimum increments of $25,000,000 so long as, after giving effect thereto, the aggregate amount of all such increases in the Aggregate Commitments and all such Incremental Term Facilities does not exceed $500,000,000. The Company may arrange for any such increase or Incremental Term Facility to be provided by one or more Lenders (each Lender so agreeing to an increase in its Commitment, or to participate in such Incremental Term Facility, an “Increasing Lender”), or by one or more new banks, financial institutions or other entities constituting Eligible Assignees (each such new bank, financial institution or other entity, an “Augmenting Lender”), which agree to increase their existing Commitments, or to participate in such Incremental Term Facility, or provide new Commitments, as the case may be; provided that: (a) each Augmenting Lender shall be (i) in the case of an increase to the Aggregate Commitments, subject to the approval of the Company, the Administrative Agent (such approval not to be unreasonably withheld or delayed), each L/C Issuer and the Swing Line Lender, and (ii) in the case of an Incremental Term Facility, subject to the approval of the Company and the Administrative Agent (such approval not to be unreasonably withheld or delayed), and (b)(i) in the case of an Increasing Lender, the Company and such Increasing Lender shall execute an Increasing Lender Supplement, and (ii) in the case of an Augmenting Lender, the Company and such Augmenting Lender shall execute an Augmenting Lender Supplement. No consent of any Lender (other than the Lenders participating in the increase or any Incremental Term Facility) shall be required for any increase in Aggregate Commitments or for any Incremental Term Facility pursuant to this Section 2.15. Increases and new Commitments and Incremental Term Facilities created pursuant to this Section 2.15 shall become effective on the date agreed by the Company, the Administrative Agent and the relevant Increasing Lenders or Augmenting Lenders, and the Administrative Agent shall notify each Lender thereof. Notwithstanding the foregoing, no increase in the Aggregate Commitments (or in the Commitment of any Lender) and no Incremental Term Facility shall become effective under this Agreement unless, on the proposed date of the effectiveness of such increase or Incremental Term Facility, (A) the conditions set forth in Sections 4.02(a) and (b) shall be satisfied or waived by the Required Lenders, and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Financial Officer of the Company, and (B) the Company shall be in pro forma compliance with the covenants contained in Section 7.11 (determined on the basis of the financial information most recently delivered to the Administrative Agent and the Lenders pursuant to Section 6.01(a) or Section 6.01(b) (or, if prior to the date of the delivery of the first financial statements to be delivered pursuant to such Sections, the most recent financial statements referred to in Section 5.05(b)) and, if the first proviso in Section 7.11 is then applicable, as though such Indebtedness had been incurred, and any Indebtedness repaid as part of such transaction had been repaid, as of the first day of the period of four fiscal quarters covered thereby).

On the effective date of any increase in the Aggregate Commitments, (a) each relevant Increasing Lender and Augmenting Lender shall make available to the Administrative Agent such amounts in immediately available funds as the Administrative Agent shall determine, for the benefit of the other Lenders, as being required in order to cause, after giving effect to such increase and the use of such amounts to make payments to such other Lenders, each Lender’s portion of the outstanding Committed Loans of all the Lenders to equal its Applicable Percentage of such outstanding Committed Loans, and (b) except in the case of any Incremental Term Loans made under any Incremental Term Facility, the Borrowers shall be deemed to have repaid and reborrowed all outstanding Committed Loans as of the date of any increase in the Aggregate Commitments (with such reborrowing to consist of the Types of Committed Loans, with related Interest Periods if applicable, specified in a notice delivered by the applicable Borrower in accordance with the requirements of Section 2.02). The deemed payments made pursuant to clause (b) of the immediately preceding sentence shall be accompanied by payment of all accrued interest on the amount prepaid and, in respect of each Eurocurrency Rate Loan, shall be subject to indemnification by the Borrowers pursuant to the provisions of Section 3.05 if the deemed payment occurs other than on the last day of the related Interest Periods.

Any Incremental Term Loans (a) shall rank pari passu in right of payment with the Committed Loans and any other then-existing Incremental Term Loans, (b) shall not mature earlier than the Maturity Date (but may have amortization prior to such date), (c) shall have pricing that is determined by the Lenders providing such Incremental Term Loans and the Company, and (d) except as provided above, shall be treated substantially the same as (and in any event no more favorably than) the Committed Loans, unless otherwise on terms reasonably satisfactory to the Administrative Agent and agreed by the Lenders providing such Incremental Term Loans and the Company; provided that the terms and conditions applicable to any Incremental Term Loans may only provide for material additional or different financial or other covenants or prepayment requirements to the extent such terms and conditions are (i) only applicable during periods after the Maturity Date, or (ii) added for the benefit of Administrative Agent and all of the Lenders. Incremental Term Loans may be made hereunder pursuant to an amendment or restatement (an “Incremental Term Loan Amendment”) of this Agreement and, as appropriate, the other Loan Documents, executed by the Borrowers, each Increasing Lender participating in the Incremental Term Facility under which such Incremental Term Loans are made, each Augmenting Lender participating in the Incremental Term Facility under which such Incremental Term Loans are made, if any, and the Administrative Agent. Each Incremental Term Loan Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, to effect the provisions of this Section 2.15. Nothing contained in this Section 2.15 shall constitute, or otherwise be deemed to be, a commitment on the part of any Lender to increase its Commitment hereunder, or provide any Incremental Term Loans, at any time.

Section 2.16    Extension of Maturity Date.

(a)    Requests for Extension. The Company may, by notice to the Administrative Agent (who shall promptly notify the Lenders) not earlier than 90 days and not later than 30 days prior to each anniversary of the Closing Date (each such date, an “Extension Date”), request that each Lender extend such Lender’s Maturity Date to the date that is one year after the Maturity Date then in effect for such Lender (the “Existing Maturity Date”).

(b)    Lender Elections to Extend. Each Lender, acting in its sole and individual discretion, shall, by notice to the Administrative Agent given not later than the date that is 20 days after the date on which the Administrative Agent received the Company’s extension request (the “Lender Notice Date”), advise the Administrative Agent whether or not such Lender agrees to such extension (each Lender that determines to so extend its Maturity Date, an “Extending Lender”).

Each Lender that determines not to so extend its Maturity Date (a “Non-Extending Lender”) shall notify the Administrative Agent of such fact promptly after such determination (but in any event no later than the Lender Notice Date), and any Lender that does not so advise the Administrative Agent on or before the Lender Notice Date shall be deemed to be a Non-Extending Lender. The election of any Lender to agree to such extension shall not obligate any other Lender to so agree, and it is understood and agreed that no Lender shall have any obligation whatsoever to agree to any request made by the Company for extension of the Maturity Date.

(c)    Notification by Administrative Agent. The Administrative Agent shall notify the Company of each Lender’s determination under Section 2.16(b) no later than the date that is 15 days prior to the applicable Extension Date (or, if such date is not a Business Day, on the next preceding Business Day).

(d)    Additional Commitment Lenders. The Company shall have the right, but shall not be obligated at any time, on or before the applicable Maturity Date for any Non-Extending Lender, to replace such Non-Extending Lender with, and add as “Lenders” under this Agreement in place thereof, one or more Eligible Assignees (each, an “Additional Commitment Lender”) approved by the Administrative Agent, each L/C Issuer and the Swing Line Lender, each of which Additional Commitment Lenders shall have entered into an Assignment and Assumption (in accordance with and subject to the restrictions contained in Section 11.06, with the Company or replacement Lender obligated to pay any applicable processing or recordation fee) with such Non-Extending Lender, pursuant to which such Additional Commitment Lenders shall, effective on or before the applicable Maturity Date for such Non-Extending Lender, assume a Commitment (and, if any such Additional Commitment Lender is already a Lender, its Commitment shall be in addition to such Lender’s Commitment hereunder on such date). Prior to any Non-Extending Lender being replaced by one or more Additional Commitment Lenders pursuant hereto, such Non-Extending Lender may elect, in its sole discretion, by giving irrevocable notice thereof to the Administrative Agent and the Company (which notice shall set forth such Lender’s new Maturity Date), to become an Extending Lender. The Administrative Agent may effect such amendments to this Agreement as are reasonably necessary to provide for any such extensions with the consent of the Company (but without the consent of any other Lenders).

(e)    Minimum Extension Requirement. If (and only if) the total of the Commitments of the Lenders that have agreed to extend their Maturity Date and the new or increased Commitments of any Additional Commitment Lenders is more than 50% of the aggregate amount of the Commitments in effect immediately prior to the applicable Extension Date, then, effective as of the applicable Extension Date, the Maturity Date of each Extending Lender and of each Additional Commitment Lender shall be extended to the date that is one year after the Existing Maturity Date (except that, if such date is not a Business Day, such Maturity Date as so extended shall be the next preceding Business Day) and each Additional Commitment Lender shall thereupon become a “Lender” for all purposes of this Agreement and shall be bound by the provisions of this Agreement as a Lender hereunder and shall have the obligations of a Lender hereunder.

(f)    Conditions to Effectiveness of Extensions. Notwithstanding the foregoing, (i) no more than two (2) extensions of the Maturity Date shall be permitted hereunder, and (ii) any extension of any Maturity Date pursuant to this Section 2.16 shall not be effective with respect to any Extending Lender unless: (A) no Default or Event of Default shall have occurred and be continuing on the applicable Extension Date and immediately after giving effect thereto; (B) the representations and warranties of the Company set forth in this Agreement are true and correct in all material respects (or, in the case of any representation or warranty qualified by materiality or Material Adverse Effect, in all respects) on and as of the applicable Extension Date and after giving effect thereto, as though made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); and (C) the Administrative Agent shall have received a certificate from the Company signed by a Financial Officer of the Company (1) certifying the accuracy of the foregoing clauses (ii)(A) and (ii)(B), and (2) certifying and attaching the resolutions adopted by each Borrower approving or consenting to such extension.

(g)    Maturity Date for Non-Extending Lenders. On the Maturity Date of each Non-Extending Lender, (i) the Commitment of each Non-Extending Lender shall automatically terminate, and (ii) the Company shall repay such Non-Extending Lender in accordance with this Agreement (and shall pay to such Non-Extending Lender all of the other Obligations owing to it under this Agreement) and after giving effect thereto shall prepay any Committed Loans outstanding on such date (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep outstanding Committed Loans ratable with any revised Applicable Percentages of the respective Lenders effective as of such date, and the Administrative Agent shall administer any necessary reallocation of the Revolving Exposures (without regard to any minimum borrowing, pro rata borrowing and/or pro rata payment requirements contained elsewhere in this Agreement).

(h)    Conflicting Provisions. This Section shall supersede any provisions in Section 2.13 or 11.01 to the contrary.

Section 2.17    Cash Collateral.

(a)    Obligation to Cash Collateralize. At any time there shall exist a Defaulting Lender, within one Business Day following the written request of the Administrative Agent or any L/C Issuer (with a copy to the Administrative Agent), the Company shall Cash Collateralize the L/C Issuers’ Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 2.18(a)(iv) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount. Additionally, if the Administrative Agent notifies the Company at any time that the Outstanding Amount of all L/C Obligations at such time exceeds 105% of the Letter of Credit Sublimit then in effect, then within two (2) Business Days after receipt of such notice, the Company shall provide Cash Collateral for the Outstanding Amount of the L/C Obligations in an amount not less than the amount by which the Outstanding Amount of all L/C Obligations exceeds the Letter of Credit Sublimit.

(b)    Grant of Security Interest. The Company, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuers and the Lenders, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.17(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent or the applicable L/C Issuer as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Company will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (determined in the case of Cash Collateral provided pursuant to Section 2.18(a)(v), after giving effect to Section 2.18(a)(v) and any Cash Collateral provided by the Defaulting Lender). All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in one or more Collateral Accounts. The Company shall pay on demand therefor from time to time all customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral.

(c)    Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.17 or Sections 2.03, 2.04, 2.05, 2.18 or 8.02 in respect of Letters of Credit shall be held and applied first to the satisfaction of the specific L/C Obligations, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, second as set forth in Section 8.03, and third to any other application of such property as may otherwise be provided for herein.

(d)    Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or to secure other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 11.06(b))), or (ii) the determination by the Administrative Agent and the applicable L/C Issuer that there exists excess Cash Collateral; provided that the Person providing Cash Collateral and the applicable L/C Issuer may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

Section 2.18    Defaulting Lenders.

(a)    Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i)    Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders” and Section 11.01.

(ii)    Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 11.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any L/C Issuer or the Swing Line Lender hereunder; third, to Cash Collateralize the L/C Issuers’ Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.17; fourth, as the Company may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as reasonably determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement, and (y) Cash Collateralize the L/C Issuers’ future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.17; sixth, to the payment of any amounts owing to the Lenders, any L/C Issuer or the Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any L/C Issuer or the Swing Line Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to any Borrower as a result of any judgment of a court of competent jurisdiction obtained by such Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swing Line Loans are held by the Lenders pro rata in accordance with the Commitments hereunder without giving effect to Section 2.18(a)(v). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.18(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)    Certain Fees.

(A)    Each Defaulting Lender shall be entitled to receive fees payable under Section 2.09(a) for any period during which that Lender is a Defaulting Lender only to extent allocable to the sum of (1) the outstanding principal amount of the Committed Loans funded by it, and (2) its Applicable Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.17.

(B)    Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.17.

(C)    With respect to any fee payable under Section 2.09(a) or any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Company shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations or Swing Line Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to each L/C Issuer and the Swing Line Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such L/C Issuer’s or the Swing Line Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(iv)    Reallocation of Applicable Percentages to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations and Swing Line Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that such reallocation does not cause the Revolving Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Commitment. Subject to Section 11.20, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v)    Cash Collateral, Repayment of Swing Line Loans. If the reallocation described in clause (a)(iv) above cannot, or can only partially, be effected, the Company shall, without prejudice to any right or remedy available to it hereunder or under applicable Law, (x) first, prepay Swing Line Loans in an amount equal to the Swing Line Lender’s Fronting Exposure, and (y) second, Cash Collateralize the L/C Issuers’ Fronting Exposure in accordance with the procedures set forth in Section 2.17.

(b)    Defaulting Lender Cure. If the Company, the Administrative Agent, the Swing Line Lender and each L/C Issuer agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Committed Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.18(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Company while that Lender was a Defaulting Lender; provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

Section 2.19    Designated Lenders. Each of the Administrative Agent, each L/C Issuer, the Swing Line Lender and each Lender at its option may make any Credit Extension or otherwise perform its obligations hereunder through any Lending Office (each, a “Designated Lender”); provided that any exercise of such option shall not affect the obligation of the Borrowers to repay any Credit Extension in accordance with the terms of this Agreement or result in any increased cost to any Foreign Obligor. Any Designated Lender shall be considered a Lender; provided that the designation of a Designated Lender is for administrative convenience only and does not expand the scope of liabilities or obligations of any Lender or Designated Lender beyond those of the Lender designating such Person as a Designated Lender as provided in this Agreement.

ARTICLE III.

TAXES, YIELD PROTECTION AND ILLEGALITY

Section 3.01    Taxes.

(a)    Defined Terms. For purposes of this Section 3.01, the term “applicable Law” includes FATCA and the term “Lender” includes any L/C Issuer.

(b)    Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes. Any and all payments by or on account of any obligation of any Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws. If any applicable Laws (as determined in the good faith discretion of an applicable Withholding Agent) require the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Borrower shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction for Indemnified Taxes been made. For the avoidance of doubt, this Section 3.01(b) shall not apply to UK Tax Deductions (to which the provisions of Section 3.01(h) shall apply).

(c)    Payment of Other Taxes by the Borrowers. The relevant Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d)    Indemnifications.

(i)    The relevant Borrower shall, and does hereby, indemnify each Recipient, and shall make payment in respect thereof within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate setting forth the amount of such payment or liability and the calculation thereof delivered to the applicable Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(ii)    Each Lender shall, and does hereby, severally indemnify and shall make payment in respect thereof within ten (10) days after demand therefor, (A) the Administrative Agent against any Indemnified Taxes attributable to such Lender (but only to the extent that the relevant Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the relevant Borrower to do so), (B) the Administrative Agent against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.06(d) relating to the maintenance of a Participant Register, and (C) the Administrative Agent against any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 3.01(d)(ii).

(e)    Evidence of Payments. As soon as practicable after any payment of Taxes by any Borrower or the Administrative Agent to a Governmental Authority, as provided in this Section 3.01, the Company shall deliver to the Administrative Agent, or the Administrative Agent shall deliver to the Company, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent or the Company, as the case may be.

(f)    Status of Lenders; Tax Documentation.

(i)    Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Company and the Administrative Agent, at the time or times prescribed by applicable law or reasonably requested by the Company or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Company or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, if reasonably requested by the Company or the Administrative Agent, each Lender shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Company or the Administrative Agent as will enable the Company or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(f)(ii)(A), (ii)(B) and (ii)(D)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. For the avoidance of doubt, this Section 3.01(f) shall not apply to UK Treaty Lenders (to which the provisions of Section 3.01(h)(vi) shall apply).

(ii)    Without limiting the generality of the foregoing, in the event that any Borrower is a U.S. Person,

(A)    any Lender that is a U.S. Person shall deliver to the Company and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), executed copies of IRS Form W–9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), whichever of the following is applicable:

(1)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W–8BEN–E (or W–8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty, and (y) with respect to any other applicable payments under any Loan Document, IRS Form W–8BEN–E (or W–8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)    executed copies of IRS Form W–8ECI;

(3)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit L–1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of such Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”), and (y) executed copies of IRS Form W–8BEN–E (or W–8BEN, as applicable); or

(4)    to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W–8IMY, accompanied by IRS Form W–8ECI, IRS Form W–8BEN–E (or W–8BEN, as applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit L–2 or Exhibit L–3, IRS Form W–9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit L–4 on behalf of each such direct and indirect partner;

(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), executed copies (or originals, as required) of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Company or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)    if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Company and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Company or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company or the Administrative Agent as may be necessary for the Company and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for the purposes of this Section 3.01(f)(ii)(D), “FATCA” shall include any amendments made to FATCA after the Closing Date.

(iii)    Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Company and the Administrative Agent in writing of its legal inability to do so.

(g)    Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender, or have any obligation to pay to any Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by any Borrower or with respect to which any Borrower has paid additional amounts pursuant to this Section 3.01, it shall pay to such Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that each Borrower, upon the request of the Recipient, agrees to repay the amount paid over to such Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 3.01(g), in no event will the applicable Recipient be required to pay any amount to such Borrower pursuant to this Section 3.01(g) the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 3.01(g) shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its Taxes that it deems confidential) to any Borrower or any other Person.

(h)    United Kingdom Withholding Matters.

(i)    If a UK Tax Deduction is required by law to be made by any Borrower, the amount of the payment due from that Borrower shall be increased to an amount which (after making any UK Tax Deduction) leaves an amount equal to the payment which would have been due if no UK Tax Deduction had been required.

(ii)    The Company shall promptly upon becoming aware that a Borrower must make a UK Tax Deduction (or that there is any change in the rate or the basis of a UK Tax Deduction) notify the Administrative Agent accordingly. Similarly, a Lender or an L/C Issuer shall promptly notify (in writing) the Administrative Agent on becoming so aware in respect of a payment payable to that Lender or that L/C Issuer. If the Administrative Agent receives such notification from a Lender or an L/C Issuer it shall promptly notify the Company. For the avoidance of doubt, any failure by a Lender or an L/C Issuer to comply with this Section 3.01(h)(ii) shall not limit or otherwise affect any of such Lender’s or such L/C Issuer’s rights under any Loan Document or any obligation of a Borrower under any Loan Document.

(iii)    In the case of a Lender advancing a Loan to a UK Loan Party, a payment by a UK Loan Party shall not be increased pursuant to Section 3.01(b) or Section 3.01(h)(i) by reason of a UK Tax Deduction on account of Tax if on the date on which the payment falls due (A) the payment could have been made to the relevant Lender without a UK Tax Deduction if the Lender had been a UK Qualifying Lender, but on that date that Lender is not or has ceased to be a UK Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or UK Treaty, or any published practice or published concession of any relevant taxing authority, or (B) the relevant Lender is a UK Treaty Lender and the UK Loan Party making the payment is able to demonstrate that the payment could have been made to the Lender without the UK Tax Deduction had that Lender complied with its obligations under Section 3.01(h)(vi) or Section 3.01(h)(vii), as applicable, or (C) the relevant Lender is a UK Qualifying Lender solely by virtue of clause (a)(ii) of the definition of “UK Qualifying Lender” and (x) an officer of H.M. Revenue & Customs has given (and not revoked) a direction (a “Direction”) under section 931 of the UK ITA 2007 which relates to the payment and that Lender has received from the UK Loan Party making the payment, or from the Company, a certified copy of that Direction, and (y) the payment could have been made to the Lender without any UK Tax Deduction if that Direction had not been made, or (D) the relevant Lender is a UK Qualifying Lender solely by virtue of clause (a)(ii) of the definition of “UK Qualifying Lender” and (x) the relevant Lender has not given a UK Tax Confirmation to the relevant UK Loan Party or the Company, and (y) the payment could have been made to the relevant Lender without any UK Tax Deduction if the Lender had given a UK Tax Confirmation to the relevant UK Loan Party or the Company, on the basis that the UK Tax Confirmation would have enabled the UK Loan Party to have formed a reasonable belief that the payment was an “excepted payment” for the purpose of section 930 of the UK ITA 2007.

(iv)    Within thirty days of making either a UK Tax Deduction or any payment required in connection with that UK Tax Deduction the Borrower making that UK Tax Deduction shall deliver to the Administrative Agent for the Credit Party entitled to the payment a statement under section 975 of the UK ITA 2007 or other evidence reasonably satisfactory to that Credit Party that the UK Tax Deduction has been made or (as applicable) any appropriate payment paid to H.M. Revenue & Customs.

(v)    If a Borrower is required to make a UK Tax Deduction, that Borrower shall make that UK Tax Deduction and any payment required in connection with that UK Tax Deduction within the time allowed and the minimum amount required by law.

(vi)    In the case of a Lender advancing a Loan to a UK Loan Party:

(A)    Subject to (B) below, each UK Treaty Lender and each Borrower which makes a payment to which that UK Treaty Lender is entitled shall cooperate in completing any procedural formalities necessary for such Borrower to obtain authorization to make such payment without a UK Tax Deduction.

(B)    (1) A UK Treaty Lender which becomes a party to this Agreement (a “Party”) on the day on which this Agreement (or any amendment hereto) is entered into (x) that holds a passport under the H.M. Revenue & Customs DT Treaty Passport scheme, and (y) which wishes such scheme to apply to this Agreement, shall confirm its scheme reference number and its jurisdiction of tax residence on its signature page to this Agreement (or any amendment hereto) or otherwise in writing to the Company; and

(2)    a Lender which becomes a Lender hereunder after the day on which this Agreement (or any amendment hereto) is entered into that (x) holds a passport under the H.M. Revenue & Customs DT Treaty Passport scheme, and (y) wishes such scheme to apply to this Agreement, shall provide its scheme reference number and its jurisdiction of tax residence in the Assignment and Assumption, Increasing Lender Supplement or Augmenting Lender Supplement, as the case may be, or otherwise in writing to the Company;

and having done so, that Lender shall not be under any obligation pursuant to paragraph (A) above in relation to any Borrower making a payment to that Lender.

(C)    Upon satisfying either paragraph (A), (B)(1) or (B)(2) above, such Lender shall have satisfied its obligations under Section 3.01(f)(i) (in respect of a UK Tax Deduction).

(vii)    If a UK Treaty Lender has confirmed its scheme reference number and its jurisdiction of tax residence in accordance with Section 3.01(h)(vi)(B), thereby notifying each Borrower, the UK Loan Parties making payments to that UK Treaty Lender shall make a UK Loan Party DTTP filing with respect to such Lender, and shall promptly provide such Lender with a copy of such filing; provided that if a UK Loan Party making a payment to that UK Treaty Lender has made a UK Loan Party DTTP Filing in respect of that UK Treaty Lender but:

(A)    such UK Loan Party DTTP Filing has been rejected by H.M. Revenue & Customs;

(B)    H.M. Revenue & Customs has not given such UK Loan Party authority to make payments to such Lender without a UK Tax Deduction within 60 days of the date of such UK Loan Party DTTP Filing; or

(C)    H.M. Revenue & Customs has given the Borrower authority to make payments to that Lender without a Tax Reduction but such authority has subsequently been revoked or expired;

and in each case, such UK Loan Party has notified that UK Treaty Lender in writing of either (A) or (B) above, then that UK Treaty Lender and that UK Loan Party shall co-operate in completing any additional procedural formalities necessary for such UK Loan Party to obtain authorization to make that payment without a UK Tax Deduction.

(viii)    If a Lender has not confirmed its scheme reference number and jurisdiction of tax residence in accordance with Section 3.01(h)(vi)(B), no Borrower shall make a UK Loan Party DTTP Filing or file any other form relating to the H.M. Revenue & Customs DT Treaty Passport scheme in respect of that Lender’s Commitment(s) or its participation in any Loan unless the Lender otherwise agrees.

(ix)    Each Lender which becomes a Party after the Closing Date (a “New Lender”) shall indicate in the relevant Assignment and Assumption, Increasing Lender Supplement or Augmenting Lender Supplement (as applicable) which it executes on becoming a Party as a Lender, and for the benefit of the Administrative Agent and without liability to any Borrower, which of the following categories it falls in: (i) not a UK Qualifying Lender; (ii) a UK Qualifying Lender (other than a UK Treaty Lender); or (iii) a UK Treaty Lender, and if the New Lender fails to indicate its status in accordance with this Section 3.01(h)(ix) then such New Lender shall be treated for the purposes of this Agreement (including by each Borrower) as if it is not a UK Qualifying Lender until such time as it notifies the Administrative Agent which category applies (and the Administrative Agent, upon receipt of such notification, shall inform the relevant UK Loan Party). For the avoidance of doubt, an Assignment and Assumption, Increasing Lender Supplement or Augmenting Lender Supplement shall not be invalidated by any failure of a Lender to comply with this Section 3.01(h)(ix).

(x)    Each UK Loan Party shall pay and, within three (3) Business Days of demand, indemnify each Credit Party against any cost, loss or liability that Credit Party incurs in relation to all United Kingdom stamp duty, registration and other similar Taxes payable in respect of any Loan Document.

(i)    VAT.

(i)    All amounts set out or expressed in a Loan Document to be payable by any Party to any Credit Party which (in whole or in part) constitute the consideration for any supply or supplies for VAT purposes shall be deemed to be exclusive of any VAT which is chargeable on such supply or supplies, and accordingly, subject to Section 3.01(i)(ii), if VAT is or becomes chargeable on any supply made by any Credit Party to any Party under a Loan Document and such Credit Party is required to account to the relevant tax authority for the VAT, that Party shall pay to such Credit Party, as applicable, (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of such VAT (and such Credit Party, as applicable, shall promptly provide an appropriate VAT invoice to such Party).

(ii)    If VAT is or becomes chargeable on any supply made by any Credit Party (the “Supplier”) to any other Credit Party (the “VAT Recipient”) under a Loan Document, and any Party other than the VAT Recipient (the “Subject Party”) is required by the terms of any Loan Document to pay an amount equal to the consideration for such supply to the Supplier (rather than being required to reimburse the VAT Recipient in respect of that consideration):

(A)    where the Supplier is the person required to account to the relevant tax authority for the VAT, the Subject Party shall also pay to the Supplier (in addition to and at the same time as paying such amount) an amount equal to the amount of such VAT. The VAT Recipient will, where this Section 3.01(i)(ii)(A) applies, promptly pay to the Subject Party an amount equal to any credit or repayment obtained by the VAT Recipient from the relevant tax authority which the VAT Recipient reasonably determines relates to the VAT chargeable on that supply; and

(B)    (where the VAT Recipient is the person required to account to the relevant tax authority for the VAT), the Subject Party shall promptly, following demand from the VAT Recipient, pay to the VAT Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the VAT Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.

(iii)    Where a Loan Document requires any Party to reimburse or indemnify a Credit Party for any cost or expense, that Party shall reimburse or indemnify (as the case may be) such Credit Party for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that the Credit Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

(iv)    Any reference in this Section 3.01(i) to any Party shall, at any time when such Party is treated as a member of a group or unity (or fiscal unity) for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the person who is treated at that time as making the supply, or (as appropriate) receiving the supply, under the grouping rules (provided for in Article 11 of Council Directive 2006/112/EC (or as implemented by the relevant member state of the European Union) or any other similar provision in any jurisdiction which is not a member state of the European Union) so that a reference to a Party shall be construed as a reference to that Party or the relevant group or unity (or fiscal unity) of which that Party is a member for VAT purposes at the relevant time or the relevant representative member (or head) of that group or unity (or fiscal unity) at the relevant time (as the case may be).

(v)    In relation to any supply made by a Credit Party to any Party under a Loan Document, if reasonably requested by such Credit Party, that Party must promptly provide details of its VAT registration and such other information as is reasonably requested in connection with such Credit Party’s VAT reporting requirements in relation to such supply.

(j)    UK Tax Credit. If a Borrower makes a UK Tax Payment and the relevant Credit Party determines that (A) a UK Tax Credit is attributable to an increased payment of which that UK Tax Payment forms part, to that UK Tax Payment or to a UK Tax Deduction in consequence of which that UK Tax Payment was required, and (B) that Credit Party has obtained and utilized that UK Tax Credit, the Credit Party shall pay an amount to the Borrower which will leave it (after that payment) in the same after-Tax position as it would have been in had the UK Tax Payment not been required to be made by that Borrower.

(k)    Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, and the Facility Termination Date.

Section 3.02    Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to a Relevant Rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to determine or charge interest rates based upon a Relevant Rate or to purchase or sell, or to take deposits of, any Alternative Currency with respect to which such Lender has a Commitment hereunder in the applicable interbank market, then, upon notice thereof by such Lender to the Company (through the Administrative Agent), (a) any obligation of such Lender to make or maintain Alternative Currency Loans in the affected currency or currencies or, in the case of Loans denominated in Dollars, to make or maintain Eurocurrency Rate Loans or to convert Base Rate Loans to Eurocurrency Rate Loans shall be, in each case, suspended, and (b) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurocurrency Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurocurrency Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Company that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (i) the Borrowers shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay all Eurocurrency Rate Loans or Alternative Currency Loans, as applicable, in the affected currency or currencies or, if applicable and such Loans are denominated in Dollars, convert all Eurocurrency Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurocurrency Rate component of the Base Rate), in each case, immediately, or, in the case of Eurocurrency Rate Loans or Alternative Currency Term Rate Loans, on the last day of the Interest Period therefor if such Lender may lawfully continue to maintain such Alternative Currency Term Rate Loans to such day and (ii) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurocurrency Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Eurocurrency Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon Eurocurrency Rate. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 3.05.

Section 3.03    Inability to Determine Rates. Notwithstanding anything to the contrary herein or in any other Loan Document:

(a)    If (i) the Required Lenders determine that for any reason in connection with any request for a Eurocurrency Rate Loan or an Alternative Currency Loan or a conversion of Base Rate Loans to Eurocurrency Rate Loans or a continuation of any of such Loans, as applicable, that (A) deposits (whether in Dollars or an Alternative Currency) are not being offered to banks in the applicable offshore interbank market for such currency for the applicable amount and Interest Period of such Eurocurrency Rate Loan or Alternative Currency Rate Loan, (B)(i) adequate and reasonable means do not exist for determining the Relevant Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan or Alternative Currency Loan, or in connection with an existing or proposed Base Rate Loan, and (ii) the circumstances described in Section 3.03(b)(i) or 3.03(b)(ii) do not apply, or (C) a fundamental change has occurred in the foreign exchange or interbank markets with respect to an Alternative Currency (including changes in national or international financial, political or economic conditions or currency exchange rates or exchange controls), or (ii) the Administrative Agent or the Required Lenders determine that for any reason Relevant Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan or Alternative Currency Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Company and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurocurrency Rate Loans or Alternative Currency Loans in the affected currency or currencies shall be suspended (to the extent of the affected Eurocurrency Rate Loans or Alternative Currency Rate Loans or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the Eurocurrency Rate component of the Base Rate, the utilization of the Eurocurrency Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (or, in the case of a determination by the Required Lenders, until the Administrative Agent upon instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrowers may revoke any pending request for a Committed Borrowing of, conversion to or continuation of Eurocurrency Rate Loans or Alternative Currency Loans in the affected currency or currencies (to the extent of the affected Alternative Currency Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Committed Borrowing of Base Rate Loans in Dollars in the amount specified therein.

(b)    Notwithstanding anything to the contrary herein or in any other Loan Document, with respect to the Relevant Rate for Dollars:

(i)    On March 5, 2021 the Financial Conduct Authority (“FCA”), the regulatory supervisor of LIBOR’s administrator (“IBA”), announced in a public statement the future cessation or loss of representativeness of overnight/Spot Next, 1-week, 1-month, 2-month, 3-month, 6-month and 12-month U.S. dollar LIBOR tenor settings. On the earliest of (A) the date that all Available Tenors of Dollar LIBOR have permanently or indefinitely ceased to be provided by IBA or have been announced by the FCA pursuant to public statement or publication of information to be no longer representative, (B) June 30, 2023 and (C) the Early Opt-in Effective Date in respect of a SOFR Early Opt-in, if the then-current Benchmark is LIBOR, the Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any setting of such Benchmark on such day and all subsequent settings without any amendment to, or further action or consent of any other party to this Agreement or any other Loan Document. If the Benchmark Replacement is Daily SOFR, all interest payments will be payable on a monthly basis.

(ii)    (x) Upon (A) the occurrence of a Benchmark Transition Event or (B) a determination by the Administrative Agent that neither of the alternatives under clause (1) of the definition of Benchmark Replacement are available, the Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders (and any such objection shall be conclusive and binding absent manifest error); provided that solely in the event that the then-current Benchmark at the time of such Benchmark Transition Event is not a SOFR-based rate, the Benchmark Replacement therefor shall be determined in accordance with clause (1) of the definition of Benchmark Replacement unless the Administrative Agent determines that neither of such alternative rates is available.

(y) On the Early Opt-in Effective Date in respect of an Other Rate Early Opt-in, the Benchmark Replacement will replace LIBOR for all purposes hereunder and under any Loan Document in respect of any setting of such Benchmark on such day and all subsequent settings without any amendment to, or further action or consent of any other party to this Agreement or any other Loan Document.

(iii)    At any time that the administrator of the then-current Benchmark has permanently or indefinitely ceased to provide such Benchmark or such Benchmark has been announced by the regulatory supervisor for the administrator of such Benchmark pursuant to public statement or publication of information to be no longer representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored, the Company may revoke any request for a borrowing of, conversion to or continuation of Loans to be made, converted or continued that would bear interest by reference to such Benchmark until the Company’s receipt of notice from the Administrative Agent that a Benchmark Replacement has replaced such Benchmark, and, failing that, the Company will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans. During the period referenced in the foregoing sentence, the component of Base Rate based upon the Benchmark will not be used in any determination of Base Rate.

(iv)    In connection with the implementation and administration of a Benchmark Replacement, the Administrative Agent will have the right to make, in consultation with the Company, Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(v)    The Administrative Agent will promptly notify the Company and the Lenders of (A) the implementation of any Benchmark Replacement and (B) the effectiveness of any Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by the Administrative Agent pursuant to this Section 3.03(b), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 3.03(b).

(vi)    At any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including Term SOFR or LIBOR), then the Administrative Agent may remove any tenor of such Benchmark that is unavailable or non-representative for Benchmark (including Benchmark Replacement) settings and (B) the Administrative Agent may reinstate any such previously removed tenor for Benchmark (including Benchmark Replacement) settings.

(c)    With respect to the Relevant Rate for any Alternative Currency, notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Company or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Company) that the Company or Required Lenders (as applicable) have determined, that::

(i)    adequate and reasonable means do not exist for ascertaining the Relevant Rate for an Alternative Currency because none of the tenors of such Relevant Rate (including any forward-looking term rate thereof) is available or published on a current basis and such circumstances are unlikely to be temporary; or

(ii)    the Applicable Authority has made a public statement identifying a specific date after which all tenors of the Relevant Rate for an Alternative Currency (including any forward-looking term rate thereof) shall or will no longer be representative or made available, or used for determining the interest rate of loans denominated in such Alternative Currency, or shall or will otherwise cease, provided that, in each case, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent that will continue to provide such representative tenor(s) of the Relevant Rate for such Alternative Currency (the latest date on which all tenors of the Relevant Rate for such Alternative Currency (including any forward-looking term rate thereof) are no longer representative or available permanently or indefinitely, the “Scheduled Unavailability Date”); or

(iii)    syndicated loans currently being executed and agented in the U.S., are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace the Relevant Rate for an Alternative Currency;

or if the events or circumstances of the type described in Section 3.03(c)(i), (ii) or (iii) have occurred with respect to the Successor Rate then in effect, then, the Administrative Agent and the Company may amend this Agreement solely for the purpose of replacing the Relevant Rate for an Alternative Currency or any then current Successor Rate for an Alternative Currency in accordance with this Section 3.03 with an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar credit facilities syndicated and agented in the U.S. and denominated in such Alternative Currency for such alternative benchmarks, and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar credit facilities syndicated and agented in the U.S. and denominated in such Alternative Currency for such benchmarks, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated (and any such proposed rate, including for the avoidance of doubt, any adjustment thereto, a “Successor Rate”), and any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Company unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment.

The Administrative Agent will promptly (in one or more notices) notify the Company and each Lender of the implementation of any Successor Rate.

Any Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.

Notwithstanding anything else herein, if at any time any Successor Rate as so determined would otherwise be less than 0%, the Successor Rate will be deemed to be 0% for the purposes of this Agreement and the other Loan Documents.

In connection with the implementation of a Successor Rate, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Company and the Lenders reasonably promptly after such amendment becomes effective.

Section 3.04    Increased Costs; Reserves on Eurocurrency Rate Loans.

(a)    Increased Costs Generally. If any Change in Law shall:

(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.04(f)) or any L/C Issuer;

(ii)    subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes, and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)    impose on any Lender or any L/C Issuer or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement, Eurocurrency Rate Loans made by such Lender or Alternative Currency Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Eurocurrency Rate Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or such L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or such L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or such L/C Issuer, the Company will pay (or cause the applicable Designated Borrower to pay) to such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered; provided that such Lender or such L/C Issuer shall be generally seeking, or intending generally to seek, comparable compensation from similarly situated borrowers under similar credit facilities (to the extent such Lender or such L/C Issuer has the right under such similar credit facilities to do so) with respect to such Change in Law regarding such increased cost or reduction.

(b)    Capital Requirements. If any Lender or any L/C Issuer determines that any Change in Law affecting such Lender or such L/C Issuer or any Lending Office of such Lender or such Lender’s or such L/C Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such L/C Issuer’s capital or on the capital of such Lender’s or such L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such L/C Issuer, to a level below that which such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such L/C Issuer’s policies and the policies of such Lender’s or such L/C Issuer’s holding company with respect to capital adequacy), then from time to time the Company will pay (or cause the applicable Designated Borrower to pay) to such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company for any such reduction suffered; provided that such Lender or such L/C Issuer shall be generally seeking, or intending generally to seek, comparable compensation from similarly situated borrowers under similar credit facilities (to the extent such Lender or such L/C Issuer has the right under such similar credit facilities to do so) with respect to such Change in Law regarding such increased cost or reduction.

(c)    Mandatory Costs. If any Lender or any L/C Issuer incurs any Mandatory Costs attributable to the Obligations, then from time to time the Company will pay (or cause the applicable Designated Borrower to pay) to such Lender or such L/C Issuer, as the case may be, such Mandatory Costs. Such amount shall be expressed as a percentage rate per annum and shall be payable on the full amount of the applicable Obligations.

(d)    Certificates for Reimbursement. A certificate of a Lender or an L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or such L/C Issuer or its holding company, as the case may be, as specified in Section 3.04(a), (b) or (c) and delivered to the Company shall be conclusive absent manifest error. The Company shall pay (or cause the applicable Designated Borrower to pay) such Lender or such L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(e)    Delay in Requests. Failure or delay on the part of any Lender or any L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s or such L/C Issuer’s right to demand such compensation; provided that no Borrower shall be required to compensate a Lender or an L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than six months prior to the date that such Lender or such L/C Issuer, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).

(f)    Additional Reserve Requirements. The Company shall pay (or cause the applicable Designated Borrower to pay) to each Lender, (i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurocurrency Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Eurocurrency Rate Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which in each case shall be due and payable on each date on which interest is payable on such Loan; provided the Company shall have received at least 10 days’ prior notice (with a copy to the Administrative Agent) of such additional interest or costs from such Lender. If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest or costs shall be due and payable 10 days from receipt of such notice.

Section 3.05    Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Company shall promptly compensate (or cause the applicable Designated Borrower to compensate) such Lender for and hold such Lender harmless from any loss, cost or expense (but not loss of anticipated profits or margin) incurred by it as a result of:

(a)    any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of any Interest Period, relevant interest payment date or payment period, as applicable, for such Loan, if applicable (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b)    any failure by any Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by such Borrower;

(c)    any failure by any Borrower to make payment of any Loan or drawing under any Letter of Credit (or interest due thereon) denominated in an Alternative Currency on its scheduled due date or any payment thereof in a different currency; or

(d)    any assignment of a Eurocurrency Rate Loan or an Alternative Currency Term Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Company pursuant to Section 11.13;

including any foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan, from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract. The Company shall also pay (or cause the applicable Designated Borrower to pay) any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Company (or the applicable Designated Borrower) to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurocurrency Rate Loan or Alternative Currency Term Rate Loan made by it at the Eurocurrency Rate or Alternative Currency Term Rate for such Loan by a matching deposit or other borrowing in the offshore interbank market for such currency for a comparable amount and for a comparable period, whether or not such Eurocurrency Rate Loan or Alternative Currency Term Rate Loan was in fact so funded.

Section 3.06    Mitigation Obligations; Replacement of Lenders.

(a)    Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or any Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender, any L/C Issuer, or any Governmental Authority for the account of any Lender or any L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then at the request of the Company, such Lender or such L/C Issuer, as applicable, shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or such L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or such L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or such L/C Issuer, as the case may be. The Company hereby agrees to pay (or to cause the applicable Designated Borrower to pay) all reasonable costs and expenses incurred by any Lender or any L/C Issuer in connection with any such designation or assignment.

(b)    Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if any Borrower is required to pay any Indemnified Taxes or additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.06(a), the Company may replace such Lender in accordance with Section 11.13.

Section 3.07    Survival. All of the Borrowers’ obligations under this Article III shall survive the resignation of the Administrative Agent and the Facility Termination Date.

ARTICLE IV.

CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

Section 4.01    Conditions of Effectiveness. This Agreement, and the obligations of the Lenders to make Loans and of the L/C Issuers to issue Letters of Credit shall, shall become effective on and as of the first date on which the following conditions precedent have been satisfied:

(a)    The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party, or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy or electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

(b)    The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Closing Date) of each of (i) Wilmer Cutler Pickering Hale and Dorr LLP, U.S. counsel for the initial Borrowers, (ii) Maples and Calder (Luxembourg) S.à r.l., special Luxembourg counsel for the Luxembourg Borrower, (iii) McCarthy Denning Limited, special UK counsel for the UK Borrower, and (iv) PlasBossinade, special Dutch counsel for the Dutch Borrower, in each case covering such matters relating to the Borrowers, the Loan Documents or the Transactions as the Administrative Agent shall reasonably request. The Company hereby requests such counsels to deliver such opinions.

(c)    The Administrative Agent shall have received such customary documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the initial Borrowers and the authorization of the Transactions all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(d)    The Administrative Agent shall have received a certificate, dated the Closing Date and signed by the President or a Vice President of the Company, or a Financial Officer, certifying (i) that the representations and warranties contained in Article V are true and correct in all material respects (or, with respect to representations and warranties that contain a materiality qualification, are true and correct in all respects) as of such date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or, with respect to representations and warranties that contain a materiality qualification, are true and correct in all respects) as of such earlier date, and (ii) that no Default or Event of Default has occurred and is continuing as of such date.

(e)    The Administrative Agent shall have received evidence reasonably satisfactory to it that the credit facility evidenced by the Existing Credit Agreement shall have been or will be substantially concurrently with the effectiveness of this Agreement terminated and cancelled and all indebtedness thereunder shall have been or will be substantially concurrently with the effectiveness of this Agreement fully repaid and any and all liens thereunder, if any, have been or will be substantially concurrently with the effectiveness of this Agreement terminated and released.

(f)    The Administrative Agent, the Lenders and the Arrangers shall have received all fees and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced three Business Days prior to the Closing Date, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Company hereunder.

(g)    At least three (3) Business Days prior to the Closing Date, the initial Borrowers shall have provided to the Administrative Agent and each Lender the documentation and other customary information reasonably requested by the Administrative Agent or such Lender not less than ten (10) Business Days prior to the Closing Date in order to comply with applicable law, including the Patriot Act. If any initial Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, each Lender, to the extent requested by such Lender, shall have received a Beneficial Ownership Certification in relation to such Borrower.

Without limiting the generality of the provisions of Section 9.04, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

Section 4.02    Conditions to all Credit Extensions. The obligation of each Lender and each L/C Issuer to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type or a continuation of a Eurocurrency Rate Loan or an Alternative Currency Term Rate Loans) is subject to the following conditions precedent:

(a)    The representations and warranties of the Borrowers contained in (i) Article V, other than (A) the representation and warranty contained in Section 5.05(c), which shall only be required to be made on the Closing Date, (B) the representation and warranty contained in Section 5.06, which shall only be required to be made on the Closing Date, (C) the representation and warranty contained in Section 5.22, which shall only be required to be made on the Closing Date, and (D) with respect to any Foreign Obligor that is not the Borrower in respect of the requested Credit Extension, the representation and warranty in Section 5.03, in which case such representation and warranty shall be true and correct with respect to such Foreign Obligor as of the last time it was made or deemed made (except to the extent that such representation and warranty specifically refers to an earlier date, in which case it shall be true and correct in all material respects (or in all respects if qualified by materiality) as of such earlier date), and (ii) each other Loan Document, or in any document furnished at any time under or in connection herewith or therewith, in each case shall be true and correct in all material respects (or, with respect to representations and warranties that contain a materiality qualification, true and correct in all respects) on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or, with respect to representations and warranties that contain a materiality qualification, true and correct in all respects) as of such earlier date, and except that for purposes of this Section 4.02(a), the representations and warranties contained in Section 5.05(a) and Section 5.05(b) shall be deemed to refer to the most recent statements furnished pursuant to Section 6.01(a) and Section 6.01(b), respectively.

(b)    At the time of and immediately after giving effect to such Credit Extension, no Default shall have occurred and be continuing.

(c)    The Administrative Agent and, if applicable, the applicable L/C Issuer or the Swing Line Lender, shall have received a Request for Credit Extension in accordance with the requirements hereof.

(d)    In the case of a Credit Extension to be denominated in an Alternative Currency, there shall not have occurred any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which in the reasonable opinion of the Administrative Agent, the Required Lenders (in the case of any Committed Loans to be denominated in an Alternative Currency), or the applicable L/C Issuer (in the case of any Letter of Credit to be denominated in an Alternative Currency) would make it impracticable for such Credit Extension to be denominated in the relevant Alternative Currency.

Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type or a continuation of Eurocurrency Rate Loans or Alternative Currency Term Rate Loans) submitted by a Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

Section 4.03    Designation of a Designated Borrower. The designation of a Designated Borrower pursuant to Section 2.14 is subject to the conditions set forth in Section 2.14 and each of the following conditions precedent:

(a)    The Administrative Agent (or its counsel) shall have received copies, certified by a Responsible Officer of such Designated Borrower, of resolutions approving the Designated Borrower Agreement and any other Loan Documents to which such Designated Borrower is becoming a party, and such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing (to the extent such latter concept is applicable in its jurisdiction of organization) of such Designated Borrower.

(b)    The Administrative Agent (or its counsel) shall have received an incumbency certificate, executed by a Responsible Officer of such Designated Borrower, which shall identify by name and title and bear the signature of the Responsible Officers of such Designated Borrower authorized to request Committed Borrowings and to sign the Designated Borrower Agreement and the other Loan Documents to which such Designated Borrower is becoming a party.

(c)    In the event such Designated Borrower is a Luxembourg Loan Party, the Administrative Agent (or its counsel) shall have received, in each case dated as of the date such Designated Borrower is becoming a Designated Borrower: (i) an excerpt (extrait) issued by the Luxembourg Trade and Companies Register; (ii) a non-registration certificate (certificate de non-enregistrement) issued by the Luxembourg Trade and Companies Register regarding the absence of judicial proceedings; and (iii) in the event such Designated Borrower has established its offices at the premises of a Luxembourg domiciliation agent, a domiciliation certificate.

(d)    In the event such Designated Borrower is a Dutch Loan Party, the Administrative Agent (or its counsel) shall have received: (i) an up-to-date extract from the Dutch trade register

(handelsregister) relating to it dated no earlier than five (5) Business Days prior to the date such Designated Borrower is becoming a Designated Borrower, (ii) a copy of its deed of incorporation and its articles of association, (iii) a copy of a resolution of its general meeting of shareholders (if applicable) (A) approving the execution of, the terms of, and the transactions contemplated by, the Loan Documents, and (B) if applicable, appointing one or more authorized persons to represent such Dutch Loan Party in the event of a conflict of interest or confirming that no such person has been appointed, (iv) a copy of a resolution of its board of supervisory directors (if applicable) (A) approving the execution of, the terms of, and the transactions contemplated by, the Loan Documents, and (B) if applicable, appointing one or more authorized persons to represent such Dutch Loan Party in the event of a conflict of interest or confirming that no such person has been appointed, and (v) evidence of unconditional and positive advice of any works council which has advisory rights in respect of the entry into and performance of the transactions contemplated in the Loan Documents.

(e)    The Administrative Agent (or its counsel) shall have received opinions of counsel to such Designated Borrower, in form and substance reasonably satisfactory to the Administrative Agent and its counsel, with respect to the laws of its jurisdiction of organization and such other matters as are reasonably requested by counsel to the Administrative Agent and addressed to the Administrative Agent and the Lenders.

(f)    Each Lender shall have received a Note from such Designated Borrower, to the extent such Lender has requested a Note.

(g)    The Administrative Agent (or its counsel) shall have received any other documents and instruments reasonably requested by the Administrative Agent with respect to such Designated Borrower.

(h)    Such Designated Borrower shall have provided to the Administrative Agent and each Lender the documentation and other customary information reasonably requested by the Administrative Agent or such Lender in order to comply with applicable law, including the Patriot Act. If such Designated Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, each Lender, to the extent requested by such Lender, shall have received a Beneficial Ownership Certification in relation to such Designated Borrower.

ARTICLE V.

REPRESENTATIONS AND WARRANTIES

The Company represents and warrants (and, to the extent related to the business, operations or assets of (a) Health Sciences, Health Sciences also represents and warrants, (b) the UK Borrower, the UK Borrower also represents and warrants, (c) the Luxembourg Borrower, the Luxembourg Borrower also represents and warrants, (d) the Dutch Borrower, the Dutch Borrower also represents and warrants, and (e) any Designated Borrower, such Designated Borrower also represents and warrants) to the Administrative Agent and the Lenders that:

Section 5.01    Existence, Qualification and Power; Compliance with Laws. Set forth on Schedule 5.01 is a complete and accurate list of all Borrowers as of the Closing Date, showing as of the Closing Date (as to each such Borrower) the jurisdiction of its organization, the address of its principal place of business and its U.S. taxpayer identification number or, in the case of any non-U.S. Borrower that does not have a U.S. taxpayer identification number, its unique identification number issued to it by the jurisdiction of its organization. The copies of the Organization Documents provided pursuant to Section 4.01(c) are true and correct copies of such Organization Documents, each of which is valid and in full force and effect. Each Borrower and each Subsidiary (a) is duly organized or formed, validly existing and in good standing (or equivalent status, if any) under the Laws of the jurisdiction of its incorporation or organization, except in the case of any Subsidiary that is not a Borrower, to the extent that the failure to conform to the requirements of this clause (a) could not reasonably be expected to have a Material Adverse Effect, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business, and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, and (d) is in compliance with all Laws; except in each case referred to in clause (b)(i), (c) or (d), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

Section 5.02    Authorization; No Contravention. The execution, delivery and performance by each Borrower of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents, (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries, or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject, or (c) violate any Law, except in the cases of clause (b) and clause (c) as could not reasonably be expected to have a Material Adverse Effect.

Section 5.03    Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Borrower of this Agreement or any other Loan Document, except as have may have been obtained or as otherwise noted in Section 5.18(d).

Section 5.04    Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Borrower that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Borrower, enforceable against each Borrower that is party thereto in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

Section 5.05    Financial Statements; No Material Adverse Effect.

(a)    The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, (ii) fairly present in all material respects the financial condition of the Company and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Company and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness, in each case, to the extent required to be reflected therein pursuant to GAAP.

(b)    The unaudited consolidated balance sheets of the Company and its Subsidiaries dated July 4, 2021 and the related consolidated statements of income or operations, shareholders’ equity and cash flows for the fiscal quarter ended on each such date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present in all material respects the financial condition of the Company and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.

(c)    Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

Section 5.06    Litigation. There are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened, at law, in equity, in arbitration or before any Governmental Authority, by or against the Company or any of its Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) could reasonably be expected to have a Material Adverse Effect.

Section 5.07    No Default. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

Section 5.08    Ownership of Property. Each of the Company and each Subsidiary has good record and marketable title in fee simple or the local equivalent thereof to, or valid leasehold interests in, all material real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.09    Environmental Compliance.

(a)    The Company and its Subsidiaries conduct in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof the Company has reasonably concluded that such Environmental Laws and claims would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)    None of the properties currently or, to the knowledge of the Borrowers, formerly owned or operated by any Borrower or any of its Subsidiaries is listed or, to the knowledge of the Borrowers, proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list or, to the knowledge of the Borrowers, is adjacent to any such property; there are no and never have been any underground or above-ground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed of on any property currently owned or operated by any Borrower or any of its Subsidiaries or, to the best of the knowledge of the Borrowers, on any property formerly owned or operated by any Borrower or any of its Subsidiaries; there is no asbestos or asbestos-containing material on any property currently owned or operated by any Borrower or any of its Subsidiaries; and Hazardous Materials have not been released, discharged or disposed of on any property currently or, to the knowledge of the Borrowers, formerly owned or operated by any Borrower or any of its Subsidiaries; in each case, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(c)    Neither any Borrower nor any of its Subsidiaries is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law; and, to the knowledge of the Borrowers, all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by any Borrower or any of its Subsidiaries have been disposed of in a manner as would not reasonably be expected to result in material liability to any Borrower or any of its Subsidiaries; in each case, except as would not individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.10    [Reserved].

Section 5.11    Taxes. The Company and its Subsidiaries have filed or caused to be filed all Federal, state, national and other tax returns and reports required to be filed, and have paid all Federal, state, national and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except (a) those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP, or (b) as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is no proposed tax assessment against the Company or any Subsidiary that would, if made, have a Material Adverse Effect. As of the Closing Date, neither any Borrower nor any Subsidiary is party to any tax sharing agreement. Each Borrower is resident for tax purposes only in its Original Jurisdiction.

Section 5.12    ERISA Compliance.

(a)    Each Pension Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the IRS to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the IRS to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the IRS. To the knowledge of the Company, nothing has occurred that would prevent or cause the loss of such tax-qualified status.

(b)    There are no pending or, to the knowledge of the Company, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c)    Except as could not reasonably be expected to have a Material Adverse Effect, (i) no ERISA Event has occurred, and no Borrower is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan, (ii) the Company and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained, (iii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in

Section 430(d)(2) of the Code) is 60% or higher and no Borrower knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of the most recent valuation date, (iv) neither the Company nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid, (v) neither the Company nor any ERISA Affiliate has engaged in a transaction reasonably likely to be subject to Section 4069 or Section 4212(c) of ERISA, and (vi) no Pension Plan has been terminated by the plan administrator thereof under Section 4041(c) of ERISA nor by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan.

(d)    With respect to each scheme or arrangement mandated by a government other than the United States (a “Foreign Government Scheme or Arrangement”) and with respect to each employee benefit plan maintained or contributed to by any Borrower or any Subsidiary that is not subject to United States law (a “Foreign Plan”), except as could not reasonably be expected to have a Material Adverse Effect: (i) any employer and employee contributions required by law or by the terms of any Foreign Government Scheme or Arrangement or any Foreign Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices; (ii) the fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the Closing Date, with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to account for such obligations in accordance with applicable generally accepted accounting principles; and (iii) each Foreign Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities.

(e)    As of the Closing Date, no Borrower is, and no Borrower will be, using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Borrower’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement.

Section 5.13    [Reserved].

Section 5.14    Margin Regulations; Investment Company Act.

(a)    No Borrower is engaged or will engage, principally or as one of its important activities, in any business or extend any credit for purposes in violation of Regulation U issued by the FRB.

(b)    The Company is not and is not required to be registered as an “investment company” under the Investment Company Act of 1940.

Section 5.15    Disclosure. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Borrower to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished) contained as of the date such report, statement, certificate, information, modification or supplement was so furnished (when taken as a whole and together with the Company’s SEC filings) any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading at the time; provided that with respect to projected financial information, if any, the Company represents only that such information was prepared in good faith based upon assumptions believed by the Company to be reasonable at the time it being understood and agreed that the financial projections and other forward-looking statements are not a guarantee of financial performance, actual results may differ significantly from such projections or other forward-looking statements and such differences may be material. As of the Closing Date, to the knowledge of the Company and solely to the extent any Borrower qualifies as a “legal entity” customer under the Beneficial Ownership Regulation, the information included in the Beneficial Ownership Certifications provided by any Borrower on or prior to the Closing Date to any Lender in connection with this Agreement is true and correct in all respects.

Section 5.16    [Reserved].

Section 5.17    [Reserved].

Section 5.18    Representations as to Foreign Obligors. Each of the Company and each Foreign Obligor represents and warrants to the Administrative Agent and the Lenders that:

(a)    Such Foreign Obligor is subject to civil and commercial Laws with respect to its obligations under this Agreement and the other Loan Documents to which it is a party (collectively as to such Foreign Obligor, the “Applicable Foreign Obligor Documents”), and the execution, delivery and performance by such Foreign Obligor of the Applicable Foreign Obligor Documents constitute and will constitute private and commercial acts and not public or governmental acts. Neither such Foreign Obligor nor any of its property has any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of the jurisdiction in which such Foreign Obligor is organized and existing in respect of its obligations under the Applicable Foreign Obligor Documents.

(b)    The Applicable Foreign Obligor Documents are in proper legal form under the Laws of the jurisdiction in which such Foreign Obligor is organized and existing for the enforcement thereof against such Foreign Obligor under the Laws of such jurisdiction, and to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Foreign Obligor Documents. It is not necessary to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Foreign Obligor Documents that the Applicable Foreign Obligor Documents be filed, registered or recorded with, or executed or notarized before, any court or other authority in the jurisdiction in which such Foreign Obligor is organized and existing or that any registration charge or stamp or similar tax be paid on or in respect of the Applicable Foreign Obligor Documents or any other document, except for (i) any such filing, registration, recording, execution or notarization as has been made or is not required to be made until the Applicable Foreign Obligor Document or any other document is sought to be enforced, and (ii) any charge or tax as has been timely paid.

(c)    There is no tax, levy, impost, duty, fee, assessment or other governmental charge, or any deduction or withholding, imposed by any Governmental Authority in or of the jurisdiction in which such Foreign Obligor is organized and existing either (i) on or by virtue of the execution or delivery of the Applicable Foreign Obligor Documents, except for any Other Connection Taxes, or (ii) on any payment to be made by such Foreign Obligor pursuant to the Applicable Foreign Obligor Documents, except, in each case, as has been disclosed to the Administrative Agent.

(d)    The execution, delivery and performance of the Applicable Foreign Obligor Documents executed by such Foreign Obligor are, under any applicable foreign exchange control regulations of the jurisdiction in which such Foreign Obligor is organized and existing, not subject to any notification or authorization except (i) such as have been made or obtained, or (ii) such as cannot be made or obtained until a later date (provided that any notification or authorization described in clause (ii) shall be made or obtained as soon as is reasonably practicable).

Section 5.19    Anti-Corruption Laws and Sanctions. The Company has implemented and maintains in effect policies and procedures reasonably designed to promote and achieve compliance in all material respects by the Company, its Subsidiaries and, to the Company’s knowledge, their respective directors, officers and employees with Anti-Corruption Laws and applicable Sanctions. The Company, its Subsidiaries and, to the knowledge of the Company, their respective officers, employees and directors, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Company, any Subsidiary or, to the knowledge of the Company or such Subsidiary, any of their respective directors, officers or employees, or (b) to the knowledge of the Company, any agent of the Company or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. The terms of this Section 5.19 are subject to Section 1.02(e).

Section 5.20    Affected Financial Institution. No Borrower is an Affected Financial Institution.

Section 5.21    Domiciliation; Centre of Main Interests.

(a)    Each Borrower incorporated or organized in a European Union jurisdiction represents and warrants to the Lenders that its centre of main interest (as that term is used in Article 3(1) of the Insolvency Regulation) is in its jurisdiction of incorporation and it has no establishment (as that term is used in Article 2(10) of the Insolvency Regulation) in any other jurisdiction. Each UK Loan Party incorporated or organized in England and Wales represents and warrants to the Lenders that its centre of main interest (as that term is used in Article 3(1) of the Insolvency Regulation) is in England and Wales and it has no establishment (as that term is used in Article 2(10) of the Insolvency Regulation) in any other jurisdiction.

(b)    In the case of a Luxembourg Loan Party, (i) it complies in all material respects with all legal requirements of the Luxembourg law of 31 May 1999, as amended, regarding the domiciliation of companies, and (ii) its head office (administration centrale) and the place of its effective management (siège de direction effective) are located at the place of its registered office (siège statutaire) in Luxembourg and, for the purposes of the Insolvency Regulation, its centre of main interests (centre des intérêts principaux) is located at the place of its registered office (siège statutaire) in Luxembourg.

Section 5.22    Works Council.

Each Dutch Loan Party has, to the extent applicable, (a) notified any competent works council (ondernemingsraad) of its right to advise under the Works Councils Act (Wet op de ondernemingsraden), (b) given that works council the opportunity to advise, and (c) obtained unconditional positive advice from that works council, in relation to the entry into and performance of the transactions contemplated by the Loan Documents.

ARTICLE VI.

AFFIRMATIVE COVENANTS

On the Closing Date and thereafter until the Facility Termination Date, the Company shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, and 6.03) cause each Subsidiary to:

Section 6.01    Financial Statements. Deliver to the Administrative Agent (who shall promptly furnish a copy to each Lender), in form and detail reasonably satisfactory to the Administrative Agent and the Required Lenders:

(a)    as soon as made publicly available, but in any event within 90 days after the end of each fiscal year of the Company (or, if earlier, 15 days after the date required to be filed with the SEC pursuant to Section 13 of the Securities Exchange Act after giving effect to any extension or deferral period permitted by the SEC from time to time), a consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, such consolidated statements to be audited and accompanied by a report and opinion of a Registered Public Accounting Firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and applicable Securities Laws and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit; and

(b)    as soon as made publicly available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Company (or, if earlier, 5 days after the date required to be filed with the SEC pursuant to Section 13 of the Securities Exchange Act after giving effect to any extension or deferral period permitted by the SEC from time to time), a consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal quarter and for the portion of the Company’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, such consolidated statements to be certified by a Financial Officer as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of the Company and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.

As to any information contained in materials furnished pursuant to Section 6.02(b), the Company shall not be separately required to furnish such information under Section 6.01(a) or Section 6.01(b).

Section 6.02    Certificates; Other Information. Deliver to the Administrative Agent and each Lender, in form and detail reasonably satisfactory to the Administrative Agent and the Required Lenders:

(a)    concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by a Financial Officer, which Compliance Certificate shall include financial covenant calculations for the period covered by such Compliance Certificate and details regarding the amount of any Indebtedness excluded from Consolidated Total Debt in the calculation of such financial covenants pursuant to the proviso in the definition of Consolidated Total Debt;

(b)    promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Company, and copies of all annual, regular, periodic and special reports and registration statements which the Company may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, or with any national securities exchange, and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(c)    [reserved];

(d)    promptly, and in any event within five Business Days after receipt thereof by any Borrower or any Subsidiary, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation by such agency regarding financial or other operational results of any Borrower or any Subsidiary; and

(e)    promptly (i) such additional information regarding the business, financial or corporate affairs of the Company or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request, and (ii) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation.

Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(b) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Company posts such documents, or provides a link thereto on the Company’s website on the Internet at the website address listed on Schedule 11.02, or (ii) on which such documents are posted on the Company’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent).    Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Company with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

Each Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arrangers may, but shall not be obligated to, make available to the Lenders and the L/C Issuers materials and/or information provided by or on behalf of such Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks, Syndtrak, ClearPar or a substantially similar electronic transmission system (the “Platform”), and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to any Borrower or its securities) (each, a “Public Lender”). Each Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof, (x) by marking Borrower Materials “PUBLIC”, the Borrowers shall be deemed to have authorized the Administrative Agent, the Arrangers, the L/C Issuers and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrowers or their respective securities for purposes of United States Federal and state securities laws (provided that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 11.07), (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the

Platform designated “Public Side Information”, and (z) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information”. Each Public Lender shall designate one or more Persons to review and respond to non-PUBLIC Borrower Materials. Notwithstanding the foregoing, no Borrower shall be under any obligation to mark the Borrower Materials “PUBLIC”.

Section 6.03    Notices. Promptly after a Responsible Officer of the Company obtains actual knowledge thereof, notify the Administrative Agent (for delivery to each Lender) of:

(a)    the occurrence of any Default;

(b)    any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of the Company or any Subsidiary that has resulted or could reasonably be expected to result in a Material Adverse Effect, (ii) any dispute, litigation, investigation, proceeding or suspension between the Company or any Subsidiary and any Governmental Authority that has resulted or could reasonably be expected to result in a Material Adverse Effect, or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Company or any Subsidiary, including pursuant to any applicable Environmental Laws, that has resulted or reasonably could be expected to result in a Material Adverse Effect;

(c)    the occurrence of any ERISA Event that is reasonably likely to result in a liability for a Borrower in an amount in excess of the Threshold Amount;

(d)    any material change in accounting policies or financial reporting practices by the Company or any Subsidiary; and

(e)    any announcement by Moody’s, S&P or Fitch of any change in a Debt Rating.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Company setting forth details of the occurrence referred to therein and stating what action the Company has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

Section 6.04    Payment of Taxes. Pay, discharge or otherwise satisfy as the same shall become due and payable (subject to any grace periods) or before the same shall become delinquent all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless (a) the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary, or (b) the failure to pay, discharge or otherwise satisfy the same could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

Section 6.05    Preservation of Existence, Etc.

(a)    Preserve, renew and maintain in full force and effect its legal existence and good standing (or equivalent status, if any) under the Laws of the jurisdiction of its organization except (i) in a transaction permitted by Section 7.04 and (ii) in the case of a Subsidiary that is not a Borrower, where the failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)    Take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except (i) in the case of a transaction permitted by Section 7.04, or (ii) to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

Section 6.06    Maintenance of Properties.

(a)    Maintain, preserve and protect all of its properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(b)    Make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

Section 6.07    Maintenance of Insurance. Maintain with financially sound and reputable insurance companies not Affiliates of the Company, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business in the same general area, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.

Section 6.08    Compliance with Laws.

(a)    Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (i) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted, or (ii) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

(b)    Subject to Section 1.02(e), maintain in effect and enforce policies and procedures which are designed to promote and achieve compliance in all material respects by the Company, its Subsidiaries and, to the Company’s knowledge, their respective directors, officers and employees with Anti-Corruption Laws and applicable Sanctions.

(c)    Ensure that (i) no UK Loan Party shall do anything to change the location of its centre of main interest (as that term is used in Article 3(1) of the Insolvency Regulation) from England and Wales, and (ii) no Borrower shall change its residence for any tax purposes.

Section 6.09    Books and Records. Maintain proper books of record and account, in which full, true and correct entries in all material respects in conformity with GAAP (or applicable local standards) consistently applied shall be made of all material financial transactions and matters involving the assets and business of the Company and each Subsidiary, taken as a whole.

Section 6.10    Inspection Rights. Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Company and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Company; provided that the Lenders will conduct such requests for visits and inspections through the Administrative Agent such that, in the absence of an Event of Default, there shall be no more than one such visit and inspection per year; provided, further that when an Event of Default exists, the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Company at any time during normal business hours and without advance notice; provided, further, that the inspection rights of the Administrative Agent and the Lenders shall not extend to any information covered by attorney-client or other legal privilege or to the extent the exercise of such inspection rights would reasonably be expected to result in violation or other breach of any third-party confidentiality agreements.

Section 6.11    Use of Proceeds. Use the proceeds of the Credit Extensions for: (a) working capital, capital expenditures, dividends, share repurchase, acquisitions and other general corporate purposes not in contravention of any Law or of any Loan Document (and with respect to any Borrowing the proceeds of which shall be used to purchase or carry margin stock (within the meaning of Regulation U of the FRB), the applicable Borrower shall include in the Committed Loan Notice or the Swing Line Loan Notice for such Borrowing such information as shall be required by Regulations U and X of the FRB to enable the Lenders and the Borrowers to determine that they are in compliance with such Regulations U and X); provided that any purchase of the margin stock of any issuer was not preceded by, or effected pursuant to, an unsolicited or hostile offer by the Company or an Affiliate of the Company to purchase such issuer (it being understood that the Company or an Affiliate of the Company may initiate discussions with respect to a proposed acquisition, whether or not solicited by such an issuer, and consummate any transaction arising therefrom that is duly approved by the Board of Directors of such issuer); (ii) refinancing Indebtedness of the Company existing on the Closing Date, including Indebtedness arising under the Existing Credit Agreement; and (iii) the payment of fees and expenses incurred in connection with the Transactions.

ARTICLE VII.

NEGATIVE COVENANTS

On the Closing Date and thereafter until the Facility Termination Date:

Section 7.01    Liens. The Company shall not, nor shall it permit any Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

(a)    Liens pursuant to any Loan Document;

(b)    Liens existing on the Closing Date and listed on Schedule 7.01, and any renewals or extensions thereof; provided that (i) the property covered thereby is not changed, (ii) the amount secured or benefited thereby is not increased, (iii) the direct or any contingent obligor with respect thereto is not changed, and (iv) any renewal or extension of the obligations secured or benefited thereby is permitted by Section 7.03(d);

(c)    Liens for taxes, assessments, or governmental charges or levies not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(d)    carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(e)    pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

(f)    deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business, including deposits securing reimbursement obligations under letters of credit that do not constitute Indebtedness;

(g)    easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

(h)    Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h) or securing appeal or other surety bonds related to such judgments;

(i)    Liens securing Indebtedness of the Company or any other Subsidiary incurred pursuant to Section 7.03(g), including Capitalized Leases and Synthetic Lease Obligations, to finance the acquisition or lease of fixed or capital assets and Liens on such fixed or capital assets securing any refinancing or replacement of such Indebtedness; provided that (i) such Liens (other than those securing any such refinancing or replacement Indebtedness) shall be created substantially simultaneously with the acquisition or lease of such fixed or capital assets, (ii) such Liens do not at any time encumber any Property other than the Property financed by such Indebtedness, and (iii) the amount of Indebtedness secured thereby is not increased;

(j)    Liens on accounts receivable, lease receivables, other payment obligations and related assets subject to any Receivables Facility of the Company or permitted pursuant to Section 7.03(h) securing obligations of the Company and its Subsidiaries in respect of such Receivables Facility;

(k)    Liens on assets of any entity acquired by the Company or any of its Subsidiaries in a transaction permitted under this Agreement; provided that such Liens are in existence on the date of such acquisition and are not created in anticipation thereof;

(l)    Liens securing Swap Contracts permitted under Section 7.03(f);

(m)    any interest or title of a lessor under any lease entered into by the Company or any other Subsidiary in the ordinary course of its business and covering only the assets so leased;

(n)    Sale and Leaseback Transactions permitted by Section 7.03;

(o)    [reserved];

(p)    precautionary UCC filings in respect of operating leases;

(q)    leases, licenses, subleases or sublicenses granted to others in the ordinary course of business which do not (i) interfere in any material respect with the business of the Company or the Company and its Subsidiaries, taken as a whole, or (ii) secure any Indebtedness; and

(r)    other Liens that, when taken together with the amount of Indebtedness incurred by the Company’s Subsidiaries under Section 7.03(k), does not exceed the greater of (i) $1,500,000,000 and (ii) 15% of Consolidated Net Tangible Assets in the aggregate at any time outstanding.

Section 7.02    [Reserved].

Section 7.03    Indebtedness. The Company shall not permit any Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Indebtedness, except:

(a)    Indebtedness under the Loan Documents;

(b)    Sale and Leaseback Transactions in an aggregate amount of up to $250,000,000 during the term of this Agreement, if the gross cash proceeds of any such transaction are at least equal to the fair market value of such property;

(c)    Indebtedness owed to the Company or any Subsidiary of the Company;

(d)    Indebtedness outstanding on the Closing Date (including the Existing Letters of Credit) and listed on Schedule 7.03, and any refinancings, refundings, renewals or extensions thereof; provided that (i) the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder and the direct or any contingent obligor with respect thereto is not changed, as a result of or in connection with such refinancing, refunding, renewal or extension, and (ii) the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole, of any such refinancing, refunding, renewing or extending Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the applicable borrowers or lenders than the terms of any agreement or instrument governing the Indebtedness being refinanced, refunded, renewed or extended and the interest rate applicable to any such refinancing, refunding, renewing or extending Indebtedness does not exceed the then applicable market interest rate;

(e)    Guarantees of any Subsidiary in respect of Indebtedness otherwise permitted under this Section 7.03 or of Indebtedness of the Company or any wholly-owned Subsidiary;

(f)    obligations (contingent or otherwise) of the Company or any Subsidiary existing or arising under any Swap Contract;

(g)    Indebtedness in respect of Capitalized Leases, Synthetic Lease Obligations and purchase money obligations for fixed or capital assets within the limitations set forth in Section 7.01(i) and in an aggregate amount not exceeding $250,000,000 at any time outstanding;

(h)    Indebtedness under any Receivables Facility in an aggregate amount for all Receivables Facilities not exceeding $250,000,000 at any time outstanding, and any refinancings, refundings, renewals, extensions or replacements thereof (without any increase in the principal amount thereof);

(i)    Indebtedness of any Person acquired by the Company or any of its Subsidiaries in a transaction permitted under this Agreement; provided that such Indebtedness is in existence on the date of such acquisition and is not created in anticipation thereof;

(j)    Indebtedness of any Finance Subsidiary; and

(k)    other Indebtedness in an aggregate principal amount that, when taken together with the aggregate amount of Liens incurred under Section 7.01(r), does not exceed the greater of (i) $1,500,000,000 and (ii) 15% of Consolidated Net Tangible Assets at any time outstanding.

Section 7.04    Fundamental Changes. The Company shall not, nor shall it permit any Subsidiary to, directly or indirectly, merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom:

(a)    any Subsidiary (other than a Receivables Subsidiary) may merge with: (i) the Company; provided that the Company shall be the continuing or surviving Person; and (ii) any one or more other Subsidiaries; provided that when any wholly-owned Subsidiary is merging with another Subsidiary, a wholly-owned Subsidiary shall be the continuing or surviving Person;

(b)    any Subsidiary (other than a Receivables Subsidiary) may Dispose of all or substantially all of its assets (upon merger, voluntary liquidation, dissolution or otherwise) to the Company or to another Subsidiary; provided that if the transferor in such a transaction is a wholly-owned Subsidiary, then the transferee must either be the Company or a wholly-owned Subsidiary; and

(c)    the Company may merge with another Person; provided that the Company is the continuing or surviving Person.

Section 7.05    [Reserved].

Section 7.06    [Reserved].

Section 7.07    [Reserved].

Section 7.08    [Reserved].

Section 7.09    [Reserved].

Section 7.10    Use of Proceeds.

(a)    Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, in any manner that would constitute (i) a violation of Regulation U of the FRB, or (ii) that would constitute unlawful financial assistance within the meaning of sections 678 or 679 of the UK Companies Act.

(b)    Subject to Section 1.02(e), request any Borrowing or Letter of Credit, or use the proceeds of any Credit Extension, whether directly or, to the Company’s knowledge, indirectly, (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, in each case to the extent such funding, financing or facilitation would constitute a violation of Sanctions if effected by the Company, or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

Section 7.11    Financial Covenants. If and for so long as the Company has Debt Ratings that are Investment Grade, permit the maximum ratio of Consolidated Total Debt to Consolidated Total Capitalization (the “Total Debt/Capitalization Ratio”), as of the end of any fiscal quarter of the Company (commencing with the first fiscal quarter end-date to occur after the Closing Date), to be greater than 60%; provided that if the Company does not have Debt Ratings that are Investment Grade, the Total Debt/Capitalization Ratio shall be replaced by the following two covenants: (a) a maximum Consolidated Leverage Ratio of 4.00:1.00, and (b) a minimum Consolidated Interest Coverage Ratio of 3.00:1.00, which replacement shall become effective as of the last day of the fiscal quarter during which such change in Debt Rating occurs; provided, further that (i) upon the consummation of the Acquisition, and (ii) upon notice by the Company to the Administrative Agent upon the consummation of any other acquisition permitted by this Agreement that occurs after the Closing Date with aggregate consideration (including the assumption or incurrence of Indebtedness in connection with such acquisition) equal to or in excess of $375,000,000, in each case, the Company shall be permitted to increase the maximum Total Debt/Capitalization Ratio to 65% (or, if the Company does not have Debt Ratings that are Investment Grade, to increase the maximum Consolidated Leverage Ratio to 4.50:1.00), which such increase shall be applicable for the fiscal quarter of the Company in which such acquisition is consummated and the three consecutive fiscal quarters thereafter (it being understood and agreed that there shall be at least one full fiscal quarter following the cessation of each such increase during which no such increase shall be in effect). The financial covenants will be calculated on a consolidated basis and as of the last day of each consecutive four fiscal quarter period commencing with the first fiscal quarter end-date to occur after the Closing Date.

ARTICLE VIII.

EVENTS OF DEFAULT AND REMEDIES

Section 8.01    Events of Default. Any of the following shall constitute an “Event of Default”:

(a)    Non-Payment. Any Borrower fails to pay (i) when and as required to be paid herein, and in the currency required hereunder, any amount of principal of any Loan or any L/C Obligation, or (ii) within five days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any fee due hereunder, or (iii) within five days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

(b)    Specific Covenants. The Company fails to perform or observe any term, covenant or agreement contained in any of Section 6.03(a), Section 6.05(a) (with respect to any Borrower), and, with respect to the Company only, Article VII or Article X; or

(c)    Other Defaults. Any Borrower fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or (b)) contained in any Loan Document on its part to be performed or observed and such failure continues unremedied for 30 days after the earlier of (i) the date on which written notice thereof is delivered by the Administrative Agent or any Lender to the Company, and (ii) the date on which a Responsible Officer of the Company acquires knowledge thereof; or

(d)    Representations and Warranties. Any representation or warranty, made or deemed made by or on behalf of the Company or any other Borrower herein, in any other Loan Document, or in any certificate, document or financial or other statement delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

(e)    Cross-Default. (i) The Company or any Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise), beyond any applicable grace period, in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform (beyond any applicable grace period) any other agreement or condition relating to any such Indebtedness or Guarantee having an aggregate principal amount (including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs (other than (t) any repurchase, prepayment, defeasance or redemption, or any offer therefor, of any Indebtedness of any Person acquired by the Company or any Subsidiary in an acquisition permitted pursuant to this Agreement, so long as such repurchase, prepayment, defeasance or redemption, or offer therefor, is required to be made by the documentation governing such Indebtedness solely as a result of a “change of control” of such Person as a result of the consummation of such acquisition, (u) any mandatory prepayment of any bridge financing that is required to be made with the proceeds of any other Indebtedness incurred by the Company or any Subsidiary, or the proceeds of any Disposition of assets or the issuance of Equity Interests consummated by the Company or any Subsidiary, (v) any Indebtedness becoming due as a result of a voluntary refinancing thereof permitted hereunder, (w) in the event that a lender under any revolving credit facility becomes a “defaulting lender” (as defined therein), a prepayment or cash collateralization by the Company of any unreallocated portion of such defaulting lender’s outstanding swing line loans under any such revolving credit facility), (x) any required prepayment of Indebtedness secured by a Lien permitted under Section 7.01 as a result of the disposition of the assets subject to such Lien, (y) any event requiring the repurchase, repayment or redemption (automatically or otherwise) or an offer to repurchase, prepay or redeem any Indebtedness, or the delivery of any notice with respect thereto, solely as a result of the Company’s or any of its Subsidiaries’ failure to consummate a merger or other acquisition contemplated to be funded in whole or in part with the proceeds of such Indebtedness, or (z) any right of a holder or holders of any Indebtedness that is convertible into equity securities to require the repurchase, repayment or redemption of such Indebtedness on a predetermined date provided in the documentation for such Indebtedness, or an offer to repurchase, repay or redeem such Indebtedness on such date or the delivery of a notice with respect thereto), the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded, unless such cash collateral could be provided without contravening Section 7.01; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Company or any Subsidiary is the Defaulting Party (as defined in such Swap Contract), or (B) any Termination Event under Section 5(b)(iv) (i.e., the Section with regard to “Credit Event Upon Merger”; it being understood that if in a subsequent form such “Credit Event Upon Merger” provision is located in a different Section, then this clause (B) shall refer to such new Section) (or any analogous event howsoever described) of such Swap Contract or any

Additional Termination Event (as defined in such Swap Contract), in each case with respect to this clause (B) (x) in respect of which the Company or any Subsidiary is the sole Affected Party (as defined in such Swap Contract) unless the relevant Additional Termination Event is (I) an optional early termination right exercised by the other party to the Swap Contract, where such right is not conditioned upon the occurrence of any specific event, condition or circumstance affecting the Company or any such Subsidiary, or (II) an Additional Termination Event resulting solely from a decline in the ratings of the Company or its Subsidiaries, or (y) in respect of which the Company has failed to pay the Swap Termination Value owed by it when required pursuant to the terms of such Swap Contract (giving effect to any applicable grace period) and, in either event with respect to clause (A) or (B), the Swap Termination Value owed by the Company or such Subsidiary as a result thereof is greater than the Threshold Amount; provided that a termination event (or other similar event) under a Receivables Facility of the Company or permitted pursuant to Section 7.03(h) resulting solely from a decline in the ratings of the Company or its Subsidiaries shall not constitute an Event of Default; or

(f)    Insolvency Proceedings, Etc. The Company or any of its Material Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law (including, in the case of a Luxembourg Loan Party, any Luxembourg Debtor Relief Law or Luxembourg Insolvency Event), or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver (which includes a curator), trustee, custodian (which includes a bewindvoerder), conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law (or any Luxembourg Debtor Relief Law or Luxembourg Insolvency Event, as applicable) relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or a UK Bankruptcy Event occurs with respect to any UK Relevant Entity; or

(g)    Inability to Pay Debts; Attachment. (i) The Company or any Material Subsidiary admits in writing its inability or fails generally to pay its debts as they become due (including, in relation to any applicable Dutch Loan Party, by giving notice to the Dutch tax authorities under Section 36(2) of the Dutch 1990 Tax Collection Act (Invorderingswet 1990)), or (ii) any writ or warrant of attachment or execution (including, in relation to any applicable Dutch Loan Party, by way of executory attachment (executoriaal beslag) or interlocutory attachment (conservatoir beslag)) or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 60 days after its issue or levy; or

(h)    Judgments. There is entered against the Company or any Subsidiary a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer has been notified of the potential claim and has acknowledged coverage), and there is a period of 60 consecutive days during which such judgment is not satisfied or discharged or a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i)    ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of a Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) a Borrower or any ERISA Affiliate

fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount ; and in each case in clauses (i) and (ii) above, such event or condition, together with all other such events or conditions, if any, could, in the sole judgment of the Required Lenders, reasonably be expected to have a Material Adverse Effect; or

(j)    Invalidity of Loan Documents. Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or the occurrence of the Facility Termination Date, ceases to be in full force and effect; or any Borrower or any other Person contests in any manner the validity or enforceability of any provision of any Loan Document; or any Borrower denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document except to the extent otherwise permitted hereunder or thereunder; or

(k)    Change of Control. There occurs any Change of Control.

Section 8.02    Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a)    declare the Commitment of each Lender to make Loans and any obligation of each L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such Commitments and obligation shall be terminated;

(b)    declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers;

(c)    require that the Company Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

(d)    exercise on behalf of itself, the Lenders and the L/C Issuers all rights and remedies available to it, the Lenders and the L/C Issuers under the Loan Documents or applicable Law or equity;

provided that upon the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under any applicable Debtor Relief Law, the obligation of each Lender to make Loans and any obligation of each L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Company to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

Section 8.03    Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall, subject to the provisions of Sections 2.17 and 2.18, be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuers (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuers and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, L/C Borrowings and other Obligations, ratably among the Lenders and the L/C Issuers in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and the L/C Borrowings and to the Administrative Agent for the account of the applicable L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by the Company pursuant to Sections 2.03 and 2.17, in each case ratably among the Administrative Agent, the Lenders, and the L/C Issuers in proportion to the respective amounts described in this clause Fourth payable to them;

Fifth, to the payment of all other Obligations owing under or in respect of the Loan Documents that are due and payable to the Administrative Agent, the Lenders and the L/C Issuers on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent, the Lenders and the L/C Issuers on such date; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Company or as otherwise required by Law.

Subject to Section 2.03 and Section 2.17, amounts used to Cash Collateralize the Obligations shall be applied to satisfy drawings under such Letters of Credit as they occur, and if any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

ARTICLE IX.

ADMINISTRATIVE AGENT

Section 9.01    Appointment and Authority. Each of the Lenders and each of the L/C Issuers hereby irrevocably appoints, designates and authorizes Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are, other than with respect to the Company’s consent rights in Section 9.06, solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuers, and, except for such consent rights, no Borrower shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

Section 9.02    Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust, financial, advisory, underwriting or other business with any Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders or to provide notice to or consent of the Lenders with respect thereto.

Section 9.03    Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:

(a)    shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(c)    shall not, except as expressly set forth herein and in the other Loan Documents, have any duty or responsibility to disclose, and shall not be liable for the failure to disclose, any information relating to any of the Borrowers or any of their respective Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by the Administrative Agent under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby or thereby (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.01 and 8.02), or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and non-appealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Company, a Lender or an L/C Issuer.

The Administrative Agent shall not be responsible for or have any duty or obligation to any Lender or participant or any other Person to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions of this Agreement relating to Disqualified Institutions. Without limiting the generality of the foregoing, the Administrative Agent shall not (i) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Institution, or (ii) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Institution.

Section 9.04    Reliance by Administrative Agent.

(a)    The Administrative Agent shall be entitled to rely upon, and shall be fully protected in relying and shall not incur any liability for relying upon, any notice, request, certificate, communication, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall be fully protected in relying and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or such L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or such L/C Issuer prior to the making of such Loan or the issuance, extension, renewal or increase of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

(b)    For purposes of determining compliance with the conditions specified in Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

Section 9.05    Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

Section 9.06    Resignation of Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuers and the Company. Upon receipt of any such notice of resignation, the Required Lenders shall have the right to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States, and which successor shall be consented to by the Company at all times other than during the existence of an Event of Default (which consent of the Company shall not be unreasonably withheld or delayed). If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment, and/or the consent of the Company has not been granted, within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders, the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders and the L/C Issuers, with the consent of the Company (such consent not be unreasonably withheld or delayed), appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Company and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice on the Resignation Effective Date.

With effect from the Resignation Effective Date, (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuers under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed), and (ii) except for any indemnity payments or other amounts then owed to the retiring Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and each L/C Issuer directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent (other than as provided in Section 3.01(k) and other than any rights to indemnity payments or other amounts owed to the retiring Administrative Agent as of the Resignation Effective Date), and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section 9.06). The fees payable by the Company to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article IX and Section 11.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (A) while the retiring Administrative Agent was acting as Administrative Agent, and (B) after such resignation for as long as any of them continues to act in any capacity hereunder or under the other Loan Documents, including holding any collateral security on behalf of any of the Lenders or the L/C Issuers and in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent.

Any resignation by Bank of America as Administrative Agent pursuant to this Section 9.06 shall also constitute its resignation as an L/C Issuer and the Swing Line Lender. If Bank of America resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of an L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto, including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03. If Bank of America resigns as the Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment by the Company of a successor L/C Issuer or Swing Line Lender hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as applicable, (ii) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (iii) the successor L/C Issuer shall issue Letters of Credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

Section 9.07    Non-Reliance on Administrative Agent and Other Lenders. Each Lender and each L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and each L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Section 9.08    No Other Duties, Etc.. Anything herein to the contrary notwithstanding, none of the titles listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, an Arranger, a Lender or an L/C Issuer hereunder.

Section 9.09    Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief law or any other judicial proceeding relative to any Borrower, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuers and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuers and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuers and the Administrative Agent under Sections 2.03, 2.09 and 11.04) allowed in such judicial proceeding; and

(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuers, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 11.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or any L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or any L/C Issuer or to authorize the Administrative Agent to vote in respect of the claim of any Lender or any L/C Issuer in any such proceeding.

Section 9.10    Certain ERISA Matters.

(a)    Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of any Borrower, that at least one of the following is and will be true:

(i)    such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments, or this Agreement,

(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84–14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95–60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90–1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91–38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96–23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84–14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84–14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84–14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv)    such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)    In addition, unless either (1) clause (i) in the immediately preceding clause (a) is true with respect to a Lender, or (2) a Lender has provided another representation, warranty and covenant in accordance with clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of any Borrower, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any other Loan Document or any documents related hereto or thereto).

Section 9.11    Recovery of Erroneous Payments. Without limitation of any other provision in this Agreement, if at any time the Administrative Agent makes a payment hereunder in error to any Credit Party, whether or not in respect of an Obligation due and owing by any Borrower at such time, where such payment is a Rescindable Amount, then in any such event, each Credit Party receiving a Rescindable Amount severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount received by such Credit Party in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Each Credit Party irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount. The Administrative Agent shall inform each Credit Party promptly upon determining that any payment made to such Credit Party comprised, in whole or in part, a Rescindable Amount.

ARTICLE X.

CONTINUING GUARANTY

Section 10.01    Guaranty. The Company hereby absolutely and unconditionally guarantees, as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of any and all existing and future indebtedness and liabilities of every kind, nature and character, direct or indirect, absolute or contingent, liquidated or unliquidated, voluntary or involuntary and whether for principal, interest, premiums, fees indemnities, damages, costs, expenses or otherwise, of the other Borrowers to the Administrative Agent, the L/C Issuers and the Lenders, arising hereunder and under the other Loan Documents (including all renewals, extensions, amendments, refinancings and other modifications thereof and all costs, attorneys’ fees and expenses incurred by the Administrative Agent, the L/C Issuers or the Lenders in connection with the collection or enforcement thereof), and whether recovery upon such indebtedness and liabilities may be or hereafter become unenforceable or shall be an allowed or disallowed claim under any proceeding or case commenced by or against the Company or the other Borrowers under Debtor Relief Laws, and including interest that accrues after the commencement by or against the Company of any proceeding under any Debtor Relief Laws (collectively, the “Guaranteed Obligations”). The Administrative Agent’s books and records showing the amount of the Guaranteed Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon the Company, and conclusive for the purpose of establishing the amount of the Guaranteed Obligations. This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Guaranteed Obligations or any instrument or agreement evidencing any Guaranteed Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Guaranteed Obligations which might otherwise constitute a defense to the obligations of the Company under this Guaranty other than full payment and performance, and the Company hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing.

Section 10.02    Rights of Lenders. The Company consents and agrees that the Administrative Agent, the L/C Issuers and the Lenders may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Guaranteed Obligations or any part thereof; (b) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security for the payment of this Guaranty or any Guaranteed Obligations; (c) apply such security and direct the order or manner of sale thereof as the Administrative Agent, the L/C Issuers and the Lenders in their sole discretion may determine; and (d) release or substitute one or more of any endorsers or other guarantors of any of the Guaranteed Obligations. Without limiting the generality of the foregoing, the Company consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of the Company under this Guaranty or which, but for this provision, might operate as a discharge of the Company.

Section 10.03    Certain Waivers. The Company waives: (a) any defense arising by reason of any disability or other defense of the other Borrowers or any other guarantor, or the cessation from any cause whatsoever (including any act or omission of the Administrative Agent, any L/C Issuer or any Lender) of the liability of the other Borrowers; (b) any defense based on any claim that the Company’s obligations exceed or are more burdensome than those of the other Borrowers; (c) the benefit of any statute of limitations affecting the Company’s liability hereunder; (d) any right to proceed against the other Borrowers, proceed against or exhaust any security for the Indebtedness, or pursue any other remedy in the power of the Administrative Agent, any L/C Issuer or any Lender whatsoever; (e) any benefit of and any right to participate in any security now or hereafter held by the Administrative Agent, any L/C Issuer or any Lender; (f) to the fullest extent permitted by law, any and all other defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties; (g) any defense arising from any change in corporate existence or structure of any other Borrower; and (h) any defense arising from any law, regulation, decree or order of any jurisdiction or any event affecting any term of the Guaranteed Obligations. The Company expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Guaranteed Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Guaranteed Obligations.

Section 10.04    Obligations Independent. The obligations of the Company under this Article X are those of primary obligor, and not merely as surety, and are independent of the Guaranteed Obligations and the obligations of any other guarantor, and a separate action may be brought against the Company to enforce this Guaranty whether or not the other Borrowers or any other person or entity is joined as a party.

Section 10.05    Subrogation. The Company shall not exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Guaranty until all of the Guaranteed Obligations and any amounts payable under this Guaranty have been indefeasibly paid and performed in full and the Facility Termination Date has occurred. If any amounts are paid to the Company in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Administrative Agent, the L/C Issuers and the Lenders and shall forthwith be paid to the Administrative Agent, the L/C Issuers and the Lenders to reduce the amount of the Guaranteed Obligations, whether matured or unmatured.

Section 10.06    Termination; Reinstatement. This Guaranty is a continuing and irrevocable guaranty of all Guaranteed Obligations now or hereafter existing and shall remain in full force and effect until all Guaranteed Obligations and any other amounts payable under this Guaranty are indefeasibly paid in full in cash and the Commitments with respect to the Guaranteed Obligations are terminated. Notwithstanding the foregoing, this Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of any other Borrower or the Company is made, or any of the Administrative Agent, the L/C Issuers or the Lenders exercises its right of setoff, in respect of the Guaranteed Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by any of the Administrative Agent, the L/C Issuers or the Lenders in their discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not the Administrative Agent, the L/C Issuers and the Lenders are in possession of or have released this Guaranty and regardless of any prior revocation, rescission, termination or reduction. The obligations of the Company under this paragraph shall survive termination of this Guaranty and the Facility Termination Date.

Section 10.07    Subordination. The Company hereby subordinates the payment of all obligations and indebtedness of the other Borrowers owing to the Company, whether now existing or hereafter arising, including but not limited to any obligation of the other Borrowers to the Company as subrogee of the Administrative Agent, the L/C Issuers and the Lenders or resulting from the Company’s performance under this Guaranty, to the indefeasible payment in full in cash of all Guaranteed Obligations but nothing shall prevent payment by the other Borrowers in respect of such Indebtedness in the ordinary course so long as no Event of Default shall have occurred and be continuing. If the Administrative Agent, the L/C Issuers and the Lenders so request after the occurrence and during the continuance of an Event of Default, any such obligation or indebtedness of the other Borrowers to the Company shall be enforced and performance received by the Company as trustee for the Administrative Agent, the L/C Issuers and the Lenders and the proceeds thereof shall be paid over to the Administrative Agent, the L/C Issuers and the Lenders on account of the Guaranteed Obligations, but without reducing or affecting in any manner the liability of the Company under this Guaranty.

Section 10.08    Stay of Acceleration. If acceleration of the time for payment of any of the Guaranteed Obligations is stayed, in connection with any case commenced by or against the Company or any other Borrower under any Debtor Relief Laws, or otherwise, all such amounts shall nonetheless be payable by the Company immediately upon demand by the Administrative Agent, the L/C Issuers and the Lenders.

Section 10.09    Condition of Other Borrowers. The Company acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from the other Borrowers and any other guarantor such information concerning the financial condition, business and operations of the other Borrowers and any such other guarantor as the Company requires, and that none of the Administrative Agent, the L/C Issuers and the Lenders have any duty, and the Company is not relying on the Administrative Agent, the L/C Issuers and the Lenders at any time, to disclose to the Company any information relating to the business, operations or financial condition of the other Borrowers or any other guarantor (the Company waiving any duty on the part of the Administrative Agent, the L/C Issuers and the Lenders to disclose such information and any defense relating to the failure to provide the same).

Section 10.10    Appointment of Company. Each Borrower (other than, for the avoidance of doubt, the Company) hereby irrevocably appoints the Company as its agent for all purposes relevant to this Agreement and each of the other Loan Documents, including (i) the giving and receipt of notices, (ii) the execution and delivery of all documents, instruments and certificates contemplated herein and all modifications hereto, and (iii) the receipt of the proceeds of any Committed Loans made by the Lenders to any such Borrower hereunder. Any acknowledgment, consent, direction, certification or other action which might otherwise be valid or effective only if given or taken by all Borrowers, or by each Borrower acting singly, shall be valid and effective if given or taken only by the Company, whether or not any such other Borrower joins therein. Any notice, demand, consent, acknowledgement, direction, certification or other communication delivered to the Company in accordance with the terms of this Agreement shall be deemed to have been delivered to each Borrower.

ARTICLE XI.

MISCELLANEOUS

Section 11.01    Amendments, Etc. Subject to Section 3.03(b), no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Company or any other Borrower therefrom, shall be effective unless in writing signed by the Required Lenders and the Company or the applicable other Borrower, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no such amendment, waiver or consent shall:

(a)    waive any condition set forth in Section 4.01 without the written consent of each Lender;

(b)    extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender (it being understood and agreed that a waiver of any condition precedent in Section 4.02 or of any Default is not considered an extension or increase in the Commitment of any Lender);

(c)    postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding any mandatory prepayment) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender entitled to such payment;

(d)    reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) in the final proviso of this Section 11.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender entitled to such payment; provided that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrowers to pay interest or Letter of Credit Fees at the Default Rate;

(e)    change Section 2.13 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;

(f)    change any provision of this Section 11.01 or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder without the written consent of each Lender;

(g)    release the Company from the Guaranty without the written consent of each Lender; or

(h)    amend Section 1.05 or the definition of “Alternative Currency” without the written consent of each Lender directly affected thereby;

provided, further, that, notwithstanding anything to the contrary herein: (i) no amendment, waiver or consent shall, unless in writing and signed by the applicable L/C Issuer in addition to the Lenders required above, affect the rights or duties of such L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by such L/C Issuer; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; (iv) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto; (v) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (A) the Commitment of any Defaulting Lender may not be increased or extended, nor amounts owed to such Defaulting Lender reduced, or the final maturity thereof extended, without the consent of such Defaulting Lender, and (B) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender; (vi) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code of the United States supersedes the unanimous consent provisions set forth herein; (vii) the Required Lenders shall determine whether or not to allow a Borrower to use cash collateral in the context of a bankruptcy or insolvency proceeding and such determination shall be binding on all of the Lenders; (viii) this Agreement may be amended, or amended and restated, without the consent of any Lender (but with the consent of the Company and the Administrative Agent) if, upon giving effect to such amendment or amendment and restatement, such Lender shall no longer be a party to this Agreement (as so amended or amended and restated), the Commitment of such Lender shall have terminated, such Lender shall have no other commitment or other obligation hereunder and shall have been paid in full all principal, interest and other amounts owing to it or accrued for its account under this Agreement; (ix) this Agreement may be amended with the written consent of the Administrative Agent, each L/C Issuer, the Company and the Lenders affected thereby to amend the definition of “Alternative Currency” or “Alternative Currency Daily Rate” or “Alternative Currency Term Rate” or Section 1.05 solely to add additional currency options and the applicable interest rate with respect thereto, in each case solely to the extent permitted pursuant to Section 1.05; (x) in order to implement any increase in the Aggregate Commitments and/or any Incremental Term Facility, in each case pursuant to Section 2.15, this Agreement and any other Loan Document may be amended for such purpose (but solely to the extent necessary to implement such increase and/or Incremental Term Facility and otherwise in accordance with Section 2.15) by the Company, the Administrative Agent and the Lenders providing such increase and/or Incremental Term Facility; (xi) in order to implement any extension approved pursuant to Section 2.16, this Agreement and any other Loan Document may be amended for such purpose (but solely to the extent necessary to implement such extension and otherwise in accordance with Section 2.16) by the Company and the Administrative Agent;

(xii) this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent, each Borrower and the relevant Lenders providing such additional credit facilities (A) to add one or more additional credit facilities to this Agreement, to permit the extensions of credit from time to time outstanding hereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Loans and the accrued interest and fees in respect thereof and to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders, and (B) to change, modify or alter any provision hereof relating to the pro rata sharing of payments among the Lenders to the extent necessary to effectuate any of the amendments (or amendments and restatements) enumerated in this clause (xii); (xiii) this Agreement may be amended by the Company, the applicable Designated Borrower and the Administrative Agent to add such provisions as are deemed necessary, in the sole discretion of the Administrative Agent, to facilitate the addition of any Designated Borrower designated pursuant to Section 2.14; (xiv)(A) each L/C Issuer’s L/C Commitment may be amended from time to time by the Company, the Administrative Agent and such L/C Issuer, and (B) with respect to any Lender that becomes an L/C Issuer pursuant to this Agreement, this Agreement may be amended by the Company, the Administrative Agent and such L/C Issuer to add the L/C Commitment of such L/C Issuer (pursuant to delivery by such L/C Issuer of a Notice of Additional L/C Issuer containing the L/C Commitment of such L/C Issuer); and (xv) if the Administrative Agent and the Company acting together identify any ambiguity, omission, mistake, typographical error or other defect in any provision of this Agreement or any other Loan Document (including the schedules and exhibits thereto), then the Administrative Agent and the Company shall be permitted to amend, modify or supplement such provision to cure such ambiguity, omission, mistake, typographical error or other defect, and such amendment shall become effective without any further action or consent of any other party to this Agreement.

Section 11.02    Notices; Effectiveness; Electronic Communication.

(a)    Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 11.02(b)), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax transmission or e-mail transmission as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)    if to the Borrowers, the Administrative Agent, Bank of America, in its capacity as an L/C Issuer, or the Swing Line Lender, to the address, fax number, e-mail address or telephone number specified for such Person on Schedule 11.02; and

(ii)    if to any other Lender or any other L/C Issuer, to the address, fax number, e-mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Company).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by fax transmission shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in Section 11.02(b), shall be effective as provided in Section 11.02(b).

(b)    Electronic Communications. Notices and other communications to the Administrative Agent, the Lenders, the Swing Line Lender and the L/C Issuers hereunder may be delivered or furnished by electronic communication (including e-mail, FPML messaging, and Internet or intranet websites) pursuant to an electronic communications agreement (or such other procedures approved by the Administrative Agent in its sole discretion); provided that the foregoing shall not apply to notices to any Lender, the Swing Line Lender or any L/C Issuer pursuant to Article II if such Lender, the Swing Line Lender or such L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under Article II by electronic communication. The Administrative Agent, the Swing Line Lender, any L/C Issuer or the Company may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (A) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (B) notices and other communications posted to an Internet or intranet website shall be deemed received by the intended recipient upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail address or other written acknowledgement) indicating that such notice or communication is available and identifying the website address therefor; provided that for both clauses (A) and (B), if such notice or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

(c)    The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Borrower, any Lender, any L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Borrower’s or the Administrative Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic platform or electronic messaging service, or through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided that in no event shall any Agent Party have any liability to any Borrower, any Lender, any L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d)    Change of Address, Etc. Each Borrower, the Administrative Agent, each L/C Issuer and the Swing Line Lender may change its address, fax number or telephone number or e-mail address for notices and other communications hereunder by notice to the other parties hereto.

Each other Lender may change its address, fax number or telephone number or e-mail address for notices and other communications hereunder by notice to the Company, the Administrative Agent, each L/C Issuer and the Swing Line Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, fax number and e-mail address to which notices and other communications may be sent, and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one (1) individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Company or its securities for purposes of United States federal or state securities laws.

(e)    Reliance by Administrative Agent, L/C Issuers and Lenders. The Administrative Agent, the L/C Issuers and the Lenders shall be entitled to rely and act upon any notices (including telephonic or electronic notices, Committed Loan Notices, Swing Line Loan Notices, Letter of Credit Applications and Notices of Loan Prepayment) purportedly given by or on behalf of any Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Company shall indemnify the Administrative Agent, each L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of any Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

Section 11.03    No Waiver; Cumulative Remedies; Enforcement.

(a)    No failure by any Lender, any L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

(b)    Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Borrowers or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders and the L/C Issuers; provided that the foregoing shall not prohibit (i) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (ii) any L/C Issuer or the Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as an L/C Issuer or the Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, (iii) any Lender from exercising setoff rights in accordance with Section 11.08 (subject to the terms of Section 2.13), or (iv) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Borrower under any Debtor Relief Law; provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (A) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02, and (B) in addition to the matters set forth in clauses (ii), (iii) and (iv) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

Section 11.04    Expenses; Indemnity; Damage Waiver.

(a)    Costs and Expenses. The Company shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable and documented fees, charges and disbursements of (x) one primary counsel to the Administrative Agent, (y) one firm of specialty and/or regulatory counsel retained by the Administrative Agent in each applicable specialty or regulatory area, and (z) one firm of local counsel retained by the Administrative Agent in each applicable jurisdiction (including each jurisdiction of each Foreign Obligor)), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of (and advice in connection with) this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket expenses incurred by any L/C Issuer in connection with the issuance, amendment, renewal, reinstatement or extension of any Letter of Credit or any demand for payment thereunder, and (iii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, any Lender or any L/C Issuer (including the reasonable and documented out-of-pocket fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or any L/C Issuer), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit; provided that for purposes of this clause (iii), the reasonable and documented out-of-pocket fees, charges and disbursements of counsel shall be limited to the reasonable and documented out-of-pocket fees, charges and disbursements of (w) one primary counsel to the Administrative Agent, the Lenders and the L/C Issuer, taken together, (x) one firm of specialty and/or regulatory counsel retained by the Administrative Agent in each applicable specialty or regulatory area, (y) one firm of local counsel retained by the Administrative Agent in each applicable jurisdiction (including each jurisdiction of each Foreign Obligor), and (z) in the case of any actual, asserted or perceived conflict of interest, upon notice to the Company in connection with the retaining of such separate counsel, one additional counsel to each group of affected Persons similarly situated, taken together.

(b)    Indemnification by the Company. The Company shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender, each L/C Issuer and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Borrower arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by any L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned, leased or operated by any Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to any Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Company or any other Borrower or any of the Company’s or such Borrower’s directors, shareholders or creditors, and regardless of whether any Indemnitee is a party thereto, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to such Indemnitee to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee, (y) result from a claim brought by the Company or any other Borrower against such Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Company or such other Borrower has obtained a final and nonappealable judgment in its favor on such claim against such Indemnitee as determined by a court of competent jurisdiction, or (z) result from a claim of any Indemnitee solely against one or more other Indemnitees that has not resulted from the action, inaction, participation or contribution of the Company or any of its Subsidiaries or any of their respective Affiliates, officers, directors, employees, agents, advisors or other representatives (other than any claim against any Indemnitee or any of its Affiliates in its capacity as the Administrative Agent, an Arranger, an L/C Issuer or the Swing Line Lender); provided, further that the fees, charges and disbursements of counsel indemnified pursuant to this Section 11.04(b) shall be limited to the fees, charges and disbursements of (w) one primary counsel to the Indemnitees, taken together, (x) one firm of specialty and/or regulatory counsel in each applicable specialty or regulatory area, (y) one firm of local counsel in each applicable jurisdiction (including each jurisdiction of each Foreign Obligor), and (z) in the case of any actual, asserted or perceived conflict of interest, upon notice to the Company in connection with the retaining of such separate counsel, one additional counsel to each group of affected Indemnitees similarly situated, taken together. Without limiting the provisions of Section 3.01, this Section 11.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages or liabilities arising from any non-Tax claim.

(c)    Reimbursement by Lenders. To the extent that the Company for any reason fails to indefeasibly pay any amount required under Section 11.04(a) or (b) to be paid by it to the Administrative Agent (or any sub-agent thereof), any L/C Issuer, the Swing Line Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), such L/C Issuer, the Swing Line Lender or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), such L/C Issuer or the Swing Line Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), such L/C Issuer or the Swing Line Lender in connection with such capacity. The obligations of the Lenders under this Section 11.04(c) are subject to the provisions of Section 2.12(d).

(d)    Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, no Borrower shall assert, and each Borrower hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. Subject to the exclusion in clause (x) of Section 11.04(b), no Indemnitee referred to in Section 11.04(b) shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby, other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(e)    Payments. All amounts due under this Section 11.04 shall be payable not later than ten Business Days after demand therefor.

(f)    Survival. The agreements in this Section 11.04 shall survive the resignation of the Administrative Agent, any L/C Issuer and the Swing Line Lender, the replacement of any Lender, and the Facility Termination Date.

Section 11.05    Payments Set Aside. To the extent that any payment by or on behalf of any Borrower is made to the Administrative Agent, any L/C Issuer or any Lender, or the Administrative Agent, any L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, such L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery and to the extent permitted by applicable law, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and each L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) (being with respect to a Lender, such Lender’s Applicable Percentage) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect, in the applicable currency of such recovery or payment. The obligations of the Lenders and the L/C Issuers under clause (b) of the preceding sentence shall survive the Facility Termination Date.

Section 11.06    Successors and Assigns.

(a)    Successors and Assigns Generally. The provisions of this Agreement and the other Loan Documents shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns permitted hereby, except that no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of Section 11.06(b), (ii) by way of participation in accordance with the provisions of

Section 11.06(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 11.06(e) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 11.06(d) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuers and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)    Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement and the other Loan Documents(including all or a portion of its Commitment and the Loans (including for purposes of this Section 11.06(b), participations in L/C Obligations and participations in Swing Line Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)    Minimum Amounts.

(A)    In the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned.

(B)    in any case not described in Section 11.06(b)(i)(A), the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Company otherwise consents (each such consent not to be unreasonably withheld or delayed); provided that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.

(ii)    Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement and the other Loan Documents with respect to the Loans or the Commitment assigned, except that this Section 11.06(b)(ii) shall not apply to the Swing Line Lender’s rights and obligations in respect of Swing Line Loans.

(iii)    Required Consents. No consent shall be required for any assignment except to the extent required by Section 11.06(b)(i)(B) and, in addition:

(A)    the consent of the Company (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default under Section 8.01(a) or 8.01(f) has occurred and is continuing at the time of such assignment, or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received written notice thereof;

(B)    the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund with respect to a Lender; and

(C)    the consent of each L/C Issuer and the Swing Line Lender shall be required for any assignment.

(iv)    Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v)    No Assignment to Certain Persons. No such assignment shall be made (A) to the Company or any of the Company’s Affiliates or Subsidiaries, (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural Person (or a holding company, investment vehicle or trust for, or owned and operated by or for the primary benefit of one or more natural Persons).

(vi)    Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Company and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, any L/C Issuer or any Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this Section 11.06(b)(vi), then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 11.06(c), from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such

Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 11.04 with respect to facts and circumstances occurring prior to the effective date of such assignment); provided that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, each Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 11.06(d).

(c)    Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrowers (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers and any Lender (with respect to such Lender’s interest only), at any reasonable time and from time to time upon reasonable prior notice.

(d)    Participations. Any Lender may at any time, without the consent of, or notice to, any Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of one or more natural Persons, a Defaulting Lender, or the Company or any of the Company’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the Lenders and the L/C Issuers shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 11.04(c) without regard to the existence of any participations.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 11.01 that affects such Participant. The Borrowers agree that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (subject to the requirements and limitations therein, including the requirements under Section 3.01(f) (it being understood that the documentation required under Section 3.01(f) shall be delivered to the Lender who sells the participation)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 11.06(b); provided that such Participant (A) shall be subject to the provisions of Sections 3.06 and 11.13 as if it were an assignee under Section 11.06(b), and (B) shall not be entitled to receive any greater payment under Sections 3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Company’s request and expense, to use reasonable efforts to cooperate with the Borrowers to effectuate the provisions of Section 3.06 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103–1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e)    Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note(s), if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(f)    Resignation as L/C Issuer or Swing Line Lender after Assignment.

(i)    Notwithstanding anything to the contrary contained herein, if at any time a Lender acting as an L/C Issuer assigns all of its Commitment and Loans pursuant to Section 11.06(b), such Lender may, upon 30 days’ notice to the Company, the Administrative Agent and the Lenders, resign as an L/C Issuer. In the event of any such resignation as an L/C Issuer, the Company shall be entitled to appoint from among the Lenders a successor L/C Issuer hereunder; provided that no failure by the Company to appoint any such successor shall affect the resignation of such Lender as an L/C Issuer. If such Lender resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of an L/C Issuer hereunder with respect to all Letters of Credit issued by such Lender and outstanding as of the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03). Upon the appointment of a successor L/C Issuer, (A) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer, and (B) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to such Lender to effectively assume the obligations of such Lender with respect to such Letters of Credit.

(ii)    Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to Section 11.06(b), Bank of America may, upon 30 days’ notice to the Company, resign as the Swing Line Lender. In the event of any such resignation as the Swing Line Lender, the Company shall be entitled to appoint from among the Lenders a successor Swing Line Lender hereunder; provided that no failure by the Company to appoint any such successor shall affect the resignation of Bank of America as the Swing Line Lender. If Bank of America resigns as the Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment of a successor Swing Line Lender, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Swing Line Lender.

(g)    Disqualified Institutions.

(i)    No assignment or, to the extent the DQ List has been posted on the Platform for all Lenders, participation shall be made to any Person that was a Disqualified Institution as of the date (the “Trade Date”) on which the applicable Lender entered into a binding agreement to sell and assign or participate all or a portion of its rights and obligations under this Agreement to such Person (unless the Company has consented to such assignment as otherwise contemplated by this Section 11.06, in which case such Person will not be considered a Disqualified Institution for the purpose of such assignment). For the avoidance of doubt, with respect to any assignee or participant that becomes a Disqualified Institution after the applicable Trade Date (including as a result of the delivery of a notice pursuant to, and/or the expiration of the notice period referred to in, the definition of “Disqualified Institution”), (A) such assignee shall not retroactively be disqualified from becoming a Lender or participant, and (B) the execution by the Company of an Assignment and Assumption with respect to such assignee will not by itself result in such assignee no longer being considered a Disqualified Institution. Any assignment in violation of this Section 11.06(g)(i) shall not be void, but the other provisions of this Section 11.06(g) shall apply.

(ii)    If any assignment is made to any Disqualified Institution without the Company’s prior consent in violation of Section 11.06(g)(i), or if any Person becomes a Disqualified Institution after the applicable Trade Date, the Company may, at its sole expense and effort, upon notice to the applicable Disqualified Institution and the Administrative Agent, (A) terminate any Commitment of such Disqualified Institution and repay all obligations of the Borrowers owing to such Disqualified Institution in connection with such Commitment, and/or (B) require such Disqualified Institution to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in this Section 11.06), all of its interest, rights and obligations under this Agreement and related Loan Documents to an Eligible Assignee that shall assume such obligations at the lesser of (x) the principal amount thereof, and (y) the amount that such Disqualified Institution paid to acquire such interests, rights and obligations, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder and other the other Loan Documents; provided that (1) the Company shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 11.06(b), and (2) such assignment does not conflict with applicable Laws.

(iii)    Notwithstanding anything to the contrary contained in this Agreement, Disqualified Institutions (A) will not (x) have the right to receive information, reports or other materials provided to Lenders by the Borrowers, the Administrative Agent or any other Lender, (y) attend or participate in meetings attended by the Lenders and the Administrative Agent, or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent or the Lenders, and (B) (x) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Loan Document, each Disqualified Institution will be deemed to have consented in the same proportion as the Lenders that are not Disqualified Institutions consented to such matter, and (y) for purposes of voting on any plan of reorganization or plan of liquidation pursuant to any Debtor Relief Laws (“Plan of Reorganization”), each Disqualified Institution party hereto hereby agrees (1) not to vote on such Plan of Reorganization, (2) if such Disqualified Institution does vote on such Plan of Reorganization notwithstanding the restriction in the foregoing clause (1), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such Plan of Reorganization in accordance with Section 1126(c) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws), and (3) not to contest any request by any party for a determination by the Bankruptcy Court (or other applicable court of competent jurisdiction) effectuating the foregoing clause (2).

(iv)    The Administrative Agent shall have the right, and the Company hereby expressly authorizes the Administrative Agent, to (A) post the list of Disqualified Institutions provided by the Company and any updates thereto from time to time (collectively, the “DQ List”) on the Platform, including that portion of the Platform that is designated for Public Lenders, and (B) provide the DQ List to each Lender requesting the same.

Section 11.07    Treatment of Certain Information; Confidentiality. Each of the Administrative Agent, the Lenders and the L/C Issuers agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates, its auditors and its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process (in which case the Administrative Agent, such L/C Issuer or such Lender shall, to the extent permitted by law, notify the Company prior to such disclosure so that the Company may seek, at the Company’s sole expense, a protective order or other appropriate remedy), (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 11.07, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 2.15 or Section 2.16, or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Company and its obligations, this Agreement or payments hereunder (it being understood that the DQ List may be disclosed to any assignee or Participant, or prospective assignee or Participant, in reliance on this clause (f)), (g) on a confidential basis to (i) any rating agency in connection with rating the Company or its Subsidiaries or the credit facilities provided hereunder, or (ii) the CUSIP Service Bureau or any similar agency in connection with the application, issuance, publishing and monitoring of CUSIP numbers of other market identifiers with respect to the credit facilities provided hereunder, (h) with the consent of the Company, or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section 11.07, (y) becomes available to the Administrative Agent, any Lender, any L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Company, or (z) is independently discovered or developed by a party hereto without utilizing any Information received from the Company or violating the terms of this Section 11.07.

For purposes of this Section, “Information” means all information received from the Company or any Subsidiary relating to the Company or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or any L/C Issuer on a nonconfidential basis prior to disclosure by the Company or any Subsidiary. Any Person required to maintain the confidentiality of Information as provided in this Section 11.07 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to the extent such Information is information pertaining to this Agreement that is routinely provided by agents and lenders to data service providers, including league table providers, that serve the lending industry.

Each of the Administrative Agent, the Lenders and the L/C Issuers acknowledges that (a) the Information may include material non-public information concerning the Company or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information, and (c) it will handle such material non-public information in accordance with applicable Law, including Federal and state securities Laws.

Section 11.08    Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, each L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, such L/C Issuer or any such Affiliate to or for the credit or the account of any Borrower or Guarantor against any and all of the several obligations of such Borrower or Guarantor now or hereafter existing under this Agreement or any other Loan Document to such Lender or such L/C Issuer, irrespective of whether or not such Lender or such L/C Issuer shall have made any demand under this Agreement or any other Loan Document and although such obligations of such Borrower may be contingent or unmatured or are owed to a branch or office of such Lender or such L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.18 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the L/C

Issuers and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, each L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such L/C Issuer or their respective Affiliates may have. Each Lender and each L/C Issuer agrees to notify the Company and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application. Notwithstanding anything to the contrary contained in this Agreement or in the other Loan Documents, the parties agree that: (a) no Borrower shall be liable for any obligation of the Company or any other Subsidiary that becomes a Designated Borrower arising under or with respect to any of the Loan Documents; (b) each Borrower (other than, for the avoidance of doubt, the Company) shall be severally liable only for the obligations of such Borrower, and shall not be a co-obligor or guarantor; and (c) none of the Administrative Agent, any L/C Issuer or any Lender, nor any Affiliate thereof, may set-off or apply any deposits of, or any other obligations at the time owing to or for the credit of the account of, any other Borrower against any or all of the obligations of the Company or any Subsidiary that is or becomes a Designated Borrower.

Section 11.09    Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Company. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

Section 11.10    Counterparts; Integration; Effectiveness. This Agreement and each of the other Loan Documents may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent or any L/C Issuer, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement or any other Loan Document, or any certificate delivered hereunder or thereunder, by fax transmission or e-mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement or such other Loan Document or certificate.

Section 11.11    Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied (other than unasserted indemnification, tax, gross-up, expense reimbursement or yield protection obligations, in each case, for which no claim has been made) or any Letter of Credit shall remain outstanding.

Section 11.12    Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby, and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 11.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, any L/C Issuer or the Swing Line Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

Section 11.13    Replacement of Lenders. If the Company is entitled to replace a Lender pursuant to the provisions of Section 3.06, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and 3.04) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(a)    the Company shall have paid (or caused a Designated Borrower to pay) to the Administrative Agent the assignment fee specified in Section 11.06(b);

(b)    such Lender shall have received payment of an amount equal to 100% of the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company or applicable Designated Borrower (in the case of all other amounts);

(c)    in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;

(d)    such assignment does not conflict with applicable Laws; and

(e)    in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.

Each party hereto agrees that (a) an assignment required pursuant to this Section 11.13 may be effected pursuant to an Assignment and Assumption executed by the Company, the Administrative Agent and the assignee, and (b) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to an be bound by the terms thereof; provided that following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender; provided, further that any such documents shall be without recourse to or warranty by the parties thereto.

Notwithstanding anything in this Section to the contrary, (i) any Lender that acts as an L/C Issuer may not be replaced hereunder at any time it has any Letter of Credit outstanding hereunder unless arrangements satisfactory to such Lender (including the furnishing of a backstop standby letter of credit in form and substance, and issued by an issuer, reasonably satisfactory to such L/C Issuer or the depositing of Cash Collateral into a Cash Collateral account in amounts and pursuant to arrangements reasonably satisfactory to such L/C Issuer) have been made with respect to such outstanding Letter of Credit, and (ii) the Lender that acts as the Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 9.06.

Section 11.14    Governing Law; Jurisdiction; Etc.

(a)    GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)    SUBMISSION TO JURISDICTION. EACH BORROWER IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, ANY L/C ISSUER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)    WAIVER OF VENUE. EACH BORROWER IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN SECTION 11.14(b). EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)    SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

Section 11.15    Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 11.16    Electronic Execution. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including Assignment and Assumptions, amendments or other modifications, Committed Loan Notices, Swing Line Loan Notices, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.

Section 11.17    USA PATRIOT Act Notice. Each Lender that is subject to the Patriot Act (as hereinafter defined), each L/C Issuer and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of each Borrower and other information that will allow such Lender, such L/C Issuer or the Administrative

Agent, as applicable, to identify such Borrower in accordance with the Patriot Act. Each Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.

Section 11.18    Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Borrower in respect of any such sum due from it to the Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender from any Borrower in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to such Borrower (or to any other Person who may be entitled thereto under applicable law).

Section 11.19    No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Borrower acknowledges and agrees that: (a)(i) the arranging and other services regarding this Agreement provided by the Administrative Agent and the Arrangers are arm’s-length commercial transactions between the Borrowers and their respective Affiliates, on the one hand, and the Administrative Agent and the Arrangers, on the other hand, (ii) the Borrowers have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate, and (iii) the Borrowers are capable of evaluating, and understand and accept, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (b)(i) each of the Administrative Agent and each Arranger is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for any Borrower or any of its Affiliates, or any other Person, and (ii) neither the Administrative Agent and nor any Arranger has any obligation to any Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (c) each of the Administrative Agent and each Arranger and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrowers and their respective Affiliates, and neither the Administrative Agent nor any Arranger has any obligation to disclose any of such interests to the Borrowers or their respective Affiliates. To the fullest extent permitted by law, the Borrowers hereby waive and release any claims that the Borrowers may have against the Administrative Agent or any Arranger with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 11.20    Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)    the effects of any Bail-in Action on any such liability, including, if applicable:

(i)    a reduction in full or in part or cancellation of any such liability;

(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

Section 11.21    Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree that, with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States), in the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

Section 11.22    Notice of Prepayment and Termination of Existing Credit Agreement. Each Lender party to this Agreement that is a lender under the Existing Credit Agreement hereby waives the requirement under Section 2.09 of the Existing Credit Agreement for three business days’ advance notice of the termination of the Existing Credit Agreement contemplated by such section.

Section 11.23    Termination of Existing Agreement. Lenders which are parties to the Existing Credit Agreement (and which constitute the “Required Lenders” under and as defined in the Existing Credit Agreement) hereby waive any advance notice requirement for terminating the commitments and repaying the loans under the Existing Credit Agreement, and the Company and the applicable Lenders agree that the Existing Credit Agreement and the commitments thereunder shall be terminated on the Closing Date (except for any provisions thereof which by their terms survive termination thereof). Each Lender hereunder which is a party to the Existing Credit Agreement hereby waives any breakage costs incurred in connection with the repayment of the loans outstanding under the Existing Credit Agreement pursuant to Section 3.05 (Compensation for Losses) of the Existing Credit Agreement.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

COMPANY:	PERKINELMER, INC.,
a Massachusetts corporation

	By:	/s/ James M. Mock
	Name:	James M. Mock
	Title:	Senior Vice President and Chief Financial Officer

BORROWERS:	PERKINELMER HEALTH SCIENCES, INC.,
a Delaware corporation

	By:	/s/ John L. Healy
	Name:	John L. Healy
	Title:	Vice President and Secretary

PERKINELMER LIFE SCIENCES INTERNATIONAL HOLDINGS,
a company incorporated under the laws of England and Wales

	By:	/s/ John L. Healy
	Name:	John L. Healy
	Title:	Director

PERKINELMER GLOBAL HOLDINGS S.À R.L.,
a private limited liability company incorporated under the laws of Luxembourg

	By:	/s/ John L. Healy
	Name:	John L. Healy
	Title:	Authorised Signatory

PERKINELMER HEALTH SCIENCES B.V.,
a private company with limited liability incorporated under the laws of the Netherlands

	By:	/s/ John L. Healy
	Name:	John L. Healy
	Title:	Attorney-in-Fact
	Date:	August 24, 2021

PERKINELMER, INC.

CREDIT AGREEMENT

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A.,
as Administrative Agent

	By:	/s/ Taelitha Bonds-Harris
	Name:	Taelitha Bonds-Harris
	Title:	Assistant Vice President

PERKINELMER, INC.

CREDIT AGREEMENT

LENDERS:	BANK OF AMERICA, N.A.,
as a Lender, the Swing Line Lender, and an L/C Issuer

	By:	/s/ Alexandra Korchmar
	Name:	Alexandra Korchmar
	Title:	Vice President
Jurisdiction of tax residence: USA
Treaty Passport scheme reference number: 13/B7418/DTTP

PERKINELMER, INC.

CREDIT AGREEMENT

LENDERS:	GOLDMAN SACHS BANK USA,
as a Lender and an L/C Issuer

	By:	/s/ Robert Ehudin
	Name:	Robert Ehudin
	Title:	Authorized Signatory
Jurisdiction of tax residence: USA
Treaty Passport scheme reference number: 13/G/0351779/DDTP

PERKINELMER, INC.

CREDIT AGREEMENT

LENDERS:	JPMORGAN CHASE BANK, N.A.,
as a Lender

	By:	/s/ Gregory T. Martin
	Name:	Gregory T. Martin
	Title:	Executive Director
Jurisdiction of tax residence: United States
Treaty Passport scheme reference number: 13/M/0268710/DTTP

PERKINELMER, INC.

CREDIT AGREEMENT

LENDERS:	WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Lender, L/C Issuer

	By:	/s/ Eugene Stunson
	Name:	Eugene Stunson
	Title:	Director
Jurisdiction of tax residence: USA
Treaty Passport scheme reference number: 13/W/61173/DTTP

PERKINELMER, INC.

CREDIT AGREEMENT

LENDERS:	MIZUHO BANK, LTD.,
as a Lender

	By:	/s/ John Davies
	Name:	John Davies
	Title:	Authorized Signatory
Jurisdiction of tax residence: Tokyo
Treaty Passport scheme reference number: 43/M/274822/DTTP

PERKINELMER, INC.

CREDIT AGREEMENT

LENDERS:	PNC Bank, National Association,
as a Lender

	By:	/s/ Joseph Guilmartin
	Name:	Joseph Guilmartin
	Title:	Managing Director
Jurisdiction of tax residence: United States
Treaty Passport scheme reference number: 13/P/63904/DTTP

PERKINELMER, INC.

CREDIT AGREEMENT

LENDERS:	TD Bank, N.A.,
as a Lender

	By:	/s/ Steve Levi
	Name:	Steve Levi
	Title:	Senior Vice President
Jurisdiction of tax residence: United States
Treaty Passport scheme reference number: DTTP# 13/T/358618/DTTP

PERKINELMER, INC.

CREDIT AGREEMENT

LENDERS:	U.S. Bank National Association,
as a Lender,

	By:	/s/ Maria Massimino
	Name:	Maria Massimino
	Title:	Senior Vice President
Jurisdiction of tax residence: United States
Treaty Passport scheme reference number: 13/U/62184/DTTP

PERKINELMER, INC.

CREDIT AGREEMENT

LENDERS:	Citibank, N.A.,
as a Lender

	By:	/s/ Richard Rivera
	Name:	Richard Rivera
	Title:	Vice President
Jurisdiction of tax residence: USA
Treaty Passport scheme reference number: 13/C/62301/DTTP

PERKINELMER, INC.

CREDIT AGREEMENT

LENDERS:	HSBC Bank USA, National Association,
as a Lender

	By:	/s/ Kyle Patterson
	Name:	Kyle Patterson
	Title:	Senior Vice President
Jurisdiction of tax residence: United States
Treaty Passport scheme reference number: 13/H/314375/DTTP

PERKINELMER, INC.

CREDIT AGREEMENT

SCHEDULE 1.01

EXISTING LETTERS OF CREDIT

Letter of Credit No.	Letter of Credit Issuer	Beneficiary	USD Amount
3053245	Bank of America, N.A.	Liberty Mutual Insurance Company	$3,940,505.00
3053419	Bank of America, N.A.	Federal Insurance Company	$220,000.00
3054801	Bank of America, N.A.	Commonwealth of MA Dept. of Public Health Radiation Control Program	$6,796,292.00

		TOTAL:	$10,956,797.00

SCHEDULE 2.01

COMMITMENTS AND APPLICABLE PERCENTAGES

LENDER	COMMITMENT	APPLICABLE PERCENTAGE
Goldman Sachs Bank USA	$200,000,000	13.333333333%
Bank of America, N.A.	$200,000,000	13.333333333%
JPMorgan Chase Bank, N.A.	$200,000,000	13.333333333%
Wells Fargo Bank, National Association	$200,000,000	13.333333333%
Mizuho Bank, Ltd.	$135,000,000	9.000000000%
PNC Bank, National Association	$135,000,000	9.000000000%
TD Bank, N.A.	$135,000,000	9.000000000%
U.S. Bank National Association	$135,000,000	9.000000000%
Citibank, N.A.	$135,000,000	9.000000000%
HSBC Bank USA, N.A.	$25,000,000	1.666666666%

TOTAL	$1,500,000,000.00	100.0%

SCHEDULE 2.03

L/C COMMITMENTS

L/C ISSUER	COMMITMENT
Goldman Sachs Bank USA	$31,250,000
Bank of America, N.A.	$31,250,000
JPMorgan Chase Bank, N.A.	$31,250,000
Wells Fargo Bank, National Association	$31,250,000

TOTAL	$125,000,000.00

SCHEDULE 5.01

EXISTENCE, QUALIFICATION AND POWER

Borrower	PERKINELMER, INC.

Jurisdiction of Organization	Massachusetts

Principal Place of Business	940 Winter Street Waltham, MA 02451

Tax Identification Number	04-2052042

Borrower	PERKINELMER HEALTH SCIENCES, INC.

Jurisdiction of Organization	Delaware

Principal Place of Business	940 Winter Street Waltham, MA 02451

Tax Identification Number	04-3361624

Borrower	PERKINELMER LIFE SCIENCES INTERNATIONAL HOLDINGS

Jurisdiction of Organization	England and Wales

Principal Place of Business	Chalfont Road, Seer Green, Beaconsfield, Buckinghamshire, HP9 2FX

Unique Identification Number	Company Number: 04418157

Borrower	PERKINELMER GLOBAL HOLDINGS S.À R.L.

Jurisdiction of Organization	Luxembourg

Principal Place of Business	9, allée Scheffer, L-2520 Luxembourg, Grand Duchy of Luxembourg

Unique Identification Number	RCS Luxembourg: B 217 121

Borrower	PERKINELMER HEALTH SCIENCES B.V.

Jurisdiction of Organization	Netherlands

Principal Place of Business	Groningen, Rigaweg 22 (9723TH), Netherlands

Unique Identification Number	Registered with the Dutch Trade Register of the Chamber of Commerce under number 02027119

SCHEDULE 7.01

EXISTING LIENS

DEBTOR: PERKINELMER, INC.
JURISDICTION: MASSACHUSETTS, SECRETARY OF STATE

FILE NUMBER	FILE DATE	FILE TYPE	SECURED PARTY	COLLATERAL[1]
200972473130	4/16/2009	UCC	Hewlett- Packard Financial Services Company	Equipment, software and proceeds

201307892570	11/6/2013	UCC	PNC Equipment Finance, LLC	Equipment and proceeds

201412677420	06/17/2014	UCC	Cisco Systems Capital Corporation	Equipment and proceeds

201625421070	1/11/2016	UCC	Apple Financial Services	Equipment and proceeds

202062392130	2/17/2020	UCC	Corporation Service Company, as Representative	All personal property and general intangibles, including related accessions, accessories, replacements and proceeds and certain future receivables as detailed in the Loan Agreement

202073384140	12/28/2020	UCC	Toyota Industries Commercial Finance, Inc.	Equipment and proceeds

DEBTOR: CISBIO US INC.
JURISDICTION: MASSACHUSETTS, SECRETARY OF THE COMMONWEALTH

FILE NUMBER	FILE DATE	FILE TYPE	SECURED PARTY	COLLATERAL
201954010200	03/25/2019	UCC	Thermo Fisher Financial Services	Equipment

[1]	Reference is made to each financing statement for a complete description of the collateral.

DEBTOR: OMNI INTERNATIONAL, INC.
JURISDICTION: GEORGIA, SECRETARY OF STATE

FILE NUMBER	FILE DATE	FILE TYPE	SECURED PARTY	COLLATERAL
0332010-02470	05/18/2010	UCC	U.S. Small Business Administration and Georgia Certified Development Corporation	Equipment (which may be attached to real property) and proceeds

332018-07683	12/07/2018	UCC	First-Citizens Bank & Trust Company	All Accounts, General Intangibles, Inventory, Equipment, Furnishings and Other Goods; and proceeds

DEBTOR: PERKINELMER HEALTH SCIENCES, INC.
JURISDICTION: DELAWARE, SECRETARY OF STATE

FILE NUMBER	FILE DATE	FILE TYPE	SECURED PARTY	COLLATERAL
20205004504	07/21/2020	UCC	Thermo Fisher Financial Services, Inc.	Equipment/License

DEBTOR: VIACORD, LLC
JURISDICTION: DELAWARE, SECRETARY OF STATE

FILE NUMBER	FILE DATE	FILE TYPE	SECURED PARTY	COLLATERAL
2012 4923829	12/18/2012	UCC	Susquehanna Commercial Finance, Inc.	Equipment and proceeds

SCHEDULE 7.03

EXISTING INDEBTEDNESS

I. Capital Lease Obligations. Capital Lease Obligations in the aggregate amount of $210,127,000.

II. Other Debt Facilities. Other debt facilities include: (1) Euro-denominated bank loans with an aggregate carrying value of $10,500,000 (or €8,800,000) as of July 5, 2021 and (2) a secured bank loan in the amount of $300,000 as of July 5, 2021.

SCHEDULE 11.02

ADMINISTRATIVE AGENT’S OFFICE; CERTAIN ADDRESSES FOR

NOTICES

On file with the Administrative Agent.

EXHIBIT A

[FORM OF] ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:
[Assignor [is] [is not] a Defaulting Lender][1]

2.	Assignee:
[and is an Affiliate/Approved Fund of [identify Lender]2]

3.	Company:	PerkinElmer, Inc.

4.	Administrative Agent:	Bank of America, N.A., as the administrative agent under the Credit Agreement.

5.	Credit Agreement:	Credit Agreement dated as of August [ ], 2021 among PerkinElmer, Inc., PerkinElmer Health Sciences, Inc., PerkinElmer Life Sciences International Holdings, PerkinElmer Global Holdings S.À R.L., PerkinElmer Health Sciences

[1]	Select as applicable.
[2]	Select as applicable.

Exhibit A – Page 1

B.V., the Designated Borrowers party thereto, the Lenders from time to time party thereto, Bank of America, N.A., as the Administrative Agent, the Swing Line Lender and an L/C Issuer, and the other L/C Issuers party thereto.

6.	Assigned Interest:

Aggregate Amount of Commitments/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitments/Loans[3]
$	$		%
$	$		%
$	$		%

[7.    Trade Date:                     4]

Effective Date:              , 20         [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The Assignee agrees to deliver to the Administrative Agent a completed Administrative Questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Company, the other Borrowers, and their respective Related Parties or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including federal and state securities laws.

[3]	Set forth, to at least 9 decimals, as a percentage of the Commitments/Loans of all Lenders thereunder.
[4	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.]

Exhibit A – Page 2

The terms set forth in this Assignment and Assumption are hereby agreed to:

[NAME OF ASSIGNOR]

By:
Name:
Title:

[NAME OF ASSIGNEE]

By:
Name:
Title:

[Consented to and] Accepted:

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

[Consented to:]

BANK OF AMERICA, N.A., as the Swing Line Lender and an L/C Issuer

By:
Name:
Title:

[Consented to:]

[L/C ISSUER], as an L/C Issuer

By:
Name:
Title:

[Consented to:]

PERKINELMER, INC.

By:
Name:
Title:

Exhibit A – Page 3

ANNEX I

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.    Representations and Warranties.

1.1    Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby, (iv) it is [not] a Defaulting Lender and (v) it has sought and received confirmation from Dutch counsel that its transfer of the Assigned Interest to the Assignee will not contravene Section 3:5 of the Dutch Financial Supervision Act (Wet op het financieel toezicht), if the value of the rights acquired hereunder by the Assignee is less than €100,000 or, if the competent authority has published its interpretation of the term ‘public’ as referred to in article 4.1.(1) of Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms, such other minimum amount as may be required for the Assignee not to be considered part of the public under such interpretation; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Company, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Company, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.    Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.    Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other

Annex 1 – Page 1

amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date. Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to the Assignee.

3.    General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by fax transmission or e-mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

[4.    [The Assignee confirms for the benefit of the Administrative Agent and the Borrowers but without liability to any Borrower, that it is [not a UK Qualifying Lender] [a UK Qualifying Lender (other than a UK Treaty Lender)] [a UK Treaty Lender]].

5.    [The Assignee confirms that the person beneficially entitled to interest payable to that Assignee in respect of an advance under a Loan Document is either (a) a company resident in the United Kingdom for United Kingdom tax purposes or (b) a partnership each member of which is (i) a company so resident in the United Kingdom or (ii) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the UK CTA 2009) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the UK CTA 2009 or (c) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the UK CTA 2009) of that company.]

6.    [The Assignee confirms that it holds a passport under the HM Revenue and Customs DT Treaty Passport scheme (reference number [                    ]) and is tax resident in [                    ], so that interest payable to it by borrowers is generally subject to full exemption from United Kingdom withholding tax and requests that the Company notify:

(i)    each UK Borrower which is a party to the Credit Agreement as a Borrower as at the date of this Assignment and Assumption; and

(ii)    each UK Borrower which becomes a Borrower after the date of this Assignment and Assumption,

that it wishes that scheme to apply to the Credit Agreement.]

Annex 1 – Page 2

EXHIBIT B

[FORM OF] AUGMENTING LENDER SUPPLEMENT

THIS AUGMENTING LENDER SUPPLEMENT, dated             , 20         (this “Supplement”), by and among each of the signatories hereto, to the Credit Agreement, dated as of August [    ], 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among PerkinElmer, Inc. (the “Company”), PerkinElmer Health Sciences, Inc., PerkinElmer Life Sciences International Holdings, PerkinElmer Global Holdings S.À R.L., PerkinElmer Health Sciences B.V., the Designated Borrowers party thereto, the Lenders from time to time party thereto, Bank of America, N.A., as the Administrative Agent, the Swing Line Lender and an L/C Issuer, and the other L/C Issuers party thereto.

W I T N E S E T H

WHEREAS, the Credit Agreement provides in Section 2.15 thereof that, subject to the terms and conditions set forth in such Section 2.15, any bank, financial institution or other entity may [extend Commitments] [and] [participate in an Incremental Term Facility] under the Credit Agreement by executing and delivering to the Company and the Administrative Agent a supplement to the Credit Agreement in substantially the form of this Supplement; and

WHEREAS, the undersigned Augmenting Lender was not an original party to the Credit Agreement but now desires to become a party thereto.

NOW, THEREFORE, each of the parties hereto hereby agrees as follows:

1.    The undersigned Augmenting Lender agrees to be bound by the provisions of the Credit Agreement and agrees that it shall, on the date of this Supplement, become a Lender for all purposes of the Credit Agreement to the same extent as if originally a party thereto, with a [Commitment of $[        ]] [and] [a commitment with respect to the Incremental Term Facility established in connection with this Supplement of $[        ]].

[[    ].    The undersigned Augmenting Lender confirms for the benefit of the Administrative Agent and the Borrowers but without liability to any Borrower, that it is [not a UK Qualifying Lender] [a UK Qualifying Lender (other than a UK Treaty Lender)] [a UK Treaty Lender].]

[[    ].    The undersigned Augmenting Lender confirms that the person beneficially entitled to interest payable to that Augmenting Lender in respect of an advance under a Loan Document is either (a) a company resident in the United Kingdom for United Kingdom tax purposes or (b) a partnership each member of which is (i) a company so resident in the United Kingdom or (ii) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the UK CTA 2009) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the UK CTA 2009 or (c) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the UK CTA 2009) of that company.]

[[    ].    The undersigned Augmenting Lender confirms that it holds a passport under the HM Revenue and Customs DT Treaty Passport scheme (reference number [                    ]) and is tax resident in

Exhibit B – Page 1

[                    ], so that interest payable to it by borrowers is generally subject to full exemption from United Kingdom withholding tax and requests that the Company notify:

(i)    each UK Borrower which is a party to the Credit Agreement as a Borrower as at the date of this Assignment and Assumption; and

(ii)    each UK Borrower which becomes a Borrower after the date of this Assignment and Assumption,

that it wishes that scheme to apply to the Credit Agreement.]

2.    The undersigned Augmenting Lender (a) represents and warrants that it is legally authorized to enter into this Supplement, (b) confirms it is sophisticated with respect to decisions to enter into this Supplement and either it, or the Person exercising discretion in making its decision to enter into this Supplement, is experienced in entering into transactions of this type, (c) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and has reviewed such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Supplement, (d) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any other instrument or document furnished pursuant hereto or thereto, (e) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto and (f) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

3.    The undersigned’s address for notices for the purposes of the Credit Agreement is as follows: [                    ].

4.    Terms defined in the Credit Agreement shall have their defined meanings when used herein.

5.    This Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

6.    This Supplement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Supplement by fax transmission or e-mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Supplement.

[remainder of this page intentionally left blank]

Exhibit B – Page 2

IN WITNESS WHEREOF, each of the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.

[INSERT NAME OF AUGMENTING LENDER]

By:
Name:
Title:

Accepted and agreed to as of the date first written above:

PERKINELMER, INC.

By:
Name:
Title:

Acknowledged as of the date first written above:

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

[Acknowledged as of the date first written above:

BANK OF AMERICA, N.A., as the Swing Line Lender and an L/C Issuer

By:
Name:
Title:]

[Acknowledged as of the date first written above:

[L/C ISSUER], as an L/C Issuer

By:
Name:
Title:]

Exhibit B – Page 3

EXHIBIT C

[FORM] OF COMMITTED LOAN NOTICE

Date:             ,

To:	Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of August [        ], 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among PerkinElmer, Inc., PerkinElmer Health Sciences, Inc., PerkinElmer Life Sciences International Holdings, PerkinElmer Global Holdings S.À.R.L., PerkinElmer Health Sciences B.V., the Designated Borrowers party thereto, the Lenders from time to time party thereto, Bank of America, N.A., as the Administrative Agent, the Swing Line Lender and an L/C Issuer, and the other L/C Issuers party thereto. Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement.

The undersigned Borrower hereby requests (select one):

A Committed Borrowing

A [conversion][continuation] of Committed Loans

1.	On (a Business Day).

2.	In the amount of [$][£][¥][€] .

3.	Comprised of .

[Type of Committed Loan requested – [Base Rate Loan] [Eurocurrency Rate Loan][5] [Alternative Currency Daily Rate Loan][6] [Alternative Currency Term Rate Loan]7]

[4.	For Eurocurrency Rate Loans: with an Interest Period of months.]

[5.	For Alternate Currency Term Rate Loans: with an Interest Period of months]

[With respect to the Committed Borrowing requested herein, the undersigned Borrower hereby represents and warrants that each of the applicable conditions specified in Sections 4.02(a) and (b) of the Credit Agreement have been satisfied on and as of the date of such Committed Borrowing.]

[Signature Page Follows]

[5]	[Base Rate Loans and Eurocurrency Rate Loans must be denominated in Dollars.]
[6]	[Alternative Currency Daily Rate Loans must be denominated in Sterling.]
[7]	[Alternative Currency Term Rate Loans may be denominated in Euros or Yen.]

Exhibit C – Page 1

[BORROWER]

By:
Name:
Title:

Exhibit C – Page 2

EXHIBIT D

[FORM OF] COMPLIANCE CERTIFICATE

Financial Statement Date:

To:	Bank of America, N.A., as Administrative Agent

Date:

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of August [    ], 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among PerkinElmer, Inc., PerkinElmer Health Sciences, Inc., PerkinElmer Life Sciences International Holdings, PerkinElmer Global Holdings S.À R.L., PerkinElmer Health Sciences B.V., the Designated Borrowers party thereto, the Lenders from time to time party thereto, Bank of America, N.A., as the Administrative Agent, the Swing Line Lender and an L/C Issuer, and the other L/C Issuers party thereto. Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement.

The undersigned Financial Officer hereby certifies as of the date hereof that he/she is the [                    ] of the Company, and that, as such, he/she is authorized to execute and deliver this Compliance Certificate to the Administrative Agent on the behalf of the Company, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

1.    The Company has delivered the year-end audited financial statements required by Section 6.01(a) of the Credit Agreement for the fiscal year of the Company ended as of the Financial Statement Date referenced above, together with the report and opinion of a Registered Public Accounting Firm as required by such section.

[Use following paragraph 1 for fiscal quarter-end financial statements]

1.    The Company has delivered the unaudited financial statements required by Section 6.01(b) of the Credit Agreement for the fiscal quarter of the Company ended as of the Financial Statement Date referenced above. Such financial statements fairly present in all material respects the financial condition, results of operations, shareholders’ equity and cash flows of the Company and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

2.    A review of the activities of the Company during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Company performed and observed all of its Obligations under the Loan Documents, and

[select one:]

[to the best knowledge of the undersigned, during such fiscal period the Company performed and observed each covenant and condition of the Loan Documents applicable to it, and no Default has occurred and is continuing.]

–or–

Exhibit D – Page 1

[to the best knowledge of the undersigned, during such fiscal period the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]

3.    The financial covenant analysis and information (including the calculations required pursuant to Section 6.02(a) of the Credit Agreement) set forth on Schedule 1 attached hereto is true and accurate on and as of the date of this Compliance Certificate.

IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate as of the date referenced above.

PERKINELMER, INC.

By:
Name:
Title:

Exhibit D – Page 2

SCHEDULE 1

to the Compliance Certificate

Capitalized terms used on this Schedule 1 and not defined herein shall have the meanings provided in the Credit Agreement. In the event of conflict between the provisions and formulas set forth on this Schedule 1 and the provisions and formulas set forth in the Credit Agreement, the provisions and formulas set forth in the Credit Agreement shall prevail.

Financial Statement Date:

Debt Ratings:

Moody’s	[ ]
S&P	[ ]
Fitch	[ ]

A.	IF DEBT RATINGS ARE INVESTMENT GRADE:

1. Consolidated Total Debt

(i)	all obligations of the Company and its Subsidiaries for borrowed money and all obligations of the Company and its Subsidiaries evidenced by bonds, debentures, notes, loan agreements or other similar instruments (including convertible debt obligations)	$[ , , ]

(ii)	all direct or contingent obligations of the Company and its Subsidiaries arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments (other than (i) trade letters of credit issued in the ordinary course of business to the extent there is no overdue reimbursement obligation in respect thereof, and (ii) standby letters of credit and performance letters of credit issued in the ordinary course of business to the extent there is no overdue reimbursement obligation in respect thereof)	$[ , , ]

(iii)	net obligations of the Company and its Subsidiaries under any Swap Contract	$[ , , ]

(iv)	all obligations of the Company and its Subsidiaries to pay the deferred purchase price of property or services (other than (i) trade accounts payable in the ordinary course of business, and (ii) earnouts or other earned deferred payment obligations measured in whole or in part by events or performance occurring after the purchase, to the extent such obligations are contingent)	$[ , , ]

(v)	indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by the Company or any Subsidiary (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by the Company or such Subsidiary or is limited in recourse	$[ , , ]

Schedule 1 – Page 1

(vi)	Capitalized Leases of the Company and its Subsidiaries, Synthetic Lease Obligations of the Company and its Subsidiaries and all obligations under any Receivables Facility entered into by the Company and its Subsidiaries	$[ , , ]

(vii)	all obligations of the Company and its Subsidiaries to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in the Company or any Subsidiary or any parent entity of the Company or any Subsidiary, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends	$[ , , ]

(viii)	all Guarantees provided by the Company and its Subsidiaries with respect to obligations specified in clauses (i) through (vii) above	$[ , , ]

(ix)	Unless already included above, indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company, or similar limited liability entity under foreign law) in which the Company or any Subsidiary is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to the Company or such Subsidiary	$[ , , ]

(x)	aggregate principal amount of Pre-Funded Acquisition Debt	$[ , , ]

(xi)	Consolidated Total Debt (the sum of clauses (i) through (ix) above) minus clause (x)[8]	$[ , , ]

2. Consolidated Total Capitalization

(i)	Consolidated Total Debt (see the amount set forth in clause A.1.(x) above):	$[ , , ]

(ii)	Consolidated shareholder’s equity for the Company and its Subsidiaries:	$[ , , ]

(iii)	Any non-cash charges or expenses associated with the write-down of goodwill and/or other intangible assets of the Company and its Subsidiaries[9]	$[ , , ]

(iv)	Consolidated Total Capitalization (the sum of clauses (i) through (iii) above)	$[ , , ]

3. Total Debt/Capitalization Ratio (clause A.1.(x) above divided by clause A.2.(iv) above):		[ ]%

[8]

The following is a description of any Indebtedness which is excluded from the calculation of Consolidated Total Debt set forth herein pursuant to the proviso set forth in the definition of Consolidated Total Debt: [insert description of any obligations excluded pursuant to such proviso, including the date on which such irrevocable repayment or redemption notice was given, the amount of the obligations so excluded and the date on which such obligations will be repaid].

[9]

Such aggregate amount shall not exceed the greater of (1) $200,000,000, and (2) 5% of consolidated total intangible assets of the Company and its Subsidiaries, in each case incurred or booked from and after the Closing Date.

Schedule 1 – Page 2

B.	IF DEBT RATINGS ARE NOT INVESTMENT GRADE:

1. Consolidated Total Debt (see the amount set forth in clause A.1.(x) above)				$[ , , ]

2. Consolidated EBITDA

(i)	Consolidated Net Income:			$[ , , ]

(ii)	the below, without duplication and in each case to the extent deducted in calculating Consolidated Net Income reflected in clause (i) above:

	(a)	total Federal, state, foreign or other income or franchise taxes:		$[ , , ]

	(b)	Consolidated Interest Expense (excluding total and accrued interest expense with respect to Pre-Funded Acquisition Debt so long as such Indebtedness remains Pre-Funded Acquisition Debt):		$[ , , ]

	(c)	depreciation and amortization expense:		$[ , , ]

	(d)	non-cash stock-based compensation expense:		$[ , , ]

	(e)	any extraordinary, unusual or non-recurring expenses, losses and charges

		(1)	impairment charges:	$[ , , ]

		(2)	any restructuring or consolidation charges or restructuring or consolidation reversals:	$[ , , ]

		(3)	any loss from Dispositions or the sales of assets outside the ordinary course of business:	$[ , , ]

		(4)	acquisition and divestiture-related costs, including charges for the sale of inventories revalued at the date of acquisition and in-process research and development acquired, and the amortization of acquisition related intangible assets:	$[ , , ]

		(5)	amortization or write-off of debt discount and debt issuance costs and commissions, discounts, debt refinancing costs and commissions and other fees and charges associated with Indebtedness:	$[ , , ]

		(6)	expenses related to implementation of cost savings and business optimization initiatives and operating expense reductions:	$[ , , ]

		(7)	non-recurring non-cash expenses that represent an accrual or reserve for a cash expenditure in a future period (it being understood and agreed that such cash expenditure in such future period shall be subtracted from Consolidated EBITDA pursuant to clause (iii)(c) below when paid):	$[ , , ]

Schedule 1 – Page 3

	(f)	all other non-cash charges and expenses including gain or loss adjustment related to the Company’s pension and post-retirement plans for the difference between expected and actual actuarial assumptions:	$[ , , ]

(iii)	the below, without duplication and in each case to the extent included in calculating Consolidated Net Income reflected in clause (i) above:

	(a)	any extraordinary, unusual or non-recurring income or gains (including any gain from Dispositions or the sales of assets outside of the ordinary course of business):	$[ , , ]

	(b)	income tax credits (to the extent not netted from income tax expense):	$[ , , ]

	(c)	all cash payments made on account of non-recurring non-cash expenses added back pursuant to clause (ii)(e)(7) above in a previous period (it being understood that this clause (iii)(c) shall not be utilized in reversing any non-cash expense added back):	$[ , , ]

	(d)	all other non-cash income and gains:	$[ , , ]

(iv)	Consolidated EBITDA (clause (i) above plus the aggregate amount of all items specified in clause (ii) above minus the aggregate amount of all items specified in clause (iii) above:		$[ , , ]

3. Consolidated Leverage Ratio (clause B.1. above divided by clause B.2.(iv) above):			[ : ]

4. Consolidated Interest Coverage Ratio (clause B.2.(iv) above divided by clause B.2.(ii)(b) above):			[ : ]

Schedule 1 – Page 4

EXHIBIT E-1

[FORM OF] DESIGNATED BORROWER AGREEMENT

THIS DESIGNATED BORROWER AGREEMENT, dated as of [                    ] (this “Designated Borrower Agreement”), among PerkinElmer, Inc., a Massachusetts corporation (the “Company”), [Name of Designated Borrower], a [                    ] (the “New Designated Borrower”), and Bank of America, N.A. as Administrative Agent (the “Administrative Agent”).

Reference is made to that certain Credit Agreement, dated as of August [        ], 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Company, PerkinElmer Health Sciences, Inc., PerkinElmer Life Sciences International Holdings, PerkinElmer Global Holdings S.À R.L., PerkinElmer Health Sciences B.V., the Designated Borrowers party thereto, the Lenders from time to time party thereto, Bank of America, N.A., as the Administrative Agent, the Swing Line Lender and an L/C Issuer, and the other L/C Issuers party thereto. Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement. Under the Credit Agreement, the Lenders have agreed, upon the terms and subject to the conditions therein set forth, to make Committed Loans to certain Designated Borrowers, and the Company and the New Designated Borrower desire that the New Designated Borrower become a Designated Borrower. In addition, the New Designated Borrower hereby authorizes the Company to act on its behalf as and to the extent provided for in Article II of the Credit Agreement.

Each of the Company and the New Designated Borrower represents and warrants that the representations and warranties of the Company in the Credit Agreement relating to the New Designated Borrower and this Designated Borrower Agreement are true and correct in all material respects (or, with respect to representations and warranties that contain a materiality qualification, true and correct in all respects) on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or, with respect to representations and warranties that contain a materiality qualification, true and correct in all respects) as of such earlier date, and except that for purposes of this Designated Borrower Agreement, the representations and warranties contained in Section 5.05(a) of the Credit Agreement and Section 5.05(b) of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Section 6.01(a) of the Credit Agreement and Section 6.01(b) of the Credit Agreement, respectively. The Company agrees that the Guarantee of the Company contained in the Credit Agreement will apply to the Obligations of the New Designated Borrower. Upon execution of this Designated Borrower Agreement by each of the Company, the New Designated Borrower and the Administrative Agent, the New Designated Borrower shall be a party to the Credit Agreement and shall constitute a “Designated Borrower” for all purposes thereof, and the New Designated Borrower hereby agrees to be bound by all provisions of the Credit Agreement.

This Designated Borrower Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Designated Borrower Agreement by fax transmission or e-mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Designated Borrower Agreement. This Designated Borrower Agreement shall be governed by and construed in accordance with the laws of the State of New York.

[Signature Pages Follows]

Exhibit E-1 – Page 1

IN WITNESS WHEREOF, the parties hereto have caused this Designated Borrower Agreement to be duly executed by their authorized officers as of the date first appearing above.

PERKINELMER, INC.

By:
Name:
Title:

[NAME OF NEW DESIGNATED BORROWER]

By:
Name:
Title:

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

Exhibit E-1 – Page 2

EXHIBIT E-2

[FORM OF] DESIGNATED BORROWER TERMINATION

To:    Bank of America, as Administrative Agent

Date: [                    ]

Ladies	and Gentlemen:

The undersigned, PerkinElmer, Inc., a Massachusetts corporation (the “Company”), refers to that certain Credit Agreement, dated as of August [        ], 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Company, PerkinElmer Health Sciences, Inc., PerkinElmer Life Sciences International Holdings, PerkinElmer Global Holdings S.À R.L., PerkinElmer Health Sciences B.V., the Designated Borrowers party thereto, the Lenders from time to time party thereto, Bank of America, N.A., as the Administrative Agent, the Swing Line Lender and an L/C Issuer, and the other L/C Issuers party thereto. Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement.

The Company hereby terminates the status of [                    ] (the “Terminated Designated Borrower”) as a Designated Borrower under the Credit Agreement. [The Company represents and warrants that no Committed Loans or Letters of Credit made to, or issued for the benefit of, the Terminated Designated Borrower are outstanding as of the date hereof and that all amounts payable by the Terminated Designated Borrower in respect of interest and/or fees (and, to the extent notified by the Administrative Agent or any Lender, any other amounts payable under the Credit Agreement) pursuant to the Credit Agreement have been paid in full on or prior to the date hereof.] [The Company acknowledges that the Terminated Designated Borrower shall continue to be a Borrower until such time as all Committed Loans and Letters of Credit made to, or issued for the benefit of, the Terminated Designated Borrower shall have been prepaid and all amounts payable by the Terminated Designated Borrower in respect of interest and/or fees (and, to the extent notified by the Administrative Agent or any Lender, any other amounts payable under the Credit Agreement) pursuant to the Credit Agreement shall have been paid in full; provided that the Terminated Designated Borrower shall not have the right to request further Committed Borrowings under the Credit Agreement.]

[Signature Page Follows]

Exhibit E-2 – Page 1

This instrument shall be construed in accordance with and governed by the laws of the State of New York.

Very truly yours,

PERKINELMER, INC.

By:
Name:
Title:

Exhibit E-2 – Page 2

EXHIBIT F

[FORM OF] INCREASING LENDER SUPPLEMENT

THIS INCREASING LENDER SUPPLEMENT, dated         , 20     (this “Supplement”), by and among each of the signatories hereto, to the Credit Agreement, dated as of August [        ], 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among PerkinElmer, Inc. (the “Company”), PerkinElmer Health Sciences, Inc., PerkinElmer Life Sciences International Holdings, PerkinElmer Global Holdings S.À R.L., PerkinElmer Health Sciences B.V., the Designated Borrowers party thereto, the Lenders from time to time party thereto, Bank of America, N.A., as the Administrative Agent, the Swing Line Lender and an L/C Issuer, and the other L/C Issuers party thereto.

W I T N E S E T H

WHEREAS, pursuant to Section 2.15 of the Credit Agreement, the Company has the right, subject to the terms and conditions thereof, to effectuate from time to time an increase in the Aggregate Commitments and/or to implement one or more Incremental Term Facilities, in each case by requesting one or more Lenders to increase the amount of its Commitment and/or to participate in such Incremental Term Facility; and

WHEREAS, pursuant to Section 2.15 of the Credit Agreement, the undersigned Increasing Lender now desires to [increase the amount of its Commitment] [and] [participate in the Incremental Term Facility established in connection with this Supplement] by executing and delivering this Supplement.

NOW, THEREFORE, each of the parties hereto hereby agrees as follows:

1.    The undersigned Increasing Lender agrees, subject to the terms and conditions of the Credit Agreement, that on the date of this Supplement it shall [have its Commitment increased by $[            ], thereby making the aggregate amount of its total Commitment equal to $[            ]] [and] [participate in the Incremental Term Facility established in connection with this Supplement with a commitment amount equal to $[        ] with respect thereto].

[[    ].    The undersigned Increasing Lender confirms for the benefit of the Administrative Agent and the Borrowers but without liability to any Borrower, that it is [not a UK Qualifying Lender] [a UK Qualifying Lender (other than a UK Treaty Lender)] [a UK Treaty Lender].]

[[    ].    The undersigned Increasing Lender confirms that the person beneficially entitled to interest payable to that Increasing Lender in respect of an advance under a Loan Document is either (a) a company resident in the United Kingdom for United Kingdom tax purposes or (b) a partnership each member of which is (i) a company so resident in the United Kingdom or (ii) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the UK CTA 2009) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the UK CTA 2009 or (c) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the UK CTA 2009) of that company.]

[[    ]. The undersigned Increasing Lender confirms that it holds a passport under the HM Revenue and Customs DT Treaty Passport scheme (reference number [                    ]) and is tax resident in

Exhibit F – Page 1

[                    ], so that interest payable to it by borrowers is generally subject to full exemption from United Kingdom withholding tax and requests that the Company notify:

(i)    each UK Borrower which is a party to the Credit Agreement as a Borrower as at the date of this Assignment and Assumption; and

(ii)    each UK Borrower which becomes a Borrower after the date of this Assignment and Assumption,

that it wishes that scheme to apply to the Credit Agreement.]

2.    Terms defined in the Credit Agreement shall have their defined meanings when used herein.

3.    This Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

4.    This Supplement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Supplement by fax transmission or e-mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Supplement.

[remainder of this page intentionally left blank]

Exhibit F – Page 2

IN WITNESS WHEREOF, each of the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.

[INSERT NAME OF INCREASING LENDER]

By:
Name:
Title:

Accepted and agreed to as of the date first written above:

PERKINELMER, INC.

By:
Name:
Title:

Acknowledged as of the date first written above:

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

[Acknowledged as of the date first written above:

BANK OF AMERICA, N.A., as the Swing Line Lender and an L/C Issuer

By:
Name:
Title:]

[Acknowledged as of the date first written above:

[L/C ISSUER], as an L/C Issuer

By:
Name:
Title:]

Exhibit F – Page 3

EXHIBIT G

[FORM OF] LETTER OF CREDIT REPORT

Date:             ,

To:	Bank of America, N.A., as Administrative Agent

Ladies	and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of August [    ], 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among PerkinElmer, Inc. (the “Company”), PerkinElmer Health Sciences, Inc., PerkinElmer Life Sciences International Holdings, PerkinElmer Global Holdings S.À R.L., PerkinElmer Health Sciences B.V., the Designated Borrowers party thereto, the Lenders from time to time party thereto, Bank of America, N.A., as the Administrative Agent, the Swing Line Lender and an L/C Issuer, and the other L/C Issuers party thereto. Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement.

The undersigned, [insert name of L/C Issuer] (the “L/C Issuer”) hereby delivers this report to the Administrative Agent, pursuant to the terms of Section 2.03(r) of the Credit Agreement.

The L/C Issuer plans to issue, amend, renew, increase or extend the follow Letter(s) of Credit on [insert date].

L/C No.	Maximum Face Amount[1][0]	Current Face Amount[11]	Beneficiary Name	Issuance Date	Expiry Date	Auto Renewal	Date of Amendment	Amount of Amendment

[The LC/ Issuer made a payment, with respect to L/C No.                     , on [insert date] in the amount of $        ].

[The Company failed to reimburse the L/C Issuer for a payment made in the amount of $         pursuant to L/C No.                     on                     , with respect to L/C No.                     .]

Set forth in the table below is a description of each Letter of Credit issued by the undersigned and outstanding on the date hereof.

[10]	Amount should be the Dollar Equivalent of the Maximum Face Amount.
[11]	Amount should be the Dollar Equivalent of the Current Face Amount.

Exhibit G – Page 1

L/C No.	Maximum Face Amount[12]	Current Face Amount[13]	Beneficiary Name	Issuance Date	Expiry Date	Auto Renewal

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[12]	Amount should be the Dollar Equivalent of the Maximum Face Amount
[13]	Amount should be the Dollar Equivalent of the Current Face Amount.

Exhibit G – Page 2

IN WITNESS WHEREOF, the L/C Issuer has caused this Letter of Credit Report to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

[L/C ISSUER]

By:
Name:
Title:

Exhibit G – Page 3

EXHIBIT H

[FORM OF] NOTE

FOR VALUE RECEIVED, [the undersigned Borrower]14 HEREBY UNCONDITIONALLY PROMISES TO PAY to [NAME OF LENDER] (the “Lender”) the aggregate unpaid principal amount of all Loans made by the Lender to the undersigned Borrower pursuant to the Credit Agreement (as defined below) on the Maturity Date or on such earlier date as may be required by the terms of the Credit Agreement. Capitalized terms used herein and not otherwise defined herein are as defined in the Credit Agreement.

The undersigned Borrower promises to pay interest on the unpaid principal amount of each Loan made to it from the date of such Loan until such principal amount is paid in full at a rate or rates per annum determined in accordance with the terms of the Credit Agreement. Interest hereunder is due and payable at such times and on such dates as set forth in the Credit Agreement.

At the time of each Loan, and upon each payment or prepayment of principal of each Loan, the Lender shall make a notation either on the schedule attached hereto and made a part hereof, or in such Lender’s own books and records, in each case specifying the amount of such Loan, the respective Interest Period thereof (in the case of Eurocurrency Rate Loans or Alternative Currency Term Rate Loans) or the amount of principal paid or prepaid with respect to such Loan, as applicable; provided that the failure of the Lender to make any such recordation or notation shall not affect the Obligations of the undersigned Borrower hereunder or under the Credit Agreement.

This Note is one of the notes referred to in, and is entitled to the benefits of, that certain Credit Agreement, dated as of August [    ], 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among PerkinElmer, Inc., PerkinElmer Health Sciences, Inc., PerkinElmer Life Sciences International Holdings, PerkinElmer Global Holdings S.À R.L., PerkinElmer Health Sciences B.V., the Designated Borrowers party thereto, the Lenders from time to time party thereto, Bank of America, N.A., as the Administrative Agent, the Swing Line Lender and an L/C Issuer, and the other L/C Issuers party thereto. The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments of the principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

Demand, presentment, protest and notice of nonpayment and protest are hereby waived by the Borrower.

Whenever in this Note reference is made to the Administrative Agent, the Lender or the Borrower, such reference shall be deemed to include, as applicable, a reference to their respective successors and assigns. The provisions of this Note shall be binding upon and shall inure to the benefit of said successors and assigns. The Borrower’s successors and assigns shall include a receiver, trustee or debtor in possession of or for the Borrower.

This Note shall be construed in accordance with and governed by the law of the State of New York.

*****

[14]

For any Note issued by PerkinElmer Global Holdings S.à r.l., substitute with the following: “ PerkinElmer Global Holdings S.à r.l, a private limited liability company (société à responsabilité limitée) incorporated under the laws of Luxembourg, having its registered office at 68-70 Boulevard de la Pétrusse, L-2320 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg Trade and Companies Register (registre de commerce et des sociétés, Luxembourg) under number B217121 (the “Borrower”)”.

Exhibit H - Page 1

IN WITNESS WHEREOF, the undersigned Borrower has caused this Note to be duly executed and delivered by its officer thereunto duly authorized.

[BORROWER]

By:
Name:
Title:

Exhibit H - Page 2

SCHEDULE OF LOANS AND PAYMENTS OR PREPAYMENTS

Date	Amount of Loan	Type of Loan/Currency	Interest Period/Rate	Amount of Principal Paid or Prepaid	Unpaid Principal Balance	Notation Made By

Schedule - Page 1

EXHIBIT I

[FORM OF] NOTICE OF ADDITIONAL L/C ISSUER

Date:            ,

To:	Bank of America, N.A., as Administrative Agent

Ladies	and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of August [    ], 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among PerkinElmer, Inc. (the “Company”), PerkinElmer Health Sciences, Inc., PerkinElmer Life Sciences International Holdings, PerkinElmer Global Holdings S.À R.L., PerkinElmer Health Sciences B.V., the Designated Borrowers party thereto, the Lenders from time to time party thereto, Bank of America, N.A., as the Administrative Agent, the Swing Line Lender and an L/C Issuer, and the other L/C Issuers party thereto. Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement.

[Insert Name of additional L/C Issuer] (the “New L/C Issuer”), a Lender under the Credit Agreement, and the Company hereby provide notice to the Administrative Agent pursuant to the terms of Section 2.03(s) of the Credit Agreement that the New L/C Issuer wishes to become an L/C Issuer under the Credit Agreement. The L/C Commitment of the New L/C Issuer shall be $[    ] (the “New L/C Issuer’s L/C Commitment”).

It is hereby agreed that upon receipt by the Administrative Agent of a fully executed copy of this Notice of Additional L/C Issuer, the New L/C Issuer shall be deemed an L/C Issuer under the Credit Agreement, and the defined term “L/C Commitment” set forth in the Credit Agreement shall be deemed amended to reflect the New L/C Issuer’s L/C Commitment.

This Notice of Additional L/C Issuer may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Notice of Additional L/C Issuer by fax transmission or e-mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Notice of Additional L/C Issuer.

[remainder of this page intentionally left blank]

Exhibit I - Page 1

IN WITNESS WHEREOF, each party has caused this Notice of Additional L/C Issuer to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

[NEW L/C ISSUER]

By:
Name:
Title:

PERKINELMER, INC.

By:
Name:
Title:

Acknowledged and Agreed:

BANK OF AMERICA, N.A. as Administrative Agent

By:
Name:
Title:

Exhibit I - Page 2

EXHIBIT J

[FORM OF] NOTICE OF LOAN PREPAYMENT

Date:             ,

To:	Bank of America, N.A., as Administrative Agent [and Swing Line Lender]

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of August [    ], 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among PerkinElmer, Inc. (the “Company”), PerkinElmer Health Sciences, Inc., PerkinElmer Life Sciences International Holdings, PerkinElmer Global Holdings S.À R.L., PerkinElmer Health Sciences B.V., the Designated Borrowers party thereto, the Lenders from time to time party thereto, Bank of America, N.A., as the Administrative Agent, the Swing Line Lender and an L/C Issuer, and the other L/C Issuers party thereto. Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement.

The undersigned Borrower hereby notifies the Administrative Agent [and the Swing Line Lender] that on [date] pursuant to the terms of Section 2.05 of the Credit Agreement, the undersigned Borrower intends to prepay/repay the following Loans as more specifically set forth below:

Optional prepayment of Committed Loans in the following amount(s):

Eurocurrency Rate Loans: $
Applicable Interest Period:

Base Rate Loans: $

Alternative Currency Daily Rate Loans: [£]

Alternative Currency Term Rate Loans: [¥][€]
Applicable Interest Period:

Optional prepayment of Swing Line Loans in the following amount: $

[This notice is conditioned upon the effectiveness of other credit facilities [or the occurrence of any one or more other transactions or events], and may be revoked by the undersigned Borrower (by notice to the Administrative Agent on or prior to the making of the prepayment referenced herein) if such condition is not satisfied.]

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Exhibit J - Page 1

IN WITNESS WHEREOF, the undersigned Borrower has caused this Notice of Loan Prepayment to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

[BORROWER]

By:
Name:
Title:

Exhibit J - Page 2

EXHIBIT K

[FORM OF] SWING LINE LOAN NOTICE

Date:             ,

To:	Bank of America, N.A., as Swing Line Lender

Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of August [    ], 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among PerkinElmer, Inc. (the “Company”), PerkinElmer Health Sciences, Inc., PerkinElmer Life Sciences International Holdings, PerkinElmer Global Holdings S.À R.L., PerkinElmer Health Sciences B.V., the Designated Borrowers party thereto, the Lenders from time to time party thereto, Bank of America, N.A., as the Administrative Agent, the Swing Line Lender and an L/C Issuer, and the other L/C Issuers party thereto. Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement.

The Company hereby requests a Swing Line Borrowing:

1.	On (a Business Day).

2.	In the amount of $ .

The Company hereby represents and warrants that each of the applicable conditions specified in Sections 4.02(a) and (b) of the Credit Agreement have been satisfied on and as of the date of such Swing Line Borrowing.

PERKINELMER, INC.

By:
Name:
Title:

Exhibit K - Page 1

EXHIBIT L-1

[FORM OF] U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Credit Agreement, dated as of August [    ], 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among PerkinElmer, Inc. (the “Company”), PerkinElmer Health Sciences, Inc., PerkinElmer Life Sciences International Holdings, PerkinElmer Global Holdings S.À R.L., PerkinElmer Health Sciences B.V., the Designated Borrowers party thereto, the Lenders from time to time party thereto, Bank of America, N.A., as the Administrative Agent, the Swing Line Lender and an L/C Issuer, and the other L/C Issuers party thereto.

Pursuant to the provisions of Section 3.01 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of any Borrower within the meaning of Section 881(c)(3)(B) of the Code and (iv) it is not a controlled foreign corporation as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Company with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Company and the Administrative Agent and (2) the undersigned shall have at all times furnished the Company and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: , 20[ ]

Exhibit L-1 - Page 1

EXHIBIT L-2

[FORM OF] U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Credit Agreement, dated as of August [    ], 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among PerkinElmer, Inc. (the “Company”), PerkinElmer Health Sciences, Inc., PerkinElmer Life Sciences International Holdings, PerkinElmer Global Holdings S.À R.L., PerkinElmer Health Sciences B.V., the Designated Borrowers party thereto, the Lenders from time to time party thereto, Bank of America, N.A., as the Administrative Agent, the Swing Line Lender and an L/C Issuer, and the other L/C Issuers party thereto.

Pursuant to the provisions of Section 3.01 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of any Borrower within the meaning of Section 881(c)(3)(B) of the Code and (iv) it is not a controlled foreign corporation as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: , 20[ ]

Exhibit L-2 – Page 1

EXHIBIT L-3

[FORM OF] U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Credit Agreement, dated as of August [    ], 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among PerkinElmer, Inc. (the “Company”), PerkinElmer Health Sciences, Inc., PerkinElmer Life Sciences International Holdings, PerkinElmer Global Holdings S.À R.L., PerkinElmer Health Sciences B.V., the Designated Borrowers party thereto, the Lenders from time to time party thereto, Bank of America, N.A., as the Administrative Agent, the Swing Line Lender and an L/C Issuer, and the other L/C Issuers party thereto.

Pursuant to the provisions of Section 3.01 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of any Borrower within the meaning of Section 881(c)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: , 20[ ]

Exhibit L-3 – Page 1

EXHIBIT L-4

[FORM OF] U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Credit Agreement, dated as of August [    ], 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among PerkinElmer, Inc. (the “Company”), PerkinElmer Health Sciences, Inc., PerkinElmer Life Sciences International Holdings, PerkinElmer Global Holdings S.À R.L., PerkinElmer Health Sciences B.V., the Designated Borrowers party thereto, the Lenders from time to time party thereto, Bank of America, N.A., as the Administrative Agent, the Swing Line Lender and an L/C Issuer, and the other L/C Issuers party thereto.

Pursuant to the provisions of Section 3.01 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to the Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of any Borrower within the meaning of Section 881(c)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Company with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Company and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Company and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: , 20[ ]

Exhibit L-4 – Page 1